EXHIBIT 99.2
SECURITIES PURCHASE AGREEMENT
     SECURITIES PURCHASE AGREEMENT (the “Agreement”), dated as of October 31, 2007, by and among Averion International Corp., a Delaware corporation, with principal offices located at 225 Turnpike Road, Southborough, Massachusetts 01772 (the “Company”), and the investors listed on the Schedule of Buyers attached hereto (each, a “Buyer” and, collectively, the “Buyers”). Capitalized terms used and not defined elsewhere in this Agreement have the respective meanings assigned to such terms in the Appendix hereto.
     WHEREAS:
     A. The Company and the Buyers are executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by Rule 506 of Regulation D (“Regulation D”) as promulgated by the United States Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “1933 Act”).
     B. The Buyers, severally and not jointly, desire to purchase from the Company, and the Company wishes to sell to the Buyers, upon the terms and conditions stated in this Agreement:
     (1) Secured senior notes, in the form attached as Exhibit A, in the aggregate principal amount of $26,000,000 as follows: (a) $24,000,000 in the aggregate principal amount of Notes (the “Initial Notes”) shall be purchased by the Buyers on the Initial Closing Date (as defined below); and (ii) $2,000,000 in the aggregate principal amount of Notes (the “Additional Notes” and together with the Initial Notes and with any promissory notes or other securities issued in exchange or substitution therefor or replacement thereof, and as any of the same may be amended, supplemented, restated or modified and in effect from time to time, the “Notes”) shall be purchased by the Buyers on the Additional Closing Date (as defined below) for a total aggregate principal amount of Notes equal to $26,000,000; and
     (2) Shares of Common Stock as set forth on the Schedule of Buyers (the “Shares”) which shall be issued at the Initial Closing and the Additional Closing in proportion to the principal amount of Notes purchased at the applicable Closing.
     C. Contemporaneously with the execution and delivery of this Agreement, the parties hereto are executing and delivering a Registration Rights Agreement, in the form attached as Exhibit B (as the same may be amended, supplemented, restated or modified and in effect from time to time, the “Registration Rights Agreement”), pursuant to which the Company agrees to provide certain registration rights under the 1933 Act, with respect to the Shares.
     D. Contemporaneously with the execution and delivery of this Agreement, the Company and its Subsidiaries are executing and delivering a Security Agreement, in the form attached as Exhibit C (as the same may be amended, supplemented, restated or modified and in effect from time to time, the “Security Agreement”), in favor of the Collateral Agent (as defined in the Security Agreement), for the benefit of the Buyers, pursuant to which the Company and its

Subsidiaries will agree to provide the Collateral Agent (as defined in the Security Agreement), as agent for the Buyers, with security interests in substantially all of the material assets of the Company and its Subsidiaries.
     E. Within fifteen (15) Business Days after the Initial Closing, the Company will execute and deliver one or more fully executed Deposit Account Control Agreements, in the form requested by each applicable financial institution and reasonably acceptable to the Collateral Agent (the “Account Control Agreements”), pursuant to which the Company and each of its Subsidiaries that maintain bank, brokerage or other similar accounts will agree to provide the Collateral Agent with “control” of such accounts.
     F. Contemporaneously with the Initial Closing, each of the Company’s Subsidiaries will execute and deliver a Guaranty, in the form attached hereto as Exhibit D (as the same may be amended supplemented, restated or modified and in effect from time to time, the “Guaranty”), pursuant to which the Subsidiaries will agree to guaranty certain obligations of the Company (the guarantees under the Guaranty, including any such guarantees added after the Closing, being referred to herein as the “Guarantees”).
     G. Contemporaneously with the Initial Closing, the Company and each of its Subsidiaries will each execute and deliver a Pledge Agreement, substantially in the form attached as Exhibit E (each, a “Pledge Agreement”), pursuant to which the Company and each such Subsidiary will agree to pledge all of the capital stock or other equity interests in the Subsidiaries and their Affiliates that it directly owns to the Buyers as collateral for the Notes.
     H. Subject to the full execution of this Agreement, the Company and the holder of all of the issued and outstanding Capital Stock of Hesperion Ltd., a Swiss corporation “Hesperion”) shall, concurrently therewith, enter into a Securities Purchase Agreement dated October 31, 2007 in substantially the form attached as Exhibit F hereto (the “Hesperion Acquisition Agreement”), pursuant to which, on the Acquisition Closing Date, the Company will acquire all of the issued Capital Stock of Hesperion for an aggregate purchase price of €25,000,000 (the “Hesperion Acquisition”).
     NOW THEREFORE, the Company and each of the Buyers, severally and not jointly, hereby agree as follows:
     1. PURCHASE AND SALE OF NOTES AND SHARES.
          a. Purchase and Sale of Notes and Shares. Subject to the satisfaction (or waiver) of the conditions set forth in Sections 7 and 8 below, the Company shall issue and sell to each Buyer and each Buyer each Buyer severally agrees to purchase from the Company the Notes in two (2) closings as follows:
          (i) On the Initial Closing Date, each Buyer shall purchase (a) Initial Notes in the respective principal amounts set forth opposite such Buyer’s name on the Schedule of Buyers; which Initial Notes shall be issued to the Buyers on the Initial Closing Date; and (b) the number of Shares next to such Buyer’s name on the Schedule of Buyers, which shall be issued to such Buyer on the Initial Closing Date. The purchase price (the “Initial Purchase Price”) for the Initial Notes and the related Shares purchased by each Buyer shall be as set forth opposite such Buyer’s name on the Schedule of Buyers (representing an aggregate purchase price of $24,000,000 for the Initial Notes and Shares to be purchased by the Buyers at the Initial Closing); and
          (ii) On the Additional Closing Date, each Buyer shall purchase (a) Additional Notes in the respective principal amounts set forth opposite such Buyer’s name on the Schedule of Buyers, which Additional Notes shall be issued to the Buyers on the Additional Closing Date, and (b) the number of Shares next to such Buyer’s name on the Schedule of Buyers, which shall be issued to such Buyer on the Additional Closing Date. The purchase price (the “Additional Purchase Price” and together with the Initial Purchase Price, the “Purchase Price”) for the Additional Notes purchased by each Buyer shall be as set forth opposite such Buyer’s name on the Schedule of Buyers (representing an aggregate purchase price of $2,000,000 for the Additional Notes to be purchased by the Buyers at the Additional Closing.
          b. Closing Dates.
          (i) The date and time of the initial closing (the “Initial Closing”) shall be 10:00 a.m., New York City time, on the Acquisition Closing Date, subject to the satisfaction (or waiver) of all of the conditions to the Closing set forth in Sections 7 and 8a (or such later or earlier date as is mutually agreed to by the Company and the Buyers) (the “Initial Closing Date”). The Initial Closing shall occur at the offices of Foley & Lardner LLP, 402 West Broadway, Suite 2100, San Diego, California 92101, or at such other place as the Company and Buyers may collectively designate in writing.
          (ii) The date and time of the additional closing (the “Additional Closing”) shall be 10:00 a.m., New York City time, on the date that is within thirty (30) calendar days from the Initial Closing Date, subject to the satisfaction (or waiver) of all of the conditions to the Closing set forth in Sections 7 and 8(a) (or such later date as is mutually agreed to by the Company and the Buyers) (the “Additional Closing Date”, each of the Initial Closing Date and the Additional Closing Date being referred to herein as a “Closing Date”). The Additional Closing shall occur at the offices of Foley & Lardner LLP, 402 West Broadway, Suite 2100, San Diego, California 92101, or at such other place as the Company and Buyers may collectively designate in writing.
     For purposes of this Agreement, each Buyer’s “Allocation Percentage” shall be (i) with respect to each Closing Date, the quotient of (a) the total original aggregate principal amount of Notes purchased by such Buyer at such Closing, divided by (b) the total original aggregate principal amount of all Notes purchased at such Closing; and (ii) with respect to all Notes purchased pursuant to this Agreement, the quotient of (a) the total original aggregate principal amount of all Notes purchased by such Buyer pursuant to this Agreement, divided by (b) the total original aggregate principal amount of all Notes purchased pursuant to this Agreement.
          c. Form of Payment and Delivery of Shares. On each Closing Date, (i) each Buyer shall pay to the Company an amount equal to the principal amount of the Notes such Buyer is to purchase as of such Closing Date, by wire transfer of immediately available funds in accordance with the Company’s written wire instructions (less any amount deducted and paid in accordance with Section 4(h)), and (ii) the Company shall deliver (or cause its transfer agent to deliver) to each Buyer (i) a Note (or Notes in the principal amounts as such Buyer shall request) representing the original principal amount of the Notes that such Buyer is purchasing hereunder on such Closing Date, and (ii) Share Certificates for the Shares to be issued to such Buyer on such Closing Date as provided on the Schedule of Buyers, in each case duly executed on behalf of the Company and registered in the name of such Buyer or its designee.
          d. Fractional Shares. No fractional shares of Common Stock are to be issued pursuant to this Section l, but rather the number of shares of Common Stock to be issued pursuant to this Section 1 shall be rounded up to the nearest whole number.
          e. Currency; Interest. All payments to a Buyer under this Agreement or any of the other Transaction Documents shall be made in lawful money of the United States of America, by wire transfer of immediately available funds to such accounts as such Buyer may from time to time designate by written notice in accordance with Section 10(f) of this Agreement. All references herein and in each of the other Transaction Documents to “dollars” or “$” shall mean the lawful money of the United States of America. Any amounts payable pursuant to this Agreement that are not paid when due, after the expiration of all notice and cure periods set forth herein, shall bear interest at the rate equal to the lesser of (i) 2.0% per month, prorated for partial months, and (ii) the highest lawful interest rate.
     2. BUYER’S REPRESENTATIONS AND WARRANTIES.
     Each Buyer represents and warrants, as of the date of this Agreement and as of each Closing Date, with respect to only itself, that:
          a. Investment Purpose. Such Buyer is acquiring the Notes (together with the related Guarantees) and the Shares purchased by such Buyer hereunder (the Notes, the Guarantees and the Shares being collectively referred to herein as the “Securities”), for such Buyer’s own account and not with a view towards, or for resale in connection with, the public sale or distribution thereof, except pursuant to sales registered under, or exempted from the registration requirements of, the 1933 Act; provided, however, that by making the representations herein, such Buyer does not agree to hold any of the Securities for any minimum or other specific term and reserves the right to dispose of the Securities at any time in accordance with or pursuant to a registration statement or an exemption under the 1933 Act.
          b. Accredited Investor Status. Such Buyer is an “accredited investor” as that term is defined in Rule 501(a) of Regulation D.
          c. Reliance on Exemptions. Such Buyer understands that the Securities are being offered and sold to it in reliance on specific exemptions from the registration requirements of the Securities Laws and that the Company is relying in part upon the truth and accuracy of, and such Buyer’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of such Buyer set forth herein in order to determine the availability of such exemptions and the eligibility of such Buyer to acquire the Securities.
          d. Information. Such Buyer and its advisors, if any, have been furnished with all materials relating to the business, finances and operations of the Company and materials relating to the offer and sale of the Securities that have been requested by such Buyer. Such Buyer and its advisors, if any, have been afforded the opportunity to ask questions of the Company. Neither such inquiries nor any other due diligence investigations conducted by such Buyer or its advisors, if any, or its representatives shall modify, amend or affect such Buyer’s right to rely on the Company’s representations and warranties contained in Sections 3 and 10(1) below or contained in any of the other Transaction Documents. Such Buyer understands that its investment in the Securities involves a high degree of risk and that it has reviewed the Company’s SEC Documents and the disclosures contained therein, including, without limitation, that set forth under the heading “Risk Factors.” Such Buyer has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to its acquisition of the Securities.
          e. No Governmental Review. Such Buyer understands that no Governmental Entity has passed on or made any recommendation or endorsement of the Securities or the fairness or suitability of an investment in the Securities nor have such authorities passed upon or endorsed the merits of the offering of the Securities.
          f. Transfer or Resale. Such Buyer understands that, except as provided in the Registration Rights Agreement: (i) the Securities have not been and are not being registered under the 1933 Act or any other Securities Laws, and may not be offered for sale, sold, assigned or transferred unless (A) subsequently registered thereunder, (B) such Buyer shall have delivered to the Company an opinion of counsel, in a generally acceptable form, to the effect that the Securities to be sold, assigned or transferred may be sold, assigned or transferred pursuant to an exemption from such registration, or (C) such Buyer provides the Company with reasonable assurance that the Securities can be sold, assigned or transferred pursuant to Rule 144 promulgated under the 1933 Act, as amended (or a successor rule thereto) (“Rule 144”); (ii) any sale of the Securities made in reliance on Rule 144 may be made only in accordance with the terms of Rule 144, and further, if Rule 144 is not applicable, any resale of the Securities under circumstances in which the seller (or the Person through whom the sale is made) may be deemed to be an underwriter (as that term is defined in the 1933 Act) may require compliance with some other exemption under the 1933 Act or any other Securities Laws; and (iii) except as set forth in the Registration Rights Agreement, neither the Company nor any other person is under any obligation to register the Securities under the 1933 Act or any other Securities Laws. Notwithstanding the foregoing provisions of this paragraph, the Securities may be pledged in connection with a bona fide margin account or other loan or financing arrangement secured by the Securities.
          g. Legends. Such Buyer understands that, except as set forth below, the Share Certificates and the certificates or other instruments representing the Notes shall bear a restrictive legend in the following form (the “1933 Act Legend”) (and a stop-transfer order may be placed against transfer of such Share Certificates):
THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE

SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS OR (B) AN OPINION OF COUNSEL, IN A GENERALLY ACCEPTABLE FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR APPLICABLE STATE SECURITIES LAWS OR (II) UNLESS SOLD PURSUANT TO RULE 144 UNDER SAID ACT. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.
The legend set forth above shall be removed and the Company shall issue a certificate without such legend to the holder of the Securities, if (i) such Securities are registered for resale under the 1933 Act, (ii) such holder provides the Company with reasonable assurances that the Securities can be sold pursuant to Rule 144(k) promulgated under the 1933 Act (or a successor rule thereto), or (iii) such holder provides the Company reasonable assurances that the Securities have been or are being sold pursuant to Rule 144.
          h. Authorization; Enforcement; Validity. Such Buyer is a validly existing corporation, partnership, limited liability company or other entity and has the requisite corporate, partnership, limited liability or other organizational power and authority to purchase the Securities pursuant to this Agreement. This Agreement and the Registration Rights Agreement have been duly and validly authorized, executed and delivered on behalf of such Buyer and are valid and binding agreements of such Buyer enforceable against such Buyer in accordance with their respective terms. The Security Agreement and each of the other agreements entered into by such Buyer in connection with the transactions contemplated hereby as of the applicable Closing will have been duly and validly authorized, executed and delivered on behalf of such Buyer as of such Closing and will be valid and binding agreements of such Buyer, enforceable against such Buyer in accordance with their respective terms.
          i. Residency. Such Buyer is a resident of that jurisdiction specified below its address on the Schedule of Buyers.
          j. No Other Agreements. As of the applicable Closing Date, such Buyer has not, directly or indirectly, made any agreements with the Company relating to the terms or conditions of the transactions contemplated by the Transaction Documents except as set forth in the Transaction Documents.
     3. REPRESENTATIONS AND WARRANTIES OF THE COMPANY.
     The Company represents and warrants, as of the date of this Agreement as of each Closing Date, to each Buyer, that except as set forth in the Schedules to this Agreement delivered by the Company to Buyer:
          a. Organization and Qualification; Subsidiaries. The Company was formed on April 22, 2002. Set forth in Schedule 3(a) is a true and correct list of the Company’s Subsidiaries and the jurisdiction in which each is organized or incorporated, together with their respective jurisdictions of organization and the percentage of the outstanding capital stock or other equity interests of each such entity that is held by the Company or any of its Subsidiaries.

Other than with respect to the entities listed on Schedule 3(a), the Company does not directly own any security or beneficial ownership interest, in any other Person (including through joint venture or partnership agreements) or have any interest in any other Person. Each of the Company and its Subsidiaries is a corporation, limited liability company, partnership or other entity and is duly organized or formed and validly existing in good standing under the laws of the jurisdiction in which it is incorporated or organized and has the requisite corporate, partnership, limited liability company or other organizational power and authority to own its properties and to carry on its business as now being conducted and as proposed to be conducted by the Company and its Subsidiaries. Each of the Company and its Subsidiaries is duly qualified to do business and is in good standing in every jurisdiction in which its ownership of property or the nature of the business conducted or proposed to be conducted by the Company and its Subsidiaries will make such qualification necessary, except to the extent that the failure to be so qualified or be in good standing could not have and could not be, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Except as set forth in Schedule 3(a), the Company holds all right, title and interest in and to 100% of the capital stock, equity or similar interests of each of its Subsidiaries, in each case, free and clear of any Liens (as defined below), including any restriction on the use, voting, transfer, receipt of income or other exercise of any attributes of free and clear ownership by a current holder, and no such Subsidiary owns capital stock or holds an equity or similar interest in any other Person.
          b. Authorization; Enforcement; Validity. Each of the Company and its Subsidiaries has the requisite corporate or other organizational power and authority to enter into and perform its obligations under this Agreement and each of the other Transaction Documents to which such Person is a party and to issue the Securities in accordance with the terms hereof and thereof. The execution and delivery of the Transaction Documents by the Company and each of its Subsidiaries and the consummation by the Company and each of its Subsidiaries of the transactions contemplated hereby and thereby, including the issuance of the Notes, the Guarantees and the Shares to be issued at each Closing, have been duly authorized by the respective boards of directors (or a committee thereof), members, managers, trustees, stockholders, other equityholders or holders of beneficial interests, as applicable, of the Company and each of its Subsidiaries and no further consent or authorization is required by the Company, any of its Subsidiaries or any of their respective boards of directors, members, managers, trustees, stockholders, other equityholders or holders of beneficial interests, as applicable. This Agreement and the other Transaction Documents dated of even date herewith have been duly executed and delivered by the Company and each of its Subsidiaries that is a party thereto, and constitute the valid and binding obligations of the Company and each of its Subsidiaries, enforceable against the Company and each of its Subsidiaries in accordance with their respective terms, except as may be limited by bankruptcy, insolvency, fraudulent conveyance or similar laws affecting creditors’ rights generally and general principles of equity. As of each Closing, the Transaction Documents dated after the date of this Agreement shall have been duly executed and delivered by the Company and each of its Subsidiaries that is a party thereto and shall constitute the valid and binding obligations of the Company and each of its Subsidiaries, enforceable against the Company and each of its Subsidiaries in accordance with their respective terms, except as may be limited by bankruptcy, insolvency, fraudulent conveyance or similar laws affecting creditors’ rights generally and general principles of equity.

          c. Capitalization. The authorized Capital Stock of the Company consists of 750,000,000 shares of Common Stock, of which:
          (i) 498,754,329 shares are issued and outstanding; provided, however, that as of the Initial Closing Date;
          (ii) 100,000,000 shares are reserved for issuance pursuant to the Company’s stock option, restricted stock and employee stock purchase plans described in the SEC Documents (the “Equity Plans”), including 40,311,056 shares issuable pursuant to outstanding awards under the Equity Plans; and
          (iii) 3,290,666 shares are reserved for issuance pursuant the Company’s outstanding warrants described on Schedule 3(c)(iii) (the “Warrants”);
          (iv) 125,000 shares of Common Stock reserved for issuance to Lippert/Heilshorn & Associates on December 31, 2007 (subject to Lippert/Heilshorn & Associates continuing to provide services to the Company as its investor relations firm); and
          (v) 4,285,714 shares of Common Stock reserved for issuance to Millennix, Inc. on January 1, 2009 (subject to Gene Resnick remaining an employee through such issuance date) pursuant to that certain Asset Purchase Agreement dated November 9, 2005 (as amended on September 6, 2006), related to the purchase of the assets of Millennix, Inc.
No shares. of Common Stock are reserved for issuance under any plan, agreement or arrangement, other than shares of Common Stock reserved for issuance with respect to the Warrants and under the Equity Plans; and except as described in the foregoing provisions of this Section 3(c), there are no shares of Capital Stock, Options, Convertible Securities or other equity securities of the Company authorized, issued or outstanding, and the Company is not under any current or future obligations to issue any such shares of Capital Stock, Options, Convertible Securities or other equity securities of the Company. All of the outstanding and issuable shares of Capital Stock have been, or upon issuance will be, validly issued and are, or upon issuance will be, fully paid and nonassessable.
Except as set forth on Schedule 3(c):
          (1) no shares of the Capital Stock of the Company or any of its Subsidiaries are subject to preemptive rights or any other similar rights or any Liens suffered or permitted by the Company or any of its Subsidiaries;
          (2) there are no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into or exercisable for, any shares of Capital Stock of the Company or any of its Subsidiaries, or contracts, commitments, understandings or arrangements by which the Company or any of its Subsidiaries is or may become bound to issue additional shares of Capital Stock of the Company or any of its Subsidiaries or options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into or exercisable for, any shares of Capital Stock of the Company or any of its Subsidiaries;
          (3) to the Knowledge of the Company, there are no voting trusts, proxies or other agreements, commitments or understandings of any character with respect to the voting of any shares of Capital Stock of the Company or any of its Subsidiaries, and there are no agreements or arrangements under which the Company or any of its Subsidiaries is obligated to register the sale of any of their securities under the 1933 Act (except the Registration Rights Agreement, the registration rights set forth in the Company’s SEC Documents, including registration rights agreements entered dated July 31, 2006, November 9, 2005 and the registration rights given to the investors in the Company’s October 17, 2006 financing or such other rights as shall have been waived or terminated prior to the Closing);
          (4) other than the Notes, there are no outstanding securities or instruments of the Company or any of its Subsidiaries that contain any redemption or similar provisions, and there are no contracts, commitments, understandings or arrangements by which the Company or any of its Subsidiaries is or may become bound to redeem a security of the Company or any of its Subsidiaries, and there are no other stockholder agreements or similar agreements to which the Company, any of its Subsidiaries or, to the Company’s Knowledge, any holder of the Company’s Capital Stock is a party;
          (5) there are no securities or instruments containing anti-dilution or similar provisions that will or may be triggered by the issuance of the Securities;
          (6) the Company does not have any stock appreciation rights or “phantom stock” plans or agreements or any similar plan or agreement; and
          (7) to the Company’s Knowledge, no officer or director of the Company or beneficial owner of any of the Company’s outstanding Common Stock has pledged Common Stock in connection with a margin account or other loan secured by such Common Stock.
          The Company has furnished to each Buyer, or, with respect to (Z) below, will furnish within five (5) Business Days of the closing of the transaction contemplated in the Hesperion Transaction Documents, true and correct copies of:
          (X) The Company’s Certificate of Incorporation, as amended and in effect (the “Certificate of Incorporation”);
          (Y) The Company’s Bylaws, as amended and in effect (the “Bylaws”);
and
          (Z) The Hesperion Transaction Documents, executed by all parties thereto, and all amendments, modifications or supplements thereto.

     All of the equity interests of each of the Subsidiaries are certificated or otherwise represented in tangible form.
          d. Issuance of Securities. The Notes are duly authorized and, upon issuance in accordance with the terms of this Agreement, shall be free from all taxes and Liens with respect to the issuance thereof and entitled to the rights set forth therein. The Shares are duly authorized and, upon issuance in accordance with the terms of this Agreement, will be validly issued, fully paid and nonassessable and free from taxes and Liens with respect to the issuance thereof, with the holders being entitled to all rights accorded to a holder of Common Stock. The issuance by the Company of the Securities is exempt from registration under the 1933 Act and any other applicable Securities Laws.
          e. No Conflicts. Except as set forth on Schedule 3(e), the execution and delivery of this Agreement and the other Transaction Documents by the Company and each of its Subsidiaries, the performance by the Company and each of its Subsidiaries of its obligations hereunder and thereunder and the consummation by the Company and each of its Subsidiaries of the transactions contemplated hereby and thereby (including the reservation for issuance and the issuance of the Shares) will not:
          (i) result in a violation of the certificate or articles of incorporation, certificate or articles of organization, bylaws, operating agreement, partnership agreement or any other governing documents, as applicable, of any such Person;
          (ii) conflict with, or constitute a breach or default (or an event which, with the giving of notice or passage of time or both, constitutes or would constitute a breach or default) under, or give to others any right of termination, amendment, acceleration or cancellation of, or other remedy with respect to, any agreement, indenture, instrument or other document to which any such Person is a party or by which such Person is bound; or
          (iii) result in a violation of any Law, rule, regulation, order, judgment or decree (including Securities Laws and the rules and regulations, if any, of the Principal Market) applicable to any such Person or by which any property or asset of any such Person is bound or affected.
Neither the Company nor any of its Subsidiaries is in violation of any term of its certificate or articles of incorporation, certificate or articles of organization, bylaws, operating agreement, partnership agreement or any other governing document, as applicable. Neither the Company nor any of its Subsidiaries is or has been in violation of any term of or in default under (or with the giving of notice or passage of time or both would be in violation of or default under) any contract, agreement, mortgage, indebtedness, indenture, instrument, document, judgment, decree or order or any Law applicable to the Company or its Subsidiaries, except where such violation or default could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect or to result in the acceleration of any Indebtedness or other obligation. The business of the Company and its Subsidiaries has not been and is not being conducted, in violation of any Law of any Governmental Entity except as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Except for the filings and listings expressly contemplated by the Registration Rights Agreement, the filing of instruments to perfect security interests and as set forth in Schedule 3(e), neither the Company nor any of its Subsidiaries is, has been, or will be required to obtain any consent, authorization or order of, or make any filing or registration with, any court or Governmental Entity in order for it to execute, deliver or perform any of its obligations under or contemplated by the Transaction Documents in accordance with the terms hereof or thereof. All consents, authorizations, orders, filings and registrations that the Company or any of its Subsidiaries is or has been required to obtain as described in the preceding sentence have been obtained or effected on or prior to the date of this Agreement and prior to the date of the effectiveness of such requirement.
          f. SEC Documents; Financial Statements.
          (i) Since December 31, 2006, the Company has filed all reports, schedules, forms, statements and other documents required to be filed by it with the SEC pursuant to the reporting requirements of the 1934 Act (all of the foregoing filed prior to the date this representation is made (including all exhibits included therein and financial statements and schedules thereto and documents incorporated by reference therein) being referred to herein as the “SEC Documents” and the Company’s consolidated balance sheet as of June 30, 2007, as included in the Company’s quarterly report on Form 10-QSB for the period then ended, as filed with the SEC on August 14, 2007, being referred to herein as the “Most Recent Balance Sheet”). Each of the SEC Documents was filed with the SEC via the SEC’s EDGAR system within the time frames prescribed by the SEC for the filing of such SEC Documents such that each filing was timely filed with the SEC (with giving effect to any extensions of time permitted by Rule 12b-25 under the 1934 Act). As of their respective dates, the SEC Documents complied in all material respects with the Securities Laws. None of the SEC Documents, at the time they were filed with the SEC, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Since the filing of each of the SEC Documents, no event has occurred that would require an amendment or supplement to any such SEC Document and as to which such an amendment or supplement has not been filed and made publicly available on the SEC’s EDGAR system no less than five (5) Business Days prior to the date this representation is made. Except as set forth on Schedule 3(f)(i), the Company has not received any written comments from the SEC staff that have not been resolved to the satisfaction of the SEC staff.
          (ii) As of their respective dates, the consolidated financial statements of the Company and its Subsidiaries included in the SEC Documents complied as to form in all material respects with applicable accounting requirements and the Securities Laws with respect thereto. Such consolidated financial statements have been prepared in accordance with GAAP, consistently applied, during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto, or (ii) in the case of unaudited interim statements, to the extent they may exclude footnotes) and fairly present in all material respects the financial position of the Company and its Subsidiaries as of the dates thereof and the results of their operations and cash flows for the periods then ended in accordance with GAAP (subject, in the case of unaudited statements, to normal year-end audit adjustments that are not material individually or in the aggregate).
          (iii) Since December 31, 2006, none of the Company, its Subsidiaries and their respective officers, directors and Affiliates or, to the Company’s Knowledge, any stockholder of the Company has made any filing with the SEC or issued any press release on behalf of the Company or any of its Subsidiaries or otherwise relating to the Company or any of its Subsidiaries that contains any untrue statement of a material fact or omits any statement of material fact necessary in order to make the statements therein, in the light of the circumstances under which they are or were made, not misleading or has provided any other information to any Buyer, including information referred to in Section 2(d), that, considered in the aggregate, contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they are or were made, not misleading.
          (iv) Except as set forth in Schedule 3(f)(iv), the Company is not required to file and will not be required to file any agreement, note, lease, mortgage, deed or other instrument entered into prior to the date this representation is made and in effect on the date this representation is made and to which the Company or any Subsidiary is a party or by which the Company or any Subsidiary is bound that has not been previously filed as an exhibit (including by way of incorporation by reference) to its reports filed or made with the SEC under the 1934 Act.
          (v) The accounting firm that has expressed its opinion with respect to the consolidated financial statements included in the Company’s most recently filed annual report on Form 10-KSB (the “Audit Opinion”) is independent of the Company pursuant to the standards set forth in Rule 2-01 of Regulation S-X promulgated by the SEC and such firm was otherwise qualified to render the Audit Opinion under applicable Securities Laws. Each accounting firm that since such filing has conducted or will conduct a review or audit of any of the Company’s consolidated financial statements is independent of the Company pursuant to the standards set forth in Rule 2-01 of Regulation S-X promulgated by the SEC and is otherwise qualified to conduct such review or audit and render an audit opinion under applicable Securities Laws.
          (vi) There is no transaction, arrangement or other relationship between the Company and an unconsolidated or other off-balance-sheet entity that is required to be disclosed by the Company in its reports pursuant to the 1934 Act that has not been so disclosed in the SEC Documents at least five (5) Business Days prior to the date of this Agreement.
          (vii) Since December 31, 2006, there have been no internal or SEC inquiries or investigations (formal or informal) regarding accounting or revenue recognition discussed with, reviewed by or initiated at the direction of any executive officer, board of directors or any committee thereof of the Company or any of its Subsidiaries.

          (viii) The Company is not a “shell company” (as defined in Rule 12b-2 under the 1934 Act).
          (ix) A pro forma consolidated balance sheet of the Company and its Subsidiaries and the pro forma capitalization of the Company, in each case as of the Most Recent Balance Sheet, and giving effect to the transactions contemplated by this Agreement and each of the other Transaction Documents as if they occurred on the Initial Closing Date will be filed with the SEC in an amendment to the Announcing Form 8-K (defined below) within seventy five (75) days following the Initial Closing Date, the applicable time period given by the SEC to file such information (collectively, the “Pro Forma Financial Information”). The Pro Forma Financial Information (i) will be prepared based upon assumptions that provide a reasonable basis for presenting the effects of such transactions, and the pro forma adjustments shall give appropriate effect to such assumptions, (ii) will be based upon financial information prepared in accordance with GAAP, (iii) will be consistent with the books and records of the Company and its Subsidiaries (which are true, accurate and complete), and (iv) will fairly present such information as of the dates presented in accordance with GAAP.
          g. Sarbanes-Oxley Compliance; Internal Accounting Controls; Disclosure Controls and Procedures; Books and Records.
          (i) Except for as set forth in the SEC Documents, the Company and its Subsidiaries are in all material respects in compliance with the applicable provisions of the Sarbanes-Oxley Act of 2002, as amended, and the rules and regulations thereunder (collectively, “Sarbanes-Oxley”).
          (ii) Since December 31, 2006, except as set forth on Schedule 3(g)(ii), neither the Company nor any of its Subsidiaries nor any director or officer, of the Company or any of its Subsidiaries has received or otherwise had or obtained Knowledge of any complaint, allegation, assertion or claim, whether written or oral, regarding the accounting or auditing practices, procedures, methodologies or methods of the Company or any of its Subsidiaries or its internal accounting controls, including any complaint, allegation, assertion or claim that the Company or any of its Subsidiaries has engaged in questionable accounting or auditing practices.
          (iii) No attorney representing the Company or any of its Subsidiaries, whether or not employed by the Company or any of its Subsidiaries, has reported evidence of a material violation of Securities Laws, breach of fiduciary duty or similar violation by the Company or any of its Subsidiaries or any of their respective officers, directors, employees or agents to their respective boards of directors or any committee thereof or pursuant to Section 307 of Sarbanes-Oxley.
          (iv) Except as set forth in the SEC Documents, the Company has, and has caused each of its Subsidiaries to, at all times keep books, records and accounts with respect to all of such Person’s business activities, in accordance with sound accounting practices and GAAP consistently applied. Except as set forth in the SEC Documents, The Company and each of its Subsidiaries maintains a system of internal accounting controls sufficient to provide reasonable assurance that (A) transactions are executed in accordance with management’s general or specific authorizations, (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset and liability accountability, (C) access to assets or incurrence of liability is permitted only in accordance with management’s general or specific authorization and (D) the recorded accountability for assets and liabilities is compared with the existing assets and liabilities at reasonable intervals and appropriate action is taken with respect to any differences.
          (v) The Company has timely filed and made publicly available on the SEC’s EDGAR system no less than five (5) Business Days prior to the date of this representation, all certifications and statements required by (A) Rule 13a-14 or Rule 15d-14 under the 1934 Act and (B) Section 906 of Sarbanes-Oxley with respect to any Company SEC Documents.
          (vi) Except as set forth in the SEC Documents, the Company maintains disclosure controls and procedures required by Rule 13a-15 or Rule 15d-15 under the 1934 Act. Except as set forth in the SEC Documents, such disclosure controls and procedures are effective to ensure that the information required to be disclosed by the Company in the reports that it files with or submits to the SEC (A) is recorded, processed, summarized and reported accurately within the time periods specified in the SEC’s rules and forms and (B) is accumulated and communicated to the Company’s management, including its principal executive officer and principal financial officer, as appropriate to allow timely decisions regarding required disclosure.
          (vii) Except as set forth in the SEC Documents, the Company maintains internal control over financial reporting required by Rule 13a-14 or Rule 15d-14 under the 1934 Act. As set forth in the SEC Documents, such internal control over financial reporting contains material weaknesses.
          h. Absence of Certain Changes. Since December 31, 2006, neither the Company nor any of its Subsidiaries has taken any steps, and neither the Company nor any of its Subsidiaries currently expects to take any steps to seek protection pursuant to any bankruptcy law nor does the Company or any of its Subsidiaries have any Knowledge or reason to believe that the creditors of such Person intend to initiate involuntary bankruptcy proceedings or any knowledge of any fact that would reasonably lead a creditor to do so. Neither the Company nor any of its Subsidiaries is as of the date this representation is made, nor after giving effect to the transactions contemplated hereby or by any of the other Transaction Documents will be, Insolvent. Except as set forth in the SEC Documents, since December 31, 2006, neither the Company nor any of its Subsidiaries has declared or paid any dividends or sold any assets outside of the ordinary course of business. Except as set forth in the SEC Documents, since December 31, 2006, neither the Company nor any of its Subsidiaries has had any capital expenditures outside the ordinary course of its business.
          i. Absence of Litigation. Except as set forth on Schedule 3(i), (i) there has at no time been any action, suit, proceeding, inquiry or investigation (“Litigation”) before or by any court, public board, Governmental Entity, self-regulatory organization or body pending or, to the Company’s Knowledge, threatened against or affecting the Company or any of its Subsidiaries or any of their assets, and (ii) to the Company’s Knowledge, no director or officer of the Company or any of its Subsidiaries has been involved in securities-related Litigation during the past five (5) years. No Litigation disclosed on Schedule 3(i) has had or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.
          j. Full Disclosure; No Undisclosed Events, Liabilities, Developments or Circumstances. Since December 31, 2006, there has been no Material Adverse Effect and no circumstances exist that, individually or in the aggregate, could reasonably be expected to be, cause or have a Material Adverse Effect. Except (A) as and to the extent disclosed or reserved against on the Most Recent Balance Sheet, (B) as incurred since the date thereof in the ordinary course of business consistent with past practice, (C) as incurred at the applicable Closing Date under the Notes and the other Transaction Documents, or (D) as set forth on Schedule 3(j), neither the Company, nor any of its Subsidiaries has any material liabilities or obligations of any nature, whether fixed or unfixed, known or unknown, secured or unsecured, absolute, accrued, contingent or otherwise and whether due or to become due. No representation or warranty or other statement made by the Company in this Agreement or any of the other Transaction Documents, the Schedules hereto or any certificate or instrument delivered pursuant to this Agreement contains any untrue statement or omits to state a material fact necessary to make any such statement, in light of the circumstances in which it was made, not misleading.
          k. Acknowledgment Regarding Buyers’ Purchase of Notes and Shares. The Company acknowledges and agrees that each Buyer is acting solely in the capacity of an arm’s length purchaser with respect to the Company in connection with this Agreement and the other Transaction Documents and the transactions contemplated hereby and thereby. The Company further acknowledges that no Buyer is acting as a financial advisor or fiduciary of any party to this Agreement or any of the other Transaction Documents (or in any similar capacity) with respect to this Agreement and the other Transaction Documents and the transactions contemplated hereby and thereby, and any advice given by any Buyer or any of its representatives or agents in connection with the Transaction Documents and the transactions contemplated hereby and thereby is merely incidental to such Buyer’s purchase of the Securities. The Company further represents to each Buyer that the decision of the Company and each of its Subsidiaries to enter into the Transaction Documents has been based solely on the independent evaluation by such Person and its representatives.
          l. No General Solicitation. Neither the Company nor any of its Affiliates, nor any Person acting on the behalf of any of the foregoing, has engaged or will engage in any form of general solicitation or general advertising (within the meaning of Regulation D under the 1933 Act), including advertisements, articles, notices, or other communications published in any newspaper, magazine or similar media or broadcast over radio, television or internet or any seminar or meeting whose attendees have been invited by general solicitation or general advertising, in connection with the offer or sale of the Securities.
          m. No Integrated Offering. Neither the Company nor any of its Affiliates, nor any Person acting on the behalf of any of the foregoing, has, directly or indirectly, made any offers or sales of any security or solicited any offers to purchase any security, under circumstances that would require registration of any of the Securities under the 1933 Act or cause this offering of the Securities to be integrated with prior offerings by the Company for purposes of the 1933 Act or any other regulatory or self-regulatory authority.
          n. Employee Relations. Except as set forth on Schedule 3(n), neither the Company nor any of its Subsidiaries is involved in any labor union dispute nor, to the Knowledge of the Company, is any such dispute threatened. To the Knowledge of the Company, none of the employees of either the Company or any of its Subsidiaries is or has been a member of a union that relates, or following the Initial Closing will relate, to such employee’s relationship with the Company and neither the Company nor any of its Subsidiaries is or following the Initial Closing will be, a party to a collective bargaining agreement. No executive officer (as defined in Rule 3b-7 under the 1934 Act), nor any other individual whose termination would be required to be disclosed on a Current Report on Form 8-K, has notified the Company that such individual intends to leave the Company or otherwise terminate such individual’s employment with the Company. Such individuals constitute all of the employees necessary to conduct the Company’s business as presently conducted and as proposed to be conducted (as described to Buyers prior to the date hereof). Except as set forth on Schedule 3(n), to the Knowledge of the Company no such individual is, has been, or is now expected to be in violation of any material term of any employment contract, confidentiality, disclosure or proprietary information agreement or non-competition agreement, or any other contract or agreement or any restrictive covenant, and the employment of each such individual does not, has not and will not subject the Company or any of its Subsidiaries to any liability with respect to any of the foregoing matters that would, individually or in the aggregate, have a Material Adverse Effect. Except as set forth in Schedule 3(n), to the Company’s Knowledge the Company and each of its Subsidiaries is in compliance in all material respects with all Laws relating to employment and employment practices, terms and conditions of employment and wages and hours. Except as set forth in Schedule 3(n), the Company and each of its Subsidiaries is in compliance in all material respects with all Laws relating to employee benefits and employee benefit plans (as such terms are defined in ERISA).
          o. Intellectual Property Rights. Except as set forth on Schedule 3(o), the Company and its Subsidiaries own or possess adequate rights or licenses to use all trademarks, trademark applications and registrations, trade names, service marks, service marls registrations, service names, patents, patent rights, patent applications, copyrights (whether or not registered), inventions, licenses, approvals, governmental authorizations, trade secrets and other intellectual property rights (collectively, “Intellectual Property”) necessary to conduct their respective businesses as conducted as of the date this representation is made. Except as set forth in Schedule 3(o), to the Company’s Knowledge (i) none of the rights of the Company or any of its Subsidiaries in its Intellectual Property have expired or terminated, or are expected to expire or terminate within five (5) years from the date of this Agreement, except to the extent such termination could not and could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, (ii) there has been no infringement by the Company or any of its Subsidiaries or any of the Company’s or any of its Subsidiaries’ licensors or licensees of any Intellectual Property rights of others, (iii) there has been no infringement by any third parties of any Intellectual Property owned or licensed by the Company or any of its Subsidiaries, or of any development of similar or identical trade secrets or technical information by others, (iv) there is no claim, action or proceeding against or being threatened against, the Company, any of its Subsidiaries or any of their respective licensors regarding their Intellectual Property or infringement of other Intellectual Property rights and there is no claim, action or proceeding against or being threatened against the Company, any of its Subsidiaries or any of their respective licensors regarding their Intellectual Property or infringement of other Intellectual Property rights, (v) there are no facts or circumstances that could reasonably be expected to give rise to any of the foregoing, (vi) there is no patent or patent application which contains claims that interfere with the issued or pending claims of any of the Intellectual Property owned or licensed by the Company or any of its Subsidiaries, and (vii) none of the technology employed by the Company or any of its Subsidiaries has been obtained or is being used by the Company or any of its Subsidiaries in violation of any material contractual obligation binding on the Company or any of its Subsidiaries or is being used by any of the officers, directors or employees of the Company or of its Subsidiaries on behalf of the Company or any of its Subsidiaries in violation of the rights of any Person or Persons. The Company and its Subsidiaries have taken commercially reasonable security measures to protect the secrecy, confidentiality and the value of all of their material Intellectual Property.
          p. Environmental Laws. Except as set forth on Schedule 3(p), each of the Company and its Subsidiaries (i) is, and has at all times been, in compliance in all material respects with any and all, and has not violated any, Environmental Laws (as defined below), (ii) has no, and has never had any, liability for failure to comply with any Environmental Law, (iii) has received all permits, licenses or other approvals required of it under applicable Environmental Laws to conduct its business as presently conducted, and (iv) is in compliance with all terms and conditions of any such permit, license or approval.
          q. Insurance. The Company and each of its Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as is prudent and customary in the businesses in which the Company and its Subsidiaries are engaged. All of the Company’s insurance policies are in full force and effect and are valid, outstanding and enforceable, and all premiums with respect thereto are currently paid and no basis exists for early termination of any of such insurance policies on the part of the insurer thereunder. None of Company or its Subsidiaries has failed to give any notice or present any claim under any such insurance policies in due and timely fashion, and there are no outstanding unpaid claims under any such insurance policies. Neither the Company nor any such Subsidiary has been refused any insurance coverage sought or applied for, and neither the Company nor any such Subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not reasonably be expected to result in a material increase in the Company’s current cost of such insurance.
          r. Regulatory Permits. The Company and its Subsidiaries possess all certificates, authorizations, approvals, licenses and permits issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct their respective businesses as conducted at the time this representation is made (“Permits”), and neither the Company nor any such Subsidiary has received any notice of proceedings relating to the revocation or modification of any such Permit. The Company and its Subsidiaries have no Knowledge that they will not be able to obtain necessary Permits as and when necessary to enable the Company and its Subsidiaries to conduct their respective businesses.

          s. Principal Market. The Company is not in violation of any of the rules, regulations or requirements of the OTC Bulletin Board (the “Principal Market;” provided however, that, if after the date of this Agreement the Common Stock is listed on a national securities exchange or automated quotation system, the “Principal Market” shall mean such national securities exchange) and has no Knowledge of any facts or circumstances which would reasonably lead to suspension or termination of the trading of the Common Stock on the Principal Market in the foreseeable future. Since December 31, 2006, (i) the Company’s Common Stock has been quoted on the Principal Market, (ii) trading in the Common Stock has not been suspended by the SEC or on the Principal Market and (iii) the Company has received no communication, written or oral, from the SEC or the Principal Market regarding the suspension or termination of the trading of the Common Stock on the Principal Market.
          t. Tax Status. The Company and each of its Subsidiaries (i) has made or filed all federal, state and foreign income and all other tax returns, reports and declarations required by any jurisdiction to which it is subject, (ii) has paid all taxes and other governmental assessments and charges shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and for which the Company has made appropriate reserves on its books, and (iii) has set aside on its books provisions reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations (referred to in clause (i) above) apply. There are no unpaid taxes claimed in writing to be due from the Company or any of its Subsidiaries by the taxing authority of any jurisdiction which, individually or in the aggregate, is expected to have a Material Adverse Effect, and there is no basis for any such claim. Neither the Company nor any of its Subsidiaries is a “United States real property holding corporation” (“USRPHC”) as that term is defined in Section 897(c)(2) of the Internal Revenue Code of 1986, as amended, and the Treasury Regulations promulgated thereunder.
          u. Transactions With Affiliates. Except as set forth on Schedule 3(u) or in the SEC Documents, no Related Party of the Company or any of its Subsidiaries, nor any Affiliate thereof, is presently, has been within the past three years, or will be as a result of the transactions contemplated by this Agreement and the other Transaction Documents, a party to any transaction, contract, agreement, instrument, commitment, understanding or other arrangement or relationship with the Company or any of its Subsidiaries, whether for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments or consideration to or from any such Related Party. No Related Party of the Company or any of its Subsidiaries; or any of their respective Affiliates, has any direct or indirect ownership interest in any Person (other than ownership of less than 2% of the outstanding common stock of a publicly traded corporation) in which the Company or any of its Subsidiaries has any direct or indirect ownership interest or with which the Company or any of its Subsidiaries competes or has a business relationship.
          v. Application of Takeover Protections; Rights Agreement. The Company and its board of directors have taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, or other similar anti-takeover provision under the Certificate of Incorporation or any certificates of designations or the laws of the State of Delaware to the transactions contemplated by this Agreement, the Company’s issuance of the Securities in accordance with the terms hereof and any Buyer’s ownership and voting (in the case of the Shares) of the Securities. The Company has not adopted a stockholder rights plan or similar arrangement relating to accumulations of beneficial ownership of Common Stock or a change in control of the Company.
          w. Foreign Corrupt Practices. Neither the Company, nor any of its Subsidiaries, nor any director, officer, agent, employee or other person acting on behalf of the Company or any of its Subsidiaries has, in the course of its actions for, or on behalf of, the Company, used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended; or made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee.
          x. Outstanding Indebtedness; Liens. Payments of principal and other payments due under the Notes will, upon issuance at the Closings, rank senior to all other Indebtedness of the Company or any of its Subsidiaries (in right of payment, whether with respect of payment of redemptions, interest or damages or upon liquidation or dissolution or otherwise) and, by virtue of their secured position, to all trade account payables of the Company or any of its Subsidiaries. Except as set forth on Schedule 3(x), (i) neither the Company nor any of its Subsidiaries has, and upon consummation of the transactions contemplated hereby and by the other Transaction Documents will not have, any outstanding Indebtedness other than Permitted Indebtedness (as defined below), (ii) there are no, and upon consummation of the transactions contemplated hereby and by the other Transaction Documents there will not be any, Liens on any of the assets of the Company and its Subsidiaries other than the Permitted Liens and that created by the Security Agreement, and (iii) there are no, and upon consummation of the transactions contemplated hereby and by the other Transaction Documents there will not be any, financing statements securing obligations of any amounts filed against the Company or any of its Subsidiaries or any of their respective assets, other than under the Security Agreement.
          y. Real Property. Neither the Company nor any of its Subsidiaries owns any real property. Schedule 3(y) contains a complete and correct list of all the real property, facilities and fixtures that (i) are leased or, in the case of fixtures, otherwise owned or possessed by the Company or any of its Subsidiaries, (ii) in connection with which the Company or any of its Subsidiaries has entered into an option agreement, participation agreement or acquisition agreement or (iii) the Company or any of its Subsidiaries has agreed to lease or otherwise acquire or may be obligated to lease or otherwise acquire in connection with the conduct of its business (collectively, including any of the foregoing acquired after the date of this Agreement, the “Real Property”), which list identifies all of the Real Property and specifies which of the Company and its Subsidiaries leases, owns or possesses each item of the Real Property. Schedule 3(y) also contains a complete and correct list of all leases and other agreements with respect to which the Company or any of its Subsidiaries is a party or otherwise bound or affected with respect to the Real Property, except master leases affiliated with any sub leases, easements, rights of way, access agreements, surface damage agreements, surface use agreements or similar agreements that pertain to Real Property that is contained wholly within the boundaries of any leased Real Property otherwise described on Schedule 3(y) (the “Real Property Leases”). Except as set forth in Schedule 3(y), all of the Real Property Leases are valid and in full force and effect and are enforceable against all parties thereto. Except as set forth in Schedule 3(y), neither the Company nor any of its Subsidiaries nor, to the Company’s Knowledge, any other party thereto is in default in any material respect under any of such Real Property Leases and no event has occurred which with the giving of notice or the passage of time or both would constitute a default under, or otherwise give any party the right to terminate, any of such Real Property Leases, or could adversely affect the Company’s or any of its Subsidiaries’ interest in and title to the Real Property subject to any of such Real Property Leases. No Real Property Lease is subject to termination, modification or acceleration as a result of the transactions contemplated hereby.
          z. Tangible Assets. The Company and its Subsidiaries have good and marketable title to all of the tangible assets that are material to their businesses (the “Assets”), in each case free and clear of any Lien, other than Permitted Liens. The Assets include all tangible assets necessary for the conduct of the Company’s and its Subsidiaries businesses as presently proposed to be conducted. The Assets that are facilities, fixtures, equipment, and other personal property have been maintained in accordance with normal industry practice, and are in good operating condition and repair (subject to normal wear and tear), and are suitable for the purposes for which they are now used and proposed to be used. There are no existing agreements, options, commitments or rights with, of or to any Person to acquire any such Assets, or any interests therein.
          aa. No Materially Adverse Contracts, Etc. The Company is not subject to any charter, contract, agreement, instrument, corporate or other legal restriction, or any judgment, decree, order, rule, regulation or other Law that has, has had, or could reasonably be expected in the future to have, a Material Adverse Effect.
          bb. Investment Company. The Company is not, and upon each Closing will not be, an “investment company,” a company controlled by an “investment company,” or an “affiliated person” of, or “promoter” or “principal underwriter” for, an “investment company,” as such terms are defined in the Investment Company Act.
          cc. Stock Options. Except as set forth on Schedule 3(cc), every Option issued by the Company pursuant to the Equity Plans (i) has (or, if no longer outstanding, had), with respect to each share of Common Stock into which it is convertible or for which it is exercisable or exchangeable, an exercise price equal to or greater than the fair market value per share of Common Stock on the date of grant of such Option, (ii) was issued in compliance with the terms of the plan under which it was issued and in compliance with applicable Laws, rules and regulations, including the rules and regulations of the Principal Market, and (iii) has been accounted for in accordance with GAAP and otherwise been disclosed accurately and completely and in accordance with the requirements of the Securities Laws, including Rule 402 of Regulation S-K promulgated by the SEC, and the Company has paid, or properly reserved for, all taxes payable with respect to each such Option (including with respect to the issuance and exercise thereof); and has not deducted any amounts from its taxable income that it is not entitled to deduct with respect to any such stock option (including the issuance and exercise thereof).
          dd. Clinical Services. The contract research services provided by each of the Company and its Subsidiaries is provided in compliance in all material respects with all applicable Laws, including, without limitation, all applicable FDA rules, regulations and requirements and all rules, regulations and requirements of comparable foreign Governmental Entities.
     4. AFFIRMATIVE COVENANTS.
          a. Best Efforts. Each party shall use its reasonable best efforts to timely satisfy each of the conditions to be satisfied by it as provided in Sections 7 and 8 of this Agreement.
          b. Form D and Blue Sky. The Company agrees to timely file a Form D with respect to the Securities as required under Regulation D. The Company shall, on or before each Closing Date, take such action as the Company shall reasonably determine is necessary in order to obtain an exemption for, or to qualify the Securities for, sale to the Buyers at the Closing to occur on such Closing Date pursuant to this Agreement under applicable Securities Laws of the states of the United States, and shall provide to each Buyer evidence of any such action so taken on or prior to the applicable Closing Date. The Company shall make all filings and reports relating to the offer and sale of the Securities required under applicable Securities Laws of the states of the United States.
          c. Reporting Status. During the period commencing on the date of this Agreement and ending on the first date after the Initial Closing Date that is the latest of (i) the date that is two years after the date as of which the Investors (as that term is defined in the Registration Rights Agreement) may sell all of the Shares without restriction pursuant to Rule 144(k) promulgated under the 1933 Act (or successor thereto), and (ii) the date on which no Notes remain outstanding, (iii) the date that is the last day on which any Shares may be issued hereunder, and (iv) the date on which the Security Agreement has been terminated (the period ending on such latest date, the “Reporting Period”), the Company shall timely file all reports required to be filed with the SEC pursuant to the 1934 Act, and the Company shall not terminate its status as an issuer required to file reports under the 1934 Act even if the Securities Laws otherwise would permit such termination.
          d. Use of Proceeds. The Company will use the proceeds from the sale of the Notes and the Shares first, to pay expenses and commissions related to the sale of the Securities, second, to fund the Hesperion Acquisition, and third, for general working capital needs.
          e. Financial Information. The Company agrees to send the following to each Investor (as defined in the Registration Rights Agreement) during the Reporting Period (i) unless the following are filed with the SEC through EDGAR and are immediately available to the public through the EDGAR system, within one Business Day after the filing thereof with the SEC, a copy of each of its quarterly reports on Form 10-QSB or 10-Q and annual reports on Form 10-KSB or 10-K, as the case may be (each, a “Periodic Report”), Current Reports on Form 8-K, registration statements (other than on Form S-8) and amendments and supplements to each of the foregoing, (ii) unless immediately available through Bloomberg or other nationally recognized media outlet, facsimile copies of all press releases issued by the Company or any of its Subsidiaries, contemporaneously with the issuance thereof, and (iii) copies of any notices and other information made available or given to the stockholders of the Company generally, contemporaneously with the making available or giving thereof to the stockholders.

          f. Internal Accounting Controls. During the Reporting Period, the Company shall, and, shall cause each of its Subsidiaries to:
          (i) at all times keep books, records and accounts with respect to all of such Person’s business activities, in accordance with sound accounting practices and GAAP consistently applied;
          (ii) continue to undertake the remediation activities disclosed in the SEC Documents so that the Company is ultimately able to maintain a system of internal accounting controls sufficient to provide reasonable assurance that (A) transactions are executed in accordance with management’s general or specific authorizations, (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset and liability accountability, (C) access to assets or incurrence of liability is permitted only in accordance with management’s general or specific authorization and (D) the recorded accountability for assets and liabilities is compared with the existing assets and liabilities at reasonable intervals and appropriate action is taken with respect to any differences;
          (iii) timely file and make publicly available on the SEC’s EDGAR system, all certifications and statements required by (A) Rule 13a-14 or Rule 15d-14 under the 1934 Act and (B) Section 906 of Sarbanes Oxley with respect to any Periodic Reports;
          (iv) continue to undertake the remediation activities disclosed in the SEC Documents so that the Company is ultimately able to maintain disclosure controls and procedures required by Rule 13a-15 or Rule 15d-15 under the 1934 Act, and to cause such disclosure controls and procedures to be effective at all times to ensure that the information required to be disclosed by the Company in the reports that it files with or submits to the SEC (A) is recorded, processed, summarized and reported accurately within the time periods specified in the SEC’s rules and forms and (B) is accumulated and communicated to the Company’s management, including its principal executive officer and principal financial officer, as appropriate to allow timely decisions regarding required disclosure; and
          (v) continue to undertake the remediation activities disclosed in the SEC Documents so that the Company is ultimately able to maintain internal control over financial reporting required by Rule 13a-14 or Rule 15d-14 under the 1934 Act, and to cause such internal control over financial reporting to be effective at all times and not contain any material weaknesses.
          g. Listing. During the Reporting Period, the Company shall use its commercially reasonable efforts to promptly secure the listing of all of the Registrable Securities (as defined in the Registration Rights Agreement) upon each national securities exchange or automated quotation system, upon which shares of Common Stock are then listed (subject to official notice of issuance) or quoted and, shall maintain, so long as any other shares of Common Stock shall be so listed, such listing of all Registrable Securities from time to time issuable under the terms of the Transaction Documents. So long as any Securities are outstanding, the Company shall maintain the Common Stock’s listing on the Principal Market and shall not take any action that would reasonably be expected to result in the suspension or termination of trading of the Common Stock on the Principal Market. The Company shall pay all fees and expenses in connection with satisfying its obligations under this Section 4(g).
          h. Expenses. The Company shall reimburse each Buyer an amount equal to the amount of all of such Buyer’s reasonable legal, due diligence and other expenses incurred in connection with the Transaction Documents. In addition, in the event any Buyer’s Note is outstanding on the first anniversary of the Closing Date, the Company shall pay such Buyer a transaction fee in an amount equal to 2.0% of the Purchase Price of such outstanding Note.
          i. Disclosure of Transactions and Other Material Information.
          (i) By the fourth (4th) Business Day following the Initial Closing Date, the Company shall file a Form 8-K (the “Announcing Form 8-K”) with the SEC. The Announcing Form 8-K, shall comply fully with the applicable 8-K rules and shall describe the terms of the transactions contemplated by the Transaction Documents, including the purchase of the Notes and Shares. The Company shall file all exhibits relating to this Agreement required to be filed by the SEC and Securities Laws or other Laws as exhibits to the Company’s Quarterly Report on Form 10-QSB to be filed with the SEC on or around November 15, 2007.
          (ii) Subject to the agreements and covenants set forth in this Section 4(i), the Company shall not issue any press releases or any other public statements with respect to the transactions contemplated hereby or disclosing the name of any Buyer; provided, however, that a Company shall be entitled, without the prior approval of any Buyer, to make any press release with respect to such transactions (A) in substantial conformity with the Announcing Form 8-K and contemporaneously therewith or prior thereto and (B) as is required by applicable Law.
          (iii) Notwithstanding any provision herein to the contrary, the Company shall not, and shall cause each of its Subsidiaries and its and each of their respective Affiliates, officers, directors, employees and agents not to, provide any Buyer with any material nonpublic information regarding the Company or any of its Subsidiaries from and after the filing of the Announcing Form 8-K with the SEC, without the express prior written consent of such Buyer, other than notices required under the Transaction Documents which may constitute material non-public information. Notwithstanding anything to the contrary herein, in the event that the Company believes that a notice or communication to any Buyer or Investor (as defined in Section 4(j)) contains material, nonpublic information relating to the Company or any of its Subsidiaries, the Company so shall indicate to the such Buyer or Investor contemporaneously with delivery of such notice or communication, and such indication shall provide such Buyer or Investor the means to refuse to receive such notice or communication other than notices required under the Transaction Documents which may constitute material non-public information; and in the absence of any such indication, the holders of the Securities shall be allowed to presume that all matters relating to such notice or communication do not constitute material, nonpublic information relating to the Company or any of its Subsidiaries.
          j. Pledge of Securities. The Company acknowledges and agrees that the Securities of a Buyer may be pledged by such Buyer or its transferees (each, including each Buyer, an “Investor”) in connection with a bona fide margin agreement or other loan secured by the Securities. The pledge of Securities shall not be deemed to be a transfer, sale or assignment of the Securities hereunder, and no Investor effecting any such pledge of Securities shall be required to provide the Company with any notice thereof or otherwise make any delivery to the Company pursuant to this Agreement or any other Transaction Document. The Company hereby agrees to execute and deliver such documentation as a pledgee of the Securities may reasonably request in connection with a pledge of the Securities to such pledgee by an Investor.
          k. Notices. From the date of this Agreement until the first date following the Initial Closing Date on which no Notes are outstanding and the Security Agreement has terminated, the Company shall and shall cause each of its Subsidiaries to notify the Collateral Agent in writing (A) at least 30 days in advance of any change in such Person’s legal name and (B) within 10 days of the change of the use of any trade name, assumed name, fictitious name or division name not previously disclosed to the Collateral Agent in writing. All of the foregoing notices also shall be provided by the Company or the applicable Subsidiary to each Buyer in writing.
          l. Compliance with Laws and Maintenance of Permits. During the Reporting Period, the Company shall, and shall cause each of its Subsidiaries to, maintain all governmental consents, franchises, certificates, licenses, authorizations, approvals and permits, the lack of which would reasonably be expected to have a Material Adverse Effect, and the Company and each of its Subsidiaries shall remain in compliance with all Laws (including Environmental Laws and Laws relating to healthcare, HIPAA, taxes, employer and employee contributions and similar items, securities, ERISA or employee health and safety and all applicable U.S. Food and Drug Administration (“FDA”) rules, regulations and requirements and the rules, regulations and requirements of comparable foreign Governmental Entities) the failure with which to comply would have a Material Adverse Effect on such Person.
          m. Inspection and Audits. From the date of this Agreement until the first date following the Initial Closing Date on which no Notes are outstanding and the Security Agreement has been terminated:
          (i) The Company shall, and shall cause each of its Subsidiaries to, permit each Buyer (and each Buyer’s designees), to call at the Company’s and each of its Subsidiaries’ places of business upon reasonable advance notice, and, without hindrance or delay, to inspect, examine and audit the Collateral and to inspect, audit, check and make extracts from such Person’s books, records, journals, orders, receipts and any correspondence and other data relating to the Collateral or any transactions between the parties hereto, and each Buyer (and each Buyer’s designees) shall have the right to make such verification concerning the Collateral as such Buyer may consider reasonable under the circumstances; and

          (ii) Notwithstanding anything to the contrary herein, upon written request to the Company by any Buyer, the Company shall promptly provide such Buyer with any financial, operating or other type of information reasonably requested by such Buyer, subject to a mutually agreeable confidentiality agreement, which request shall constitute a waiver, with respect to any material non-public information regarding the Company and the Subsidiaries provided to such Buyer directly in response to such written request, of the restriction herein on the Company’s disclosure to such Buyer of material nonpublic information.
          n. Collateral. From the date of this Agreement until the first date following the Initial Closing Date on which the Notes are no longer outstanding and the Security Agreement is terminated, the Company shall, and shall cause each of its Subsidiaries to, maintain and preserve the Collateral and the value thereof.
          o. Insurance. From the date of this Agreement until the first date following the Initial Closing Date on which no Notes are outstanding and the Security Agreement has terminated, the Company shall, and shall cause each of its Subsidiaries to:
          (i) Keep the Collateral properly housed (to the extent possible) and insured for the full insurable value thereof against loss or damage with companies that regularly insure Persons engaged in businesses similar to that of the Company or the applicable Subsidiary, such coverage and the premiums payable in respect thereof to be acceptable in scope and amount to the Collateral Agent. Such endorsement, or an independent instrument furnished to the Collateral Agent, shall provide that the insurance company shall give the Collateral Agent at least 30 days’ written notice before any such policy of insurance is altered or canceled and that no act, whether willful or negligent, or default of such Company or the applicable Subsidiary or any other Person shall affect the right of the Collateral Agent to recover under such policy of insurance in case of loss or damage. In addition, the Company or applicable Subsidiary shall cause to be executed and delivered to the Collateral Agent an assignment of proceeds of its business interruption insurance policies (if any).
          (ii) Maintain, at its expense, such insurance policies (including, but not limited to, general liability, directors’ and officers,’ public liability and third party property damage insurance) with companies that regularly insure Persons engaged in businesses similar to that of the Company or the applicable Subsidiary, such coverage and the premiums payable in respect thereof to be reasonably acceptable in scope and amount to the Collateral Agent, such acceptance not to be unreasonably withheld. Original (or certified) copies of such policies have been delivered to each Buyer, together with evidence of payment of all premiums therefor; each such policy shall contain an endorsement showing the Collateral Agent as an additional insured thereunder and providing that the insurance company shall give Collateral Agent at least 30 days’ written notice before any such policy shall be altered or canceled.
     If the Company or any of its Subsidiaries at any time or times hereafter shall fail to obtain or maintain any of the policies of insurance required above or to pay any premium relating thereto and fails to cure such failures within ten (10) days of written notice from Buyer, each

Buyer, without waiving or releasing any obligation or default by the Company hereunder, may (but shall be under no obligation to) obtain and maintain such policies of insurance and pay such premiums and take such other actions with respect thereto as such Buyer deems advisable. Such insurance, if obtained by such Buyer, may, but need not, protect the Company’s and its Subsidiaries’ interests or pay any claim made by or against the Company and its Subsidiaries with respect to the Collateral. Such insurance may be more expensive than the cost of insurance the Company and its Subsidiaries may be able to obtain on their own and may be cancelled only upon the Company and its Subsidiaries’ providing evidence that they has obtained the insurance as required above. All sums disbursed by a Buyer in connection with any such actions, including court costs, expenses, other charges relating thereto and reasonable attorneys’ fees, shall constitute Indebtedness under the Notes, shall be payable on demand by the Company to such Buyer and, until paid, shall bear interest at the highest rate then applicable to principal under the Notes.
          p. Taxes. During the Reporting Period, the Company shall and shall cause each of its Subsidiaries to file all required tax returns and pay all of its taxes when due, subject to any extensions granted by the applicable taxing authority, including taxes imposed by federal, state or municipal agencies, and shall cause any Liens for taxes to be promptly released; provided, however, that the Company and its Subsidiaries shall have the right to contest the payment of such taxes in good faith by appropriate proceedings so long as (i) the amount so contested is shown on such Person’s financial statements; and (ii) the contesting of any such payment does not give rise to a Lien for taxes. If the Company or the applicable Subsidiary fails to pay any such taxes (other than taxes not yet due, subject to an extension or subject to a contest) and in the absence of any such contest by such Person and fails to cure such failure within ten (10) days of written notice from Buyer, each Buyer may (but shall be under no obligation to) advance and pay any sums required to pay any such taxes and/or to secure the release of any Lien therefor, and any sums so advanced by such Buyer shall constitute Indebtedness under the Notes, shall be payable by the Company to each Buyer on demand, and, until paid, shall bear interest at the highest rate then applicable to principal under the Notes.
          q. Intellectual Property. From the date of this Agreement until the first date following the Initial Closing Date on which the Notes are no longer outstanding and the Security Agreement has terminated, the Company shall and shall cause each of its Subsidiaries to maintain adequate Intellectual Property to continue its business as presently proposed to be conducted by it or as hereafter conducted by it.
          r. Patriot Act Investor Secrecy Act and Office of Foreign Assets Control. As required by federal law and such Buyer’s policies and practices, each Buyer may need to obtain, verify and record certain customer identification information and documentation in connection with opening or maintaining accounts, or establishing or continuing to provide services, and, during the Reporting Period, the Company agrees to, and shall cause each of its Subsidiaries to, provide such information to the extent it is in possession of such information and can provide the same without violating an obligation of confidentiality to a third party with respect thereto.
          s. Security Covenants. From the date of this Agreement until the first date following the Initial Closing Date on which no Notes are outstanding and the Security Agreement has terminated, the Company shall, and shall cause each of its Subsidiaries to, at its own cost and expense, cause to be promptly and duly taken, executed, acknowledged and delivered all such further acts, documents and assurances as may from time to time be necessary or as a Buyer or the Collateral Agent may from time to time reasonably request in order to carry out the intent and purposes of this Agreement, the Security Documents and the other Transaction Documents and the transactions contemplated hereby and thereby, to the extent feasible be local law, including all such actions to establish, create, preserve, protect and perfect a first priority Lien in favor of the Collateral Agent for the benefit of such Buyer in the Collateral (as each term is defined in the Security Agreement).
          t. Right to Participate in Future Financing. Subject to the exceptions described below, each of the Company and its Subsidiaries agrees that during the period beginning on the date hereof and ending on the first date following the Initial Closing on which no Note remains outstanding, neither the Company nor its Subsidiaries will (x) contract with any party for any debt or equity financing (including any debt financing with an equity component), or (y) issue any debt or equity securities of the Company or any Subsidiary or securities convertible, exchangeable or exercisable into or for debt or equity securities of the Company or any Subsidiary (including debt securities with an equity component) (each, a “Future Offering”), unless, after it has received an offer regarding a Future Offering that it has a bona fide intention to accept, it shall have first delivered to each Buyer (or the designee appointed by such Buyer) written notice (the “Future Offering Notice”) describing the Future Offering in reasonable detail and providing each Buyer an option (the “Buyer Purchase Option”) to purchase up to 25% of such Buyer’s Allocation Percentage (such 25% of such Buyer’s Allocation Percentage being referred to herein as such Buyer’s “Participation Percentage”) of the total amount of securities to be issued in such Future Offering (the limitations referred to in this and the preceding sentence are collectively referred to as the “Capital Raising Limitations”) and on the same terms as offered to the other investors and participants in such Future Offering. Upon the written request of any Buyer made within five (5) Business Days after its receipt of a Future Offering Notice (an “Additional Information Request”), the Company shall provide the Buyers with such additional information regarding the proposed Future Offering, including terms and conditions and use of proceeds thereof, as any Buyer shall reasonably request. A Buyer may exercise its Buyer Purchase Option by delivering written notice to the Company within five (5) Business Days after the later of (i) such Buyer’s receipt of a Future Offering Notice or (ii) such Buyer’s receipt of all of the information reasonably requested by the Buyer in an Additional Information Request (the “Buyer Purchase Notice Date”), which notice shall state the quantity or percentage of securities being offered in the Future Offering that such Buyer will purchase, up to its Participation Percentage, and that quantity or percentage of securities (if any) it is willing to purchase in excess of its Allocation Percentage (such Buyer’s “Over-allotment Amount”). In the event that one or more Buyers fail to elect to purchase up to each such Buyer’s Allocation Percentage, then each of the Buyers that have indicated a willingness to purchase a Buyer Over-allotment Amount shall be entitled to purchase an amount of the securities subject to the Buyer Purchase Option that such Buyer or Buyers have failed to elect to purchase (the “Unpurchased Securities”) equal to the lesser of (x) the Buyer Over-allotment Amount of such Buyer, and (y) the product of (I) such Buyer’s Allocation Percentage, and (II) the aggregate amount of such Unpurchased Securities subject to the Buyer Purchase Option. The Company shall have sixty (60) days following the Buyer Purchase Notice Date to sell the securities of the Future Offering (other than the securities to be purchased by the Buyers pursuant to this Section 4(t)), upon terms and conditions no more favorable to the purchasers thereof than specified in the Future Offering

Notice. The exercise of the Buyer Purchase Option shall be contingent upon, and contemporaneous with, the consummation of such Future Offering. In connection with such consummation, each Buyer that exercises the Buyer Purchase Option shall deliver to the Company duly and properly executed originals of any documents reasonably required by the Company to effectuate such Future Offering together with payment of the purchase price for the securities being purchased by such Buyer in such Future Offering, and the Company shall promptly issue to such Buyer the securities purchased thereby. In the event the Company has not sold such securities of the Future Offering within such sixty (60) day period, the Company shall not thereafter issue or sell such securities or any other securities subject to this Section 4(t) without first offering such securities to the Buyers in the manner provided in this Section 4(t). Any Buyer that fails to exercise its full Participation Percentage with respect to a particular Future Offering shall lose its right of participation with respect to later Future Offerings. The Capital Raising Limitations shall not apply to (i) any transaction involving the Company’s issuances of securities (A) as consideration in a merger or consolidation (the primary purpose or material result of which is not to raise or obtain equity capital or cash), (B) in connection with any strategic partnership or joint venture (the primary purpose or material result of which is not to raise or obtain equity capital or cash), or (C) as consideration for the acquisition of a business, product, license or other assets by the Company (the primary purpose or material result of which is not to raise or obtain equity capital or cash), (ii) the issuance of securities upon exercise or conversion of the Company’s Options or Convertible Securities outstanding as of the date hereof, provided that such securities are not amended or modified on or after the date hereof and provided, further, that the conversion price, exchange price, exercise price or other purchase price is not reduced, adjusted or otherwise modified and the number of shares issued or issuable is not increased (whether by operation of law or in accordance with the relevant governing documents or otherwise) on or after the date hereof, and (iii) the grant of additional options, or the issuance of other securities, under any Company Equity Plan.
          u. Board Observer Rights. From the date of this Agreement until the first date following the Initial Closing Date on which no Notes are outstanding, Cumulus Investors, LLC shall have the right to appoint one (1) person to attend and observe meetings and correspondence of the Company’s Board of Directors (including any and all executive sessions); provided, however that such person shall not have the right to vote on any matters at hand; provided, further, however, that such rights shall not be transferable to any third party or assignee. In connection with such observer role, such appointee shall be provided with copies of all information and documentation provided to members of the Company’s Board of Directors at, or in connection with such meetings, provided that the Company shall have the right to exclude such observer from any meeting if the Company reasonably believes such exclusion is required by the Board of Directors’ fiduciary duties or not to disclose any information it deems to be confidential or that may jeopardize the attorney/client privilege.
          v. Quarterly Compliance Certificate. From the date of this Agreement until the first date following the Initial Closing Date on which no Notes are outstanding, the Company shall provide the Buyers, no later than 30 days following the end of each fiscal quarter, a certificate executed by the chief executive officer and chief financial officer of the Company certifying that the Company and its Subsidiaries were, as of the end of such preceding quarter, and at all times during such preceding quarter, in full compliance with the terms of this Agreement.

     5. NEGATIVE COVENANTS.
          a. Prohibition Against Variable Priced Securities. From the date of this Agreement until the first date following the Initial Closing Date on which no Buyer holds any Securities, the Company shall not in any manner issue or sell any Options or Convertible Securities that are convertible into or exchangeable or exercisable for shares of Common Stock at a price that varies or may vary with the market price of shares of Common Stock, including by way of one or more resets to a fixed price or increases in the number of shares of Common Stock issued or issuable, or at a price that upon the passage of time or the occurrence of certain events automatically is reduced or is adjusted or at the option of any Person may be reduced or adjusted, whether or not based on a formulation of the then-current market price of the Common Stock.
          b. Status. From the date of this Agreement until the first date following the Initial Closing Date on which no Notes are outstanding, the Company shall not become a USRPHC; and upon any Buyer’s request, the Company shall inform such Buyer whether any of the Securities then held by Buyer constitute a U.S. real property interest pursuant to Treasury Regulation Section 1.897-2(h) without regard to Treasury Regulation Section 1.897-2(h)(3).
          c. Stay, Extension and Usury Laws. The Company covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law or other law that would prohibit or forgive it from paying all or any portion of any principal of, or interest or premium on any of the Notes or from issuing the Shares as contemplated herein or therein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants under, or the performance of, any of the Transaction Documents; and the Company (to the extent it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power granted to any Buyer herein or in any of the other Transaction Documents, but will suffer and permit the execution of every such power as though no such law has been enacted.
          d. Restriction on Purchases or Payments. From the date of this Agreement until the first date following the Initial Closing Date on which the Notes are no longer outstanding and the Security Agreement has terminated, the Company shall not, and shall not permit any of it Subsidiaries to, (i) declare, set aside or pay any dividends on or make any other distributions (whether in cash, stock, equity securities or property) in respect of any the Company’s or any Subsidiary’s Capital Stock, or issue or authorize the issuance of any other securities in respect or, in lieu of, or in substitution for any Capital Stock of the Company or any of its Subsidiaries, or establish or set any record date with respect to any of the foregoing; provided, however, that any Subsidiary may declare, set aside or pay dividends on or make any other distributions (whether in cash, stock, equity securities or property) in respect of any of its Capital Stock that is held solely by the Company or a wholly-owned domestic Subsidiary, provided that all of the equity of such Subsidiary is directly or indirectly owned by the Company, such Subsidiary is controlled by the Company, and such Subsidiary is a party to the Guaranty, or (ii) purchase, redeem or otherwise acquire, directly or indirectly, any shares of the Company’s or any of its Subsidiaries’ Capital Stock, except repurchases of unvested shares at cost in connection with the termination of employment of an employee pursuant to options or agreements in effect on the date of this Agreement, or cashless (i.e., net issue) exercise of options by employees under existing options.
          e. Payment and Lien Restrictions. From the date of this Agreement until the first date following the Initial Closing Date on which the Notes are no longer outstanding and the Security Agreement has terminated, (i) the Company shall not, nor will it permit any of its Subsidiaries to, enter into or assume any agreement prohibiting or otherwise restricting the creation or assumption of any Lien upon its properties or assets, whether now owned or hereafter acquired, or requiring the grant of any security for an obligation, except to the extent any such agreement provides for Permitted Liens; and (ii) except as provided herein, the Company shall not and shall not cause or permit its Subsidiaries to directly or indirectly create or otherwise cause or suffer to exist or become effective any consensual encumbrance or consensual restriction of any kind on the ability of any such Subsidiary to: (1) pay dividends or make any other distribution on any of such Subsidiary’s Capital Stock owned by the Company or any other Subsidiary; (2) pay any Indebtedness owed to the Company or any other Subsidiary; (3) make loans or advances to the Company or any other Subsidiary; or (4) transfer any of its property or assets to the Company or any other Subsidiary.
          f. Prepayments. Except for intercompany indebtedness among the Company and its Subsidiaries, from the date of this Agreement until the first date following the Initial Closing Date on which the Notes are no longer outstanding and the Security Agreement has terminated, the Company shall not, nor will it permit any of its Subsidiaries to, prepay any Indebtedness that is in parity with or subordinate to the Notes by structure or contract; provided, however, that any Subsidiary may prepay any Indebtedness to the Company or a wholly-owned domestic Subsidiary of the Company and may make (i) scheduled payments of interest and principal on the Hesperion Notes; (ii) amortization payments on the Millennix Notes and (iii) scheduled payments of interest and principal on the Lavin Notes, in each case if no Event of Default has occurred or is continuing during the forty-five (45) days prior to the applicable scheduled payment date.
          g. Indebtedness. From the date of this Agreement until the first date following the Initial Closing Date on which the Notes are no longer outstanding and the Security Agreement has terminated, the Company shall not, and shall cause each of its Subsidiaries not to, create, incur, assume, extend the term of, become obligated on or suffer to exist (directly or indirectly), any Indebtedness other than under the Notes issued pursuant to this Agreement, except that the Company and its Subsidiaries may incur or enter into the following (collectively, “Permitted Indebtedness”):
          (i) Indebtedness listed on Schedule 3(x);
          (ii) non-convertible Indebtedness for borrowed money, but only to the extent (A) a subordination agreement in favor of and in form and substance satisfactory to, each Buyer in its reasonable discretion is executed and delivered to such Buyer with respect thereto (which subordination agreement shall prohibit unscheduled payments in respect of such subordinated Indebtedness for so long as the Notes are outstanding), (B) the terms of such subordinated Indebtedness does not require or permit payment of principal thereon until full payment of any outstanding Notes, and (C) such subordinated

Indebtedness is not secured by any of the assets of the Company or any of its Subsidiaries;
          (iii) unsecured intercompany Indebtedness amongst the Company and one or more of its wholly-owned domestic Subsidiaries that is a party to, and in compliance with, the Guaranty;
          (iv) Indebtedness of the Company and its Subsidiaries for taxes, assessments, municipal or governmental charges not yet due;
          (v) obligations of the Company and its Subsidiaries for collection or deposit in the ordinary course of business; and
          (vi) unsecured account trade payables that are (A) entered into or incurred in the ordinary course of the Company’s and its Subsidiaries’ business, (B) on terms that require full payment within ninety (90) days from the date entered into or incurred, (C) not unpaid in excess of sixty (60) days from the receipt of invoice, or are being contested in good faith and as to which such reserve as is required by GAAP has been made and (D) not exceeding at any one time an aggregate amount among the Company and its Subsidiaries of $3,200,000 at any time.
          (vii) capital or equipment lease financing arrangements in the ordinary course of business.
          h. Liens. From the date of this Agreement until the first date following the Initial Closing Date on which none of the Notes are outstanding and the Security Agreement has terminated, the Company shall not, and shall cause each of its Subsidiaries not to, grant or suffer to exist (voluntarily or involuntarily) any Lien, claim, security interest or other encumbrance whatsoever on any of its assets, other than Permitted Liens.
          i. Sale of Collateral. Until the first date on which the Notes are no longer outstanding and the Security Agreement has terminated, neither the Company nor any of the Subsidiaries shall directly or indirectly sell, transfer, assign or dispose of any Collateral, other than in the ordinary course of business. Without limiting the generality of the foregoing, the Company shall not directly or indirectly sell, transfer, assign or otherwise dispose of any receivables of the Company or any of its Subsidiaries without the prior written consent of the Collateral Agent. The Company shall not, and shall cause each of its Subsidiaries not to, directly or indirectly, merge with or consolidate with any Person or permit any other Person to merge with or into or consolidate with it except that any wholly owned Subsidiary may merge with or into any other wholly owned Subsidiary of the Company if the Company has provided at least ten (10) Business Days prior notice to the Collateral Agent and no Event of Default shall exist or shall exist upon the consummation of such transaction.
          j. Corporate Existence. During the Reporting Period, the Company shall, and shall cause each of its Subsidiaries to, maintain its corporate existence and shall not sell all or substantially all of the Company’s assets (including, for the avoidance of any doubt, all or substantially all of the assets of the Subsidiaries in the aggregate), except in the event of a merger or consolidation or sale or transfer of all or substantially all of the Company’s assets (including, for the avoidance of any doubt, all or substantially all of the assets of the Subsidiaries in the aggregate) where (i) the surviving or successor entity in such transaction (A) assumes the Company’s obligations hereunder and under the other Transaction Documents (other than the Hesperion Transaction Documents) and (B) is a publicly traded corporation the common stock of which is listed on a national securities exchange or quoted on the over-the-counter bulletin board, and (ii) immediately before and immediately after giving effect to such transaction, no Event of Default (as defined in the Notes) shall have occurred and be continuing. The Company shall not, and shall cause each of its Subsidiaries not to, engage in any business other than the business engaged in on the date hereof.
          k. Affiliate Transactions. From the date of this Agreement until the first date following the Initial Closing Date on which no Notes are outstanding and the Security Agreement has terminated, the Company shall not, and shall cause each of its Subsidiaries not to, enter into, amend, modify or supplement any transaction, contract, agreement, instrument, commitment, understanding or other arrangement with any Related Party, except for customary employment arrangements, benefit programs and intercompany arrangements, on reasonable terms, that are not otherwise prohibited by this Agreement.
          l. Restriction on Loans; Investments; Subsidiary Equity. From the date of this Agreement until the first date following the Initial Closing Date on which no Notes are outstanding and the Security Agreement has terminated, the Company shall not, and shall not permit any of its Subsidiaries to:
          (i) Make any loans or advances to, or investments in, any other Person (other than to or in any Subsidiary), including through lending money, deferring the purchase price of property or services (other than trade accounts receivable on terms of ninety (90) days or less), purchasing any note, bond, debenture or similar instrument, entering into any letter of credit, guaranteeing (or taking any action that has the effect of guaranteeing) any obligations of any other Person, or acquiring any equity securities of, or other ownership interest in, or making any capital contribution to any other entity; provided, however, that the Company may create new subsidiaries; or
          (ii) Issue, transfer or pledge any capital stock or equity interest in any Subsidiary to any Person other than the Company.
          m. Investment Company. From the date of this Agreement until the first date following the Initial Closing Date on which no Notes are outstanding and no Buyer holds any Securities, the Company shall not become an “investment company,” a company controlled by an “investment company,” or an “affiliated person” of, or “promoter” or “principal underwriter” for, an “investment company,” as such terms are defined in the Investment Company Act.
          n. No Avoidance of Obligations. During the Reporting Period, the Company shall not, and shall cause each of its Subsidiaries not to, enter into any agreement which would limit or restrict the Company’s or any of its Subsidiaries’ ability to perform under, or take any other voluntary action to avoid or seek to avoid the observance or performance of any of the terms to be observed or performed by it under, this Agreement, the Notes and the other Transaction Documents.

          o. Regulation M. Neither the Company, nor any of its Subsidiaries nor any of their respective Affiliates will take any action prohibited by Regulation M under the 1934 Act in connection with the offer, sale and delivery of the Securities contemplated hereby.
          p. No Integrated Offering. Neither the Company, nor any of its Subsidiaries, nor any of their respective Affiliates, nor any Person acting on behalf of any of the foregoing shall, directly or indirectly, make any offers or sales of any security or solicit any offer to purchase any security, under any circumstances that would require registration of any of the Securities under the 1933 Act.
          q. Exceptions. Notwithstanding anything to the contrary set forth in this Agreement or in any of the Transaction Documents, the Company is not precluded from and no consent is required from any party prior to the taking of any of the following actions:
          (i) An equity or debt financing, the proceeds of which are used in whole or in part to repay all outstanding principal and interest underlying the Notes; provided, however, that the Company must comply with the provisions of Section 4(t) hereof;
          (ii) A reverse stock split duly approved by the board of directors and stockholders of the Company;
          (iii) Any transfers between Affiliates or intercompany loans;
          (iv) Create any new wholly owned subsidiary, subject to the terms of this Agreement and the Transaction Documents; or
          (v) Dissolve any wholly owned Subsidiary; provided, however, that the assets of such Subsidiary are transferred to the Company or an Affiliate.
     6. TRANSFER AGENT INSTRUCTIONS. The Company shall issue instructions to its transfer agent and any subsequent transfer agent, to issue certificates or credit shares to the applicable balance accounts at the Depository Trust Company (“DTC”), registered in the name of each Buyer or its respective nominee(s), for the Shares in such amounts as specified from time to time by such Buyer to the Company. Prior to registration of the Shares under the 1933 Act, all such certificates shall bear the restrictive legend specified in Section 2(g). The Company warrants that no instruction other than the transfer agent instructions referred to in this Section 6 and stop transfer instructions to give effect to Section 2(f) (in the case of the Shares prior to registration thereof under the 1933 Act) will be given by the Company to its transfer agent and that the Securities shall otherwise be freely transferable on the books and records of the Company as and to the extent provided in this Agreement and the Registration Rights Agreement. If a Buyer provides the Company with an opinion of counsel, in a generally acceptable form, to the effect that a public sale, assignment or transfer of the Securities may be made without registration under the 1933 Act or the Buyer provides the Company with reasonable assurance that the Securities can be sold pursuant to Rule 144 without any restriction as to the number of securities acquired as of a particular date that can then be immediately sold, the Company shall permit the transfer and, in the case of the Shares, promptly instruct its transfer agent to issue one or more Share Certificates or credit shares to the applicable balance accounts at DTC in such name and in such denominations as specified by such Buyer and without any restrictive legend. The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Buyers by vitiating the intent and purpose of the transactions contemplated hereby. Accordingly, the Company acknowledges that the remedy at law for a breach of its obligations under this Section 6 will be inadequate and agrees, in the event of a breach or threatened breach by the Company of the provisions of this Section 6, that each Buyer shall be entitled, in addition to all other available remedies, to an injunctive order and/or injunction restraining any breach and requiring immediate issuance and transfer, without the necessity of showing economic loss and without any bond or other security being required.
     7. CONDITIONS TO THE OBLIGATIONS OF THE COMPANY TO SELL. The obligation of the Company to issue and sell the Notes and Shares to each Buyer at the applicable Closing is subject to the satisfaction, at or before the applicable Closing Date (unless otherwise specifically provided in this Section 7), of each of the following conditions, provided that these conditions are for the Company’s sole benefit and may be waived by the Company at any time in its sole discretion by providing each Buyer with prior written notice thereof:
          a. Such Buyer and the Collateral Agent shall have executed each of the Transaction Documents to which it is a party and delivered the same to the Company.
          b. Such Buyer shall have delivered to the Company such Buyer’s Allocation Percentage of the Purchase Price (less the amount withheld by such Buyer pursuant to Section 4(h)) for the Notes and Shares being purchased by such Buyer at such Closing by wire transfer of immediately available funds pursuant to the wire instructions provided by the Company.
          c. The representations and warranties of such Buyer herein shall be true and correct as of the date when made and as of such Closing Date as though made at that time (except for representations and warranties that speak as of a specific date, which shall be true and correct as of such date), and such Buyer shall have performed, satisfied and complied with the covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by such Buyer at or prior to such Closing Date.
          d. The Company shall have consummated the Hesperion Acquisition pursuant to the Hesperion Acquisition Agreement and the other Hesperion Transaction Documents.
     8. CONDITIONS TO BUYERS’ OBLIGATIONS TO PURCHASE.
          a. Initial Closing Date. The obligation of each Buyer hereunder to purchase the Initial Notes and the Initial Shares from the Company at the Initial Closing is subject to the satisfaction, at or before the Initial Closing Date, of each of the following conditions, provided that these conditions are for each Buyer’s sole benefit and may be waived only by such Buyer at any time in its sole discretion by providing the Company with prior written notice thereof; and:
          (i) Each of the Company and its Subsidiaries shall have executed each of the Transaction Documents to which it is a party (other than any Additional Notes) and delivered the same to such Buyer.

          (ii) The representations and warranties of the Company herein shall be true and correct as of the date when made and as of the Initial Closing Date as though made at that time (except for representations and warranties that speak as of a specific date, which shall be true and correct as of such date) and the Company and its Subsidiaries shall have performed, satisfied and complied with the covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by the Company at or prior to the Initial Closing Date. Such Buyer shall have received a certificate, executed by the Chief Executive Officer or Chief Financial Officer of the Company, dated as of the Initial Closing Date, to the foregoing effect and as to such other matters as may be reasonably requested by such Buyer, including an update as of a date as close to the Initial Closing Date as practicable of the representations contained in Sections 3(c) and 3(y) above.
          (iii) Such Buyer shall have received the opinion of Foley & Lardner LLP, dated as of the Initial Closing Date, which opinion will address, among other things, laws of the States of Delaware and New York applicable to the transactions contemplated hereby, in form, scope and substance reasonably satisfactory to such Buyer and applicable to the security interest provided pursuant to the Security Agreement, in the form of Exhibit G hereto, and otherwise in form, scope and substance reasonably satisfactory to such Buyer.
          (iv) The Company shall have executed and delivered to such Buyer the Notes and the Share Certificates (in such denominations as such Buyer shall request) for the Initial Notes and the Shares to be issued to such Buyer at the Initial Closing.
          (v) The Boards of Directors (or a committee thereof) of the Company and its Subsidiaries shall have adopted resolutions consistent with Section 3(b) above and in a form reasonably acceptable to such Buyer (the “Resolutions”).
          (vi) The transfer agent instructions shall have been delivered to and acknowledged in writing by the Company’s transfer agent, and the Company shall have delivered a copy thereof to such Buyer.
          (vii) The Company shall have delivered to such Buyer a certificate evidencing the incorporation and good standing of the Company and each Subsidiary in such entity’s state or other jurisdiction of incorporation or organization issued by the Secretary of State (or other applicable authority) of such state or jurisdiction of incorporation or organization as of a date within ten (10) days of the Initial Closing Date.
          (viii) The Company shall have delivered to such Buyer a secretary’s certificate, dated as of the Initial Closing Date, certifying as to (A) the Resolutions, and (B) the Bylaws, each as in effect at the Initial Closing.
          (ix) The Company shall have consummated the Hesperion Acquisition pursuant to the Hesperion Acquisition Agreement and the other Hesperion Transaction Documents.

          (x) The Company shall have made all filings under all applicable Securities Laws necessary to consummate the issuance of the Securities pursuant to this Agreement in compliance with such laws.
          (xi) The Company shall have delivered to such Buyer a letter from the Company’s transfer agent certifying the number of shares of Common Stock outstanding as of a date within five days of such Closing Date.
          (xii) The Company shall have delivered fully executed subordination agreements for the Millennix Notes and the Lavin Notes, each substantially in the form of Exhibit H, in favor of each Buyer.
          (xiii) The Company shall have made all filings under all applicable federal, state, provincial, territorial and foreign securities laws necessary to consummate the issuance of the Securities pursuant to this Agreement in compliance with such laws.
          (xiv) The Company and its Subsidiaries shall have delivered and pledged to such Buyer any and all Instruments, Negotiable Documents, Chattel Paper (each of the foregoing terms, as defined in the Security Agreement) and certificated securities (accompanied by stock powers executed in blank), duly endorsed and/or accompanied by such instruments of assignment and transfer executed by the Company and its Subsidiaries, in such form and substance as such Buyer may reasonably request.
          (xv) The Company and its Subsidiaries shall have delivered to such Buyer such other documents relating to the transactions contemplated by this Agreement as such Buyer or its counsel may reasonably request.
          b. Additional Closing Date. The obligation of each Buyer hereunder to purchase Additional Notes and the Shares from the Company at any Additional Closing is subject to the satisfaction, at or before the Additional Closing Date, of each of the following conditions, provided that these conditions are for each Buyer’s sole benefit and may be waived only by such Buyer at any time in its sole discretion by providing the Company with prior written notice thereof:
          (i) The Initial Closing shall have occurred.
          (ii) The representations and warranties of the Company herein (including any exceptions thereto contained in the schedules hereto) shall be true and correct as of the date when made and as of such Additional Closing Date as though made at that time (except for representations and warranties that speak as of a specific date, which shall be true and correct as of such date), provided that such representations shall be true and correct as of such Additional Closing Date giving effect to the updates required by the last sentence of this paragraph (iii) so long as there is nothing disclosed in any such updates that could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect as determined by such Buyer, in good faith, in its sole discretion, and the Company and its Subsidiaries shall have performed, satisfied and complied with the covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by the Company at or prior to such Additional Closing Date. Such Buyer shall have received a certificate, executed by the Chief Executive Officer of the Company, dated as of such Additional Closing Date, to the foregoing effect (including with respect to the satisfaction of the conditions set forth in Section (b)(ii)) and as to such other matters as may be reasonably requested by such Buyer, including an update as of such Additional Closing Date of the representations and related schedule contained in Section 3(c) above and an update of Schedules 3(a), 3(f), 3(h), 3(i), 3(o), 3(s), 3(t), 3(v), 3(y) and 3(aa) hereto.
          (iii) The Company shall have executed and delivered to such Buyer the Notes and the Share Certificates (in such denominations as such Buyer shall request) for the Additional Notes and the Shares to be issued to such Buyer at such Additional Closing.
          (iv) The Company shall have delivered to such Buyer a certificate evidencing the incorporation and good standing of the Company and each Subsidiary in such entity’s state or other jurisdiction of incorporation or organization issued by the Secretary of State (or other applicable authority) of such state or jurisdiction of incorporation or organization as of a date within ten (10) days of the Additional Closing Date.
          (v) The Company shall have made all filings under all applicable U.S. federal and state securities laws necessary to consummate the issuance of the Securities pursuant to this Agreement in compliance with such laws.
          (vi) The Company and its Subsidiaries shall have delivered to such Buyer such other documents relating to the transactions contemplated by this Agreement as such Buyer or its counsel may reasonably request.
     9. INDEMNIFICATION. In consideration of each Buyer’s execution and delivery of this Agreement and the other Transaction Documents to be executed by such Buyer and acquiring the Securities hereunder and thereunder and in addition to all of the Company’s and its Subsidiaries’ other obligations under the Transaction Documents, the Company shall defend, protect, indemnify and hold harmless such Buyer and each other holder of the Securities and all of their stockholders, partners, officers, directors, members, managers, employees and direct or indirect investors and any of the foregoing Persons’ agents or other representatives (including those retained in connection with the transactions contemplated by this Agreement) (collectively, the “Indemnitees”) from and against any and all actions, causes of action, suits, claims, losses, costs, penalties, fees, liabilities and damages, and reasonable expenses in connection therewith (irrespective of whether any such Indemnitees is a party to the action for which indemnification hereunder is sought), and including reasonable attorneys’ fees and disbursements (collectively, the “Indemnified Liabilities”), incurred by any Indemnitees as a result of, or arising out of, or relating to (a) any misrepresentation or breach of any representation or warranty made by the Company or any of its Subsidiaries in any of the Transaction Documents or any other certificate, instrument or document contemplated hereby or thereby, (b) any breach of any covenant, agreement or obligation of the Company or any of its Subsidiaries contained in the Transaction Documents or any other certificate, instrument or document contemplated hereby or thereby, (c) any cause of action, suit or claim brought or made against such Indemnitees and arising out of or resulting from the execution, delivery, performance or enforcement of the Transaction Documents in accordance with the terms thereof or any other certificate, instrument or document contemplated hereby or thereby in accordance with the terms thereof (other than a cause of action, suit or claim brought or made against an Indemnitee by such Indemnitee’s owners, investors or Affiliates), (d) any other transaction financed or to be financed in whole or in part, directly or indirectly, with the proceeds of the issuance of the Securities, or (e) the status of such Buyer or holder of the Securities as an investor in the Company. To the extent that the foregoing undertaking by the Company may be unenforceable for any reason, the Company shall make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities that is permissible under applicable law. Except as otherwise set forth herein, the mechanics and procedures with respect to the rights and obligations under this Section 9 shall be the same as those set forth in Sections 6(c) and 6(d) of the Registration Rights Agreement, including those procedures with respect to the settlement of claims and the Company’s rights to assume the defense of claims.
     10. CROSS-DEFAULT. Notwithstanding anything in this Agreement, any breach by the Company and/or any of its Subsidiaries of any term or provision of this Agreement shall constitute an “Event of Default” under the Notes which, if not cured in accordance with the terms thereof, shall provide the Buyers with all of the rights and remedies contemplated thereunder and under the Transaction Documents.
     11. GOVERNING LAW; MISCELLANEOUS.
          a. Governing Law; Jurisdiction; Jury Trial. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the New York City, borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. The parties acknowledge that each Buyer has an office in the State of New York and will have made the payment of the Purchase Price from its bank account located in the State of New York. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION HEREWITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

          b. Counterparts. This Agreement and any amendments hereto may be executed and delivered in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement, and shall become effective when counterparts have been signed by each party hereto and delivered to the other parties hereto, it being understood that all parties need not sign the same counterpart. In the event that any signature to this Agreement or any amendment hereto is delivered by facsimile transmission or by e-mail delivery of a “pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof. At the request of any party each other party shall promptly re-execute an original form of this Agreement or any amendment hereto and deliver the same to the other party. No party hereto shall raise the use of a facsimile machine or e-mail delivery of a “.pdf” format data file to deliver a signature to this Agreement or any amendment hereto or the fact that such signature was transmitted or communicated through the use of a facsimile machine or e-mail delivery of a “.pdf” format data file as a defense to the formation or enforceability of a contract, and each party hereto forever waives any such defense.
          c. Headings. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.
          d. Severability. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of any provision of this Agreement in any other jurisdiction.
          e. Entire Agreement; Amendments. This Agreement supersedes all other prior oral or written agreements between each Buyer, the Company, its Subsidiaries, their Affiliates and Persons acting on their behalf with respect to the matters discussed herein, and this Agreement and the instruments referenced herein contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Company nor any Buyer makes any representation, warranty, covenant or undertaking with respect to such matters. No provision of this Agreement may be amended, modified or supplemented other than by an instrument in writing signed by the Company and the Buyers that purchased more than sixty six and two thirds percent (66 2/3%) of the aggregate original principal amount of the Notes on the Initial Closing Date, or if prior to the Initial Closing, by the Buyers listed on the Schedule of Buyers as being obligated to purchase more than sixty six and two thirds percent (66 2/3%) of the aggregate original principal amount of the Notes. Any such amendment shall bind all holders of the Notes and the Shares. No such amendment shall be effective to the extent that it applies to less than all of the holders of the Notes or Shares then outstanding.
          f. Notices. Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered: (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party); or (iii) one Business Day after deposit with a nationally recognized overnight delivery service, in each case properly addressed to the party to receive the same. The addresses and facsimile numbers for such communications shall be:
     If to the Company:
Averion International Corp.
225 Turnpike Road
Southborough, MA 01772
Attention: Chief Executive Officer
Facsimile: (508) 597-5836
     With a copy to:
Foley & Lardner LLP
402 West Broadway
Suite 2100
San Diego, CA 92101
Attention: Adam C. Lenain Esq.
Facsimile: (619) 234-3510
If to a Buyer, to it at the address and facsimile number set forth on the Schedule of Buyers, with copies to such Buyer’s representatives as set forth on the Schedule of Buyers, or, in the case of a Buyer or any party named above, at such other address and/or facsimile number and/or to the attention of such other person as the recipient party has specified by written notice given to each other party five days prior to the effectiveness of such change. Written confirmation of receipt (A) given by the recipient of such notice, consent, waiver or other communication, (B) mechanically or electronically generated by the sender’s facsimile machine containing the time, date, recipient facsimile number and an image of the first page of such transmission or (C) provided by a nationally recognized overnight delivery service shall be rebuttable evidence of personal service, receipt by facsimile or deposit with a nationally recognized overnight delivery service in accordance with clause (i), (ii) or (iii) above, respectively.
          g. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns, including any purchasers of the Securities. The Company shall not assign this Agreement or any rights or obligations hereunder without the prior written consent of the holders of at least two thirds (2/3) of the aggregate principal of the Notes then outstanding, including by merger or consolidation, such consent not to be unreasonably withheld. Subject to compliance with all applicable Securities Laws, a Buyer may assign some or all of its rights hereunder upon written notice to the Company; provided, however, that any such assignment shall not release such Buyer from its obligations hereunder unless such obligations are assumed by such assignee (as evidenced in writing) and the Company has consented to such assignment and assumption, which consent shall not be unreasonably withheld. Notwithstanding anything to the contrary contained in the Transaction Documents, a Buyer shall be entitled to pledge the Securities in connection with a bona fide margin account or other loan or financing arrangement secured by the Securities.

          h. No Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns and, to the extent provided in Section 9 hereof, each Indemnitee, and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.
          i. Survival. Unless this Agreement is terminated under Section 10(k), the representations and warranties of each Buyer and the Company contained in Sections 2 and 3, the agreements and covenants set forth in Sections 4, 5, 6, and 10, and the indemnification and contribution provisions set forth in Section 9, shall survive the Closings in accordance with their terms. Each Buyer shall be responsible only for its own representations, warranties, agreements and covenants hereunder. The Company acknowledges and agrees that the provisions of Section 16 of the Notes shall survive the redemption, repayment or surrender of such Note.
          j. Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.
          k. Termination.
          (i) In the event that the Initial Closing shall not have occurred with respect to a Buyer on or before the third (3rd) Business Day following the date of this Agreement due to the Company’s or such Buyer’s failure to satisfy the conditions set forth in Sections 7 and 8(a) above (and the nonbreaching party’s failure to waive such unsatisfied condition(s)), the nonbreaching party shall have the option to terminate this Agreement with respect to such breaching party at the close of business on such date without liability of any party to any other party.
          (ii) In the event that an Additional Closing shall not have occurred on or before the thirtieth (30th) day following the Initial Closing Date due to the Company’s or such Buyer’s failure to satisfy the conditions set forth in Sections 7 and 8(b) above (and the nonbreaching party’s failure to waive such unsatisfied condition(s)), the nonbreaching party shall have the option to terminate the obligations with respect to such Additional Closing at the close of business on such date without liability of any party to any other party with respect thereto (and without affecting any other rights or obligations under this Agreement).
          l. Placement Agent. The Company acknowledges that it has engaged Collins Stewart LLC as lead placement agent in connection with the sale of the Notes and the Shares. The Company shall be responsible for the payment of any placement agent’s fees or broker’s commissions relating to or arising out of the transactions contemplated hereby. The Company shall pay, and hold each Buyer harmless against, any liability, loss or expense (including attorneys’ fees and out-of-pocket expenses) arising in connection with any claim for any such payment. The Company represents and warrants to each Buyer that it has not engaged any other placement agent, broker or financial advisor in connection with the transactions contemplated hereby; provided, however, that as lead placement agent, Collins Stewart LLC may engage other placement agents.
          m. No Strict Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.
          n. Remedies. Each Buyer and each holder of the Securities shall have all rights and remedies set forth in the Transaction Documents and all rights and remedies that such Buyer and holders have been granted at any time under any other agreement or contract and all of the rights that such Buyer and holders have under any law. Any Person having any rights under any provision of this Agreement shall be entitled to enforce such rights specifically (without posting a bond or other security or proving actual damages), to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law, or in equity.
          o. Rescission and Withdrawal Right. Notwithstanding anything to the contrary contained in (and without limiting any similar provisions of) the Transaction Documents, whenever any Buyer exercises a right, election, demand or option under a Transaction Document and the Company or any of its Subsidiaries does not timely perform its related obligations within the periods therein provided, then such Buyer may rescind or withdraw, in its sole discretion from time to time upon written notice to the Company, any relevant notice, demand or election in whole or in part without prejudice to its future actions and rights.
          p. Payment Set Aside. To the extent that the Company or any of its Subsidiaries makes a payment or payments to a Buyer pursuant to this Agreement, the Registration Rights Agreement, the Notes, the Shares, the Guaranty or any other Transaction Document or a Buyer enforces or exercises its rights hereunder or thereunder, and such payment or payments or the proceeds of such enforcement or exercise or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to the Company or any of its Subsidiaries, by a trustee, receiver or any other Person under any law (including any bankruptcy law, state or federal law, common law or equitable cause of action), then to the extent of any such restoration the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.
          q. Independent Nature of Buyers. The obligations of each Buyer hereunder are several and not joint with the obligations of any other Buyer, and no Buyer shall be responsible in any way for the performance of the obligations of any other Buyer hereunder. Each Buyer shall be responsible only for its own representations, warranties, agreements and covenants hereunder. The decision of each Buyer to purchase the Securities pursuant to this Agreement has been made by such Buyer independently of any other Buyer and independently of any information, materials, statements or opinions as to the business, affairs, operations, assets, properties, liabilities, results of operations, condition (financial or otherwise) or prospects of the Company or any of its Subsidiaries which may have been made or given by any other Buyer or by any agent or employee of any other Buyer, and no Buyer or any of its agents or employees shall have any liability to any other Buyer (or any other Person or entity) relating to or arising from any such information, materials, statements or opinions. Nothing contained herein, and no action taken by any Buyer pursuant hereto or thereto, shall be deemed to constitute the Buyers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Buyers are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated hereby. Each Buyer shall be entitled to independently protect and enforce its rights, including the rights arising out of this Agreement, the Notes, the Shares, and the other Transaction Documents, and it shall not be necessary for any other Buyer to be joined as an additional party in any proceeding for such purpose.
          r. Interpretative Matters. Unless the context otherwise requires, (i) all references to Sections, Schedules, Appendices or Exhibits are to Sections, Schedules, Appendices or Exhibits contained in or attached to this Agreement, (b) each accounting term not otherwise defined in this Agreement has the meaning assigned to it in accordance with GAAP, (c) words in the singular or plural include the singular and plural and pronouns stated in either the masculine, the feminine or neuter gender shall include the masculine, feminine and neuter, (d) the words “hereof,” “herein” and words of similar effect shall reference this Agreement in its entirety, and (e) the use of the word “including” in this Agreement shall be by way of example rather than limitation.
* * * * * * * *

     IN WITNESS WHEREOF, Buyer and the Company have caused this Securities Purchase Agreement to be duly executed as of the date first written above.

COMPANY:

AVERION INTERNATIONAL CORP.

By:	/s/ Christopher G. Codeanne

Name:	Christopher G. Codeanne
Title:	Chief Financial Officer
[Company Signature Page to Securities Purchase Agreement]

COMVEST INVESTMENT PARTNERS II, LLC, a Delaware limited liability company

By: Comvest II Partners LLC, Managing Member

By:	/s/ Cecilio M. Rodriguez

Name:	Cecilio M. Rodriguez
Title:	CFO

CUMULUS INVESTORS., LLC, a Nevada limited liability company

By:	/s/ Nader C. Kazeminy

Name: Title:	Nader C. Kazeminy Chairman and President

/s/ Philip T. Lavin, PH.D

PHILIP T. LAVIN, PH.D., in his individual capacity
[Buyer Signature Page to Securities Purchase Agreement]

SCHEDULE OF BUYERS

								Number of
					Additional	Aggregate Total	Number of	Shares	Total	Buyer’s Representative’s
		Principal	Initial	Principal	Closing	Principal	Shares	to be Delivered	Buyer	Address and Facsimile
	Buyer Address	Amount	Allocation	Amount	Allocation	Amount	to be Delivered	at Additional	Allocation	Number (to receive copies
Buyer’s Name	and Contact Info	of Initial Notes	Percentage	of Add’l Notes	Percentage	of all Notes	at Initial Closing	Closing	Percentage	of notices)
ComVest Investment Partners II LLC	One North Clematis St., Suite 300 West Palm Beach, FL 33409 Attn: Michael Falk Tel: [ ] Fax: [ ]	$11,000,000	45.83%	$2,000,000	100%	$13,000,000	52,800,000	9,600,000	50%	Akerman Senterfitt Attn: Jose Gordo One S.E. Third Avenue Miami, Florida 33131 Attn: Carl Roston, Esq. Tel: 305-374-5600 Fax: 305-374-5095

Cumulus Investors, LLC	8500 Normandale Lake Boulevard Suite 650 Bloomington MN 55437 Attn: Tel: [ ] Fax: [ ]	$11,000,000	45.83%	$0	0%	$11,000,000	52,800,000	0	42.31%	[ ]

Dr. Philip T. Lavin	c/o Averion International Corp. 225 Turnpike Road Southborough, MA 01772 U.S. Tel: 508-597-6216 Fax: 508-597-6061	$2,000,000	8.34%	$0	0%	$2,000,000	9,600,000	0	7.69%	[ ]

APPENDIX
CERTAIN DEFINED TERMS
     For purposes of this Agreement, the following terms shall have the following meanings:
     “Acquisition Closing Date” means the date and time of the Closing of the Hesperion Acquisition, which shall be contemporaneous with the Closing Date.
     “Affiliate” means, with respect to any Person, another Person that, directly or indirectly, (i) has a 5% equity interest in that Person, (ii) has a common ownership with that Person, (iii) controls that Person, (iv) is controlled by that Person or (v) shares common control with that Person; and “control” or “controls” means that a Person has the power, direct or indirect, to conduct or govern the policies of another Person.
     “Bloomberg” means Bloomberg Financial Markets (or any successor thereto).
     “Business Day” means any day other than Saturday, Sunday or other day on which commercial banks in the New York City are authorized or required by law to remain closed.
     “Capital Lease Obligation” means, as to any Person, any obligation that is required to be classified and accounted for as a capital lease on a balance sheet of such Person prepared in accordance with GAAP, and the amount of such obligation. shall be the capitalized amount thereof, determined in accordance with GAAP.
     “Capital Stock” means any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, and any and all equivalent ownership interests in a Person (other than a corporation).
     “Collateral” has the meaning assigned to such term in the Security Agreement.
     “Common Stock” means the Company’s common stock, par value $0.001 per share.
     “Contingent Obligation” means, as to any Person, any direct or indirect liability, contingent or otherwise, of such Person with respect to any indebtedness, lease, dividend or other obligation of another Person if a primary purpose or intent of the Person incurring such liability, or a primary effect thereof, is to provide assurance to the obligee of such liability that such liability will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such liability will be protected (in whole or in part) against loss with respect thereto.
     “Convertible Securities” means any stock or securities (other than Options) directly or indirectly convertible into or exchangeable or exercisable for shares of Common Stock.
     “Environmental Laws” means all Laws relating to any matter arising out of or relating to public health and safety, or pollution or protection of the environment (including ambient air, surface water, groundwater, land surface or subsurface strata) or workplace, including any of the foregoing relating to the presence, use, production, generation, handling, transport, treatment,

Appendix - 1

storage, disposal, distribution, discharge, emission, release, threatened release, control or cleanup of any Hazardous Materials.
     “ERISA” means the Employee Retirement Security Act of 1974, as amended.
     “GAAP” means U.S. generally accepted accounting principles.
     “Governmental Entity” means the government of the United States or any other nation, or any political subdivision thereof, whether state, provincial or local, or any agency (including any self-regulatory agency or organization), authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administration powers or functions of or pertaining to government.
     “Hazardous Materials” means any hazardous, toxic or dangerous substance, materials and wastes, including hydrocarbons (including naturally occurring or man-made petroleum and hydrocarbons), flammable explosives, asbestos, urea formaldehyde insulation, radioactive materials, biological substances, polychlorinated biphenyls, pesticides, herbicides and any other kind and/or type of pollutants or contaminants (including materials which include hazardous constituents), sewage, sludge, industrial slag, solvents and/or any other similar substances, materials, or wastes and including any other substances, materials or wastes that are or become regulated under any Environmental Law (including any that are or become classified as hazardous or toxic under any Environmental Law).
     “Hesperion Note” means that certain promissory note originally issued by the Company in accordance with Section 1.1(b) of the Hesperion Acquisition Agreement.
     “Hesperion Sellers” means” the parties to the Hesperion Acquisition Agreement other than the Company.
     “Hesperion Transaction Documents” means the Hesperion Acquisition Agreement and each of the other agreements or instruments to which the Company, Hesperion or any of the Hesperion Sellers is a party or by which the Company, Hesperion or any of the Hesperion Sellers is bound and which is entered into by the Company, Hesperion and/or any of the Hesperion Sellers in connection with the Hesperion Acquisition.
     “Indebtedness” of any Person means, without duplication:
     (i) All indebtedness for borrowed money;
     (ii) All obligations issued, undertaken or assumed as the deferred purchase price of property or services.
     (iii) All reimbursement or payment obligations with respect to letters of credit, surety bonds and other similar instruments;
     (iv) All obligations evidenced by notes, bonds, debentures, redeemable capital stock or similar instruments, including obligations so evidenced incurred in connection with the acquisition of property, assets or businesses;

Appendix - 2

     (v) All indebtedness created or arising under any conditional sale or other title retention agreement, or incurred as financing, in either case with respect to any property or assets acquired with the proceeds of such indebtedness (even though the rights and remedies of the seller, bank or other financing source under such-agreement in the event of default are limited to repossession or sale of such property);
     (vi) All Capital Lease Obligations;
     (vii) All indebtedness referred to in clauses (i) through (vi) above secured by (or for which the holder of such indebtedness has an existing right, contingent or otherwise, to be secured by) any mortgage, lien, pledge, charge, security interest or other encumbrance upon or in any property or assets (including accounts and contract rights) owned by any Person, even though the Person that owns such assets or property has not assumed or become liable for the payment of such indebtedness; and
     (viii) All Contingent Obligations in respect of indebtedness or obligations of others of the kinds referred to in clauses (i) through (vii) above.
     “Insolvent” means, with respect to any Person as of any date, (i) the present fair saleable value of such Person’s assets is less than the amount required to pay such Person’s total indebtedness, contingent or otherwise, (ii) such Person is unable to pay its debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured, (iii) such Person intends to incur, prior to the second anniversary of such date, or believes that it will incur, prior to the second anniversary of such date, debts that would be beyond its ability to pay as such debts mature, or (iv) such Person has unreasonably small capital with which to conduct the business in which it is engaged as such business is then conducted and is then proposed to be conducted.
     “Investment Company Act” means the Investment Company Act of 1940, as amended.
     “Knowledge,” “Knowledge of the Company,” “to the Company’s Knowledge” and similar language means the actual knowledge of any “officer” (as such term is defined in Rule 16a-1 under the 1934 Act) of the Company or of any Subsidiary after a reasonable inquiry.
     “Lavin Notes” shall mean those certain promissory notes originally issued by IT&E International Group, Inc., a Delaware corporation and predecessor to the Company, dated July 31, 2006, as follows: (i) promissory notes with a repayment term of two (2) years in the original aggregate principal amount of $700,000 (of which $566,242 in principal amount was issued directly to Dr. Philip T. Lavin); and (ii) promissory notes with a repayment term of five (5) years in the original aggregate principal amount of $5,700,000 (of which $4,610,828 in principal amount was issued directly to Dr. Philip T. Lavin).
     “Laws” means all present or future federal, state local or foreign laws, statutes, common law duties, rules, regulations, ordinances and codes, together with all administrative or judicial orders, judgments, decrees, rulings, consent agreements, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Entity.

Appendix - 3

     “Lien” means with respect to any asset or property, any mortgage, lien, pledge, hypothecation, charge, security interest, encumbrance or adverse claim of any kind and any restrictive covenant, condition, restriction or exception of any kind that has the practical effect of creating a mortgage, lien, pledge, hypothecation, charge, security interest, encumbrance or adverse claim of any kind (including any of the foregoing created by, arising under or evidenced by any conditional sale or other title retention agreement, the interest of a lessor with respect to a Capital Lease Obligation, or any financing lease having substantially the same economic effect as any of the foregoing).
     “Material Adverse Effect” means any changes, circumstances, effects, occurrences or events that, individually or in the aggregate, have or could reasonably be expected to have, a material adverse effect on (i) the business, properties, assets, operations; results of operations, condition (financial or otherwise), credit worthiness or prospects of the Company and its Subsidiaries, taken as a whole, (ii) any of the transactions contemplated by the Transaction Documents, or (iii) the authority or ability of the Company or any of its Subsidiaries to enter into the Transaction Documents and perform its obligations thereunder.
     “Millennix Notes” means those certain subordinated promissory notes originally issued and still outstanding by IT&E International Group, Inc., a Delaware corporation and predecessor to the Company, dated November 9, 2005, in the original aggregate principal amount of $980,820.58 (all of which was issued directly to Dr. Gene Resnick).
     “Options” means any rights, warrants or options to subscribe for or purchase shares of Common Stock or Convertible Securities.
     “Organic Change” means any recapitalization, reorganization, reclassification, consolidation, merger, sale of all or substantially all of the Company’s assets to another Person or other transaction that is effected in such a way that holders of Common Stock are entitled to receive (either directly or upon subsequent liquidation) stock, securities or assets with respect to, or in exchange for, Common Stock.
     “Permitted Lien” means:
     (i) Liens created by the Security Documents;
     (ii) Liens for taxes or other governmental charges not at the time due and payable, or which are being contested in good faith by appropriate proceedings diligently prosecuted, so long as foreclosure, distraint, sale or other similar proceedings have not been initiated, and in each case for which the Company and its Subsidiaries maintain adequate reserves in accordance with GAAP in respect of such taxes and charges;
     (iii) Liens arising in the ordinary course of business in favor of carriers, warehousemen, mechanics and materialmen, or other similar Liens imposed by law, which remain payable without penalty or which are being contested in good faith by appropriate proceedings diligently prosecuted, which proceedings have the effect of preventing the forfeiture or sale of the property subject thereto, and in each case for which adequate reserves in accordance with GAAP are being maintained;

Appendix - 4

     (iv) Liens arising in the ordinary course of business in connection with worker’s compensation, unemployment compensation and other types of social security (excluding Liens arising under ERISA);
     (v) Attachments, appeal bonds (and cash collateral securing such bonds), judgments and other similar Liens, for sums not exceeding One Hundred Thousand Dollars ($100,000) in the aggregate for the Company and its Subsidiaries, arising in connection with court proceedings, provided that the execution or other enforcement of such Liens is effectively stayed;
     (vi) Easements, rights of way, restrictions, minor defects or irregularities in title and other similar Liens arising in the ordinary course of business and not materially detracting from the value of the property subject thereto and not interfering in any material respect with the ordinary conduct of the business of the Company or any of its Subsidiaries;
     (vii) Liens arising solely by virtue of any statutory or common law provision relating to banker’s liens, rights of set-off or similar rights and remedies and burdening only deposit accounts or other funds maintained with a creditor depository institution, provided that no such deposit account is a dedicated cash collateral account or is subject to restrictions against access by the depositor in excess of those set forth by regulations promulgated by the Board of Governors of the U.S. Federal Reserve System and that no such deposit account is intended by the Company or any of its Subsidiaries to provide collateral to the depository institution.
     “Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, a Governmental Entity or any other legal entity.
     “Public Disclosure” or “Publicly Disclose” means the Company’s public dissemination of information through the filing via the Electronic Data Gathering, Analysis, and Retrieval system of the SEC of a Periodic Report or Current Report disclosing such information pursuant to the requirements of the 1934 Act.
     “Related Party” means a Person’s or any of its subsidiary’s officers, directors, persons who were officers or directors at any time during the previous two years, stockholders (other than any holder of less than 5% of the outstanding shares of such Person), or Affiliates of such Person or any of its subsidiaries, or any individual related by blood, marriage or adoption to any such individual or any entity in which any such entity or individual owns a beneficial interest.
     “Securities Laws” means the securities laws (including “Blue Sky” laws), legislation and regulations of, and the instruments, policies, rules, orders, codes, notices and interpretation notes of, the securities regulatory authorities (including the SEC) of the United States and any applicable states and other jurisdictions.
     “Security Documents” means the Security Agreement, the Guarantees and any other agreements, documents and instruments executed concurrently herewith or at any time hereafter pursuant to which the Company, its Subsidiaries, or any other Person either (i) guarantees

Appendix - 5

payment or performance of all or any portion of the obligations hereunder or under any other instruments delivered in connection with the transactions contemplated hereby and by the other Transaction Documents, and/or (ii) provides, as security for all or any, portion of such obligations, a Lien on any of its assets in favor of a Buyer, as any or all of the same may be amended, supplemented, restated or otherwise modified from time to time.
     “Subsidiary” means IT&E International, a California corporation and Averion Inc., a Delaware corporation.
     “Transaction Documents” means this Agreement, the Registration Rights Agreement, the Notes, the Security Agreement, the Guaranty, the Account Control Agreements, the Pledge Agreement and each of the other agreements or instruments to which the Company or any of its Subsidiaries is a party or by which it is bound and which is entered into by the parties hereto or thereto in connection with the transactions contemplated hereby and thereby, or which is otherwise delivered by the Buyers, the Company or any of its Subsidiaries in connection with the transactions contemplated hereby and thereby.

Appendix - 6

EXHIBIT A
FORM OF NOTES

A-1

FORM OF AVERION NOTE
THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS OR (B) AN OPINION OF COUNSEL, IN A GENERALLY ACCEPTABLE FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR APPLICABLE STATE SECURITIES LAWS OR (II) UNLESS SOLD PURSUANT TO RULE 144 UNDER SAID ACT. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES. ANY TRANSFEREE OF THIS NOTE SHOULD CAREFULLY REVIEW THE TERMS OF THIS NOTE, INCLUDING SECTION 3(d) HEREOF. THE PRINCIPAL AMOUNT REPRESENTED BY THIS NOTE MAY BE LESS THAN THE AMOUNTS SET FORTH ON THE FACE HEREOF PURSUANT TO SECTION 3(d) HEREOF.
SENIOR SECURED NOTE
                    , 200_

Note No.: [ ]	$[ ]
     FOR VALUE RECEIVED, AVERION INTERNATIONAL CORP., a Delaware corporation (the “Company”), hereby promises to pay to the order of                                          or its permitted assigns (the “Holder”) the principal amount of [                                        ] Dollars ($[                    ]) when due, whether upon maturity, acceleration, redemption or otherwise, and to pay interest (“Interest”) on the unpaid principal balance hereof on each Interest Payment Date (as defined in Section 2) and upon maturity, or earlier upon acceleration or prepayment pursuant to the terms hereof, at the Applicable Interest Rate (as defined in Section 2). Interest on this Note payable on each Interest Payment Date and upon maturity, or earlier upon acceleration or prepayment pursuant to the terms hereof, shall accrue from the Issuance Date (as defined in Section 2) and shall be computed on the basis of a 365-day year and actual days elapsed. The obligations under this Note shall be senior in right of payment to all other indebtedness of the Company.
     (1) Payments of Principal and Interest. All payments under this Note shall be made in lawful money of the United States of America by wire transfer of immediately available funds to such account as the Holder may from time to time designate by written notice in accordance with the provisions of this Note. Interest on the Principal shall be paid quarterly in arrears on each Interest Payment Date for the Interest Amount that accrued in the calendar quarter immediately preceding each such Interest Payment Date. Whenever any amount expressed to be due by the terms of this Note is due on any day that is not a Business Day (as defined in Section 2), the same shall instead be due on the next succeeding day that is a Business Day. This Note and all Other Notes (as defined in Section 2) is issued by the Company pursuant to the Securities Purchase Agreement (as defined in Section 2) on the Closing Date and all notes issued in exchange or substitution therefor or replacement or addition thereof are collectively referred to in this Note as the “Notes.”
     (2) Certain Defined Terms. Each capitalized term used in this Note, and not otherwise defined, shall have the meaning ascribed thereto in the Securities Purchase Agreement, dated as of October 31, 2007, pursuant to which this Note was originally issued (as such agreement may be amended, restated, supplemented or modified from time to time as provided therein, the “Securities Purchase Agreement”). For purposes of this Note, the following terms shall have the following meanings:
          (a) “Applicable Interest Rate” means the Interest Rate, or, for so long as an Event of Default shall have occurred and be continuing, the Default Rate.
          (b) “Backlog” means, as of any date, the aggregate amount of anticipated net services Revenue that is reasonably expected to be earned by the Company and its Subsidiaries after such date pursuant to projects not then completed which have been authorized by clients pursuant to written agreements and letters of intent that have been entered into in writing by the Company and the Subsidiaries, on the one hand, and clients, on the other, thereof on or prior to such date (which, for the avoidance of doubt, excludes any Revenue actually earned and recognized under such agreements and letters of intent on or prior to such date determined on a consistent basis); provided, however, that such backlog of a Subsidiary that is not a wholly-owned Subsidiary shall only be recognized on the percentage amount of the Company’s or its wholly-owned Subsidiaries’ percentage ownership of the capital stock of such Subsidiary.
          (c) “Business Day” means any day other than Saturday, Sunday or other day on which commercial banks in the city of New York are authorized or required by law to remain closed.
          (d) “Cash Default” means that, as of any date of determination, the Cash and Cash Equivalents are less than the Required Cash Amount.
          (e) “Cash and Cash Equivalents” means the Company’s and the Subsidiaries’ aggregate (I) cash, (II) certificates of deposit or time deposits, having in each case a tenor of not more than six (6) months, issued by any United States commercial bank and any non-United States commercial bank, and (III) money market funds, provided that substantially all of the assets of such funds consist of securities of the type described in clauses (I) or (II) immediately above, all as determined in accordance with GAAP applied on a consistent basis; provided, however, that such cash and cash equivalents of a Subsidiary that is not a wholly-owned Subsidiary shall only be recognized in the percentage amount of the Company’s or its wholly-owned Subsidiaries’ percentage ownership of the capital stock of such Subsidiary.
          (f) “Change of Control” means (i) the consolidation, merger or other business combination of the Company with or into another Person (other than (A) a

2

consolidation, merger or other business combination in which holders of the Company’s voting power immediately prior to the transaction continue after the transaction to hold, directly or indirectly, a majority of the combined voting power of the surviving entity or entities entitled to vote generally for the election of a majority of the members of the board of directors (or their equivalent if other than a corporation) of such entity or entities, or (B) pursuant to a migratory merger effected solely for the purpose of changing the jurisdiction of incorporation of the Company); (ii) the sale or transfer of all or substantially all of the Company’s assets (including, for the avoidance of doubt, the sale of all or substantially all of the assets of the Subsidiaries in the aggregate); (iii) the consummation of a purchase, tender or exchange offer made to and accepted by the holders of more than the 50% of the outstanding Common Stock; (iv) the adoption of a plan relating to the Company’s liquidation or dissolution; (v) the first day on which the majority of the members of the Board of Directors of the Company are not Continuing Directors; or (vi) the date that any one Person or group (as that term is interpreted under the rules and regulations promulgated under Section 13(d) of the Exchange Act), other than Excluded Person(s) (as defined below), beneficially owns (as defined in Rules 13d-3 and 13d-5 promulgated under the Exchange Act), directly or indirectly, stock of the Company that, together with the stock then held by such Person or group, constitutes more than forty percent (40%) of the outstanding voting stock of the Company or other voting stock into which the Company’s voting stock is reclassified, consolidated, exchanged or changed, measured by voting power rather than number of shares. The term “Excluded Person(s)” means (A) any officer or director of the Company as of the date hereof, (B) an underwriter temporarily holding securities pursuant to an offering of such securities, (C) any Person or group that beneficially owns in excess of forty percent (40%) of the outstanding voting stock of the Company on the date hereof, or (D) a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock in the Company.
          (g) “Collateral Agent” shall have the meaning ascribed to such term in the Security Agreement.
          (h) “Common Stock” means (A) the Company’s common stock, $0.001 par value per share, and (B) any capital stock resulting from a reclassification of such common stock.
          (i) “Consolidated Net Income (or Deficit)” means, for any period, the net income (or deficit) of the Company and the Subsidiaries on a consolidated basis for such period, determined in accordance with GAAP, consistently applied, after eliminating therefrom all extraordinary items of income or loss.
          (j) “Continuing Directors” means, as of any date of determination, any member of the Board of Directors of the Company who (1) was a member of such Board of Directors on the Issue Date; or (2) was nominated for election or elected to such Board of Directors with the approval of a majority of the continuing directors who were members of such Board of Directors at the time of such nomination or election.
          (k) “Default Rate” means the per annum interest rate equal to the sum of (i) the Interest Rate plus (ii) two percent (2.0%) (i.e., 200 basis points).

3

          (l) “Dollars” or “$” means United States Dollars.
          (m) “EBITDA” means, for any period, an amount equal to the sum of (a) Consolidated Net Income (or Loss) for such period, plus (b) without duplication and only to the extent deducted in computing Consolidated Net Income (or Loss) for such period (and, for the avoidance of doubt, excluding the percentage of any amount referred to below in this paragraph of any non-wholly-owned Subsidiary that equals the percentage of the equity of such Subsidiary that is not owned by the Company or its wholly-owned Subsidiaries), (i) interest expense (including all interested imputed on Capital Lease Obligations of the Company and the Subsidiaries in accordance with GAAP and capitalized interest), deferred financing costs and commitment fees (but excluding closing costs) for the Company and the Subsidiaries for such period, (ii) federal, state, local and other income and franchise tax expense of the Company and the Subsidiaries for such period, (iii) depreciation expense of the Company and the Subsidiaries for such period, (iv) amortization expense of the Company and the Subsidiaries for such period, (v) non-cash charges that result from any write-downs of the Staffing Services Notes (as defined hereinafter) (excluding non-cash charges in the ordinary course of business that constitute an accrual of or reserve for cash charges in a future period) of the Company and the Subsidiaries for such period (provided that any cash payments in a future period in respect of such charges shall reduce EBITDA in such period so long as such charges described in this clause (v) do not result in a cash charge in a future period all as determined on a consolidated basis in accordance with GAAP consistently applied and disclosed in the Company’s most recently filed Periodic Report and (vi) stock compensation expenses recorded in accordance with SFAS No. 123R, and minus (c) without duplication and only to the extent included in computing Consolidated Net Income (or Loss) for such period, any non-cash gains of the Company and the Subsidiaries for such period resulting from any write-ups of the Staffing Service Notes.
          (n) “EBITDA Ratio” means, as of any date, the quotient of (i) the annualized EBITDA of the Company and the Subsidiaries for the six-month period ending on such date, divided by (ii) the Total Outstanding Debt as of such date.
          (o) “Excluded Taxes” means, with respect to the Holder, or any other recipient of payment to be made by or on account of any obligations of the Company or any of the Subsidiaries under the Notes, the Securities Purchase Agreement or any other Transaction Document, income or franchise taxes imposed on (or measured by) such recipient’s net income by the United States of America or such other jurisdiction under the laws of which such recipient is organized or its principal offices are located.
          (p) “Financial Covenant Test Failure” means that, as of any date of determination, (A) the Revenue Ratio is less than the Required Revenue Ratio; (B) the Net Book-to-Bill Ratio is less than the Required Net Book-to-Bill Ratio, (C) the EBITDA Ratio is less than the Required EBITDA Ratio, or (D) the Cash and Cash Equivalents are less than the Required Cash Amount.
          (q) “Financial Covenant Test Failure Amount” means that, in the event that there is a Financial Covenant Test Failure, as of the date of any determination, an amount equal to the greatest of:

4

               (i) the product of (A) the result of (I) one (1) minus (II) the quotient of the Revenue Ratio as of such date, divided by the Required Revenue Ratio as of such date, multiplied by (B) the aggregate outstanding principal amount of all Notes then outstanding;
               (ii) the product of (A) the result of (I) one (1) minus (II) the quotient of the Net Book-to-Bill Ratio as of such date, divided by the Required Net Book-to-Bill Ratio as of such date, multiplied by (B) the aggregate outstanding principal amount of all Notes then outstanding; and
               (iii) the product of (A) the result of (I) one (1) minus (II) the quotient of the EBITDA Ration as of such date, divided by the Required EBITDA Ratio as of such date, multiplied by (B) the aggregate outstanding principal amount of all Notes then outstanding.
          (r) “Governmental Authority” means the government of the United States of America or any other nation, or any political subdivision thereof, whether state, provincial or local, or any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administration powers or functions of or pertaining to government over the Company or any of the Subsidiaries, or any of their respective properties, assets or undertakings.
          (s) “Indemnified Taxes” means Taxes other than Excluded Taxes.
          (t) “Interest Amount” means as of any date, with respect to any Principal, all accrued and unpaid Interest (including any Interest at the Default Rate) on such Principal through and including such date.
          (u) “Interest Payment Date” means the last Business Day of each calendar quarter, beginning with the calendar quarter that commenced on October 1, 2007, through and including the last calendar quarter that commences prior to the Maturity Date.
          (v) “Interest Rate” shall mean (i) for the period commencing on the Closing Date and ending on the first anniversary thereafter, three percent (3%) per annum during such period; (ii) for the period commencing on the first anniversary of the Closing Date and ending on the second anniversary of the Closing Date, ten percent (10%) per annum during such period; and (iii) for the period commencing on the second anniversary of the Closing Date and ending on the third anniversary of the Closing Date, fifteen percent (15%) per annum during such period.
          (w) “Issuance Date” means the original date of issuance of this Note pursuant to the Securities Purchase Agreement, regardless of any exchange or replacement hereof.
          (x) “Maturity Date” means October 31, 2010, unless such date is not a Business Day, in which case “Maturity Date” shall mean the first Business Day following October 31, 2010.
          (y) “Net Authorizations” means, for any period, the result of (I) the Backlog as of the last day of such period, minus (II) the Backlog as of the day immediately preceding the beginning of such period, plus Revenue for such period; provided that, if such result is less than zero (0), “Net Authorization” shall mean zero (0).

5

          (z) “Net Book-to-Bill Ratio” means, as of any date, the quotient of (i) the Net Authorizations for the 12-month period ending on such date, divided by (ii) the Revenue for such period.
          (aa) “Notes” means this Note and the Other Notes.
          (bb) “Other Notes” means all of the senior secured notes, other than this Note, that have been issued by the Company pursuant to the Securities Purchase Agreement and all notes issued in exchange or substitution therefor, addition thereto or replacement thereof.
          (cc) “Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization or a government or any department or agency thereof or any other legal entity.
          (dd) “Prepayment Notice” means a written notice from the Company to the Holder indicating the Company’s election to prepay a specified amount of Principal, together with the applicable Interest Amount and Prepayment Premium with respect thereto on the applicable Prepayment Date.
          (ee) “Principal” means the outstanding principal amount of this Note as of any date.
          (ff) “Pro Rata Financial Covenant Test Failure Amount” means, as of the date of any determination, an amount equal to the product of (A) a fraction, of which the numerator is the outstanding Principal as of such date, and of which the denominator is the aggregate outstanding principal amount of all Notes as of such date, multiplied by (B) the Financial Covenant Test Failure Amount.
          (gg) “Required EBITDA Ratio” means, with respect to any date set forth below, the EBITDA Ratio set forth below opposite such date:

Date	Ratio
June 30, 2008	0.05
September 30, 2008	0.05
December 31, 2008	0.15
March 31, 2009	0.25
June 30, 2009	0.25
September 30, 2009	0.30
December 31, 2009	0.30
March 31, 2010, and the last day of each calendar quarter thereafter until Maturity	0.35
          (hh) “Required Cash Amount” means (i) $10 million in Cash and Cash Equivalents on March 31, 2009 and on the last day of each calendar quarter thereafter through (and including) March 31, 2010; and (ii) $13 million in Cash and Cash Equivalents on June 30, 2010 and on the last day of each calendar quarter thereafter until Maturity.

6

          (ii) “Required Net Book-to-Bill Ratio” means, with respect to any date set forth below, the Net Book-to-Bill Ratio set forth below opposite such date:

Date	Ratio
June 30, 2008	1.05
September 30, 2008	1.10
December 31, 2008	1.10
March 31, 2009	1.15
June 30, 2009	1.15
September 30, 2009	1.20
December 31, 2009, and the last day of each calendar quarter thereafter until Maturity	1.20
          (jj) “Required Revenue Ratio” means, with respect to any date set forth below, the Revenue Ratio set forth below opposite such date.

Date	Ratio
June 30, 2008	2.00
September 30, 2008	2.00
December 31, 2008	2.25
March 31, 209	2.75
June 30, 2009	2.75
September 30, 2009, and the last day of each calendar quarter thereafter until Maturity	3.25
          (kk) “Revenue” means, for any period, the consolidated net services revenue of the Company and the Subsidiaries on a consolidated basis for such period, determined in accordance with GAAP, consistently applied; provided, however, that the net services revenues of a Subsidiary that is not a wholly-owned Subsidiary shall only be recognized in the percentage amount of the Company or its wholly-owned Subsidiaries’ percentage ownership of the capital stock of such Subsidiary.
          (ll) “Revenue Ratio” means, as of any date, the quotient of (i) the annualized Revenue for the six-month period ending on such date, divided by (ii) the Total Outstanding Debt as of such date.
          (mm) “SEC” means the U.S. Securities and Exchange Commission, or any successor thereto.
          (nn) “Staffing Services Notes” means (i) those certain promissory notes, dated October 3, 2007, in the aggregate original principal amount of $1,570,000, issued to the Company by IT&E, Inc. as partial consideration for the Company’s sale of the assets of its staffing services business segment thereto; and (ii) the deferred payment of Two Hundred Fifty Thousand Dollars ($250,000) payable over time to the Company in connection with the Company’s sale of the assets of its staffing services business segment.

7

          (oo) “Total Outstanding Debt” means, as of any date, the total outstanding Indebtedness for borrowed money (including Capital Lease Obligations and letters of credit outstanding) of the Company and the Subsidiaries as of such date; provided, however, that there shall be excluded from such amount those portions of the principal amounts of the Millennix Note, Hesperion Notes and the Lavin Notes that are due and payable after the Maturity Date.
          (pp) “U.S.” means the United States of America.
     (3) Principal Payments.
          (a) Optional Early Principal Prepayments.
               (i) General. The Company shall have the right at any time not less than five (5) Business Days following the receipt by Holder of a Prepayment Notice from the Company, to voluntarily prepay this Note (an “Optional Prepayment”), in whole or in part, for an amount in cash equal to the sum of (A) the Principal then being prepaid pursuant to this Section 3(a), (B) the Interest Amount with respect to such Principal as of the applicable prepayment date (the “Optional Prepayment Date”), and (C) all other accrued and unpaid Interest as of the Optional Prepayment Date (together, the “Prepayment Amount”); provided, however, that the Company may not take such action unless it simultaneously takes the same action with respect to the same percentage of the outstanding principal amount of each outstanding Other Note.
               (ii) Mechanics of Optional Prepayments. If the Company has delivered a Prepayment Notice in accordance with Section 3(a)(i), then the Company shall pay to the Holder the Prepayment Amount in cash by wire transfer of immediately available funds to an account designated by the Holder.
          (b) Mandatory Prepayment Upon Financial Covenant Test Failure.
               (i) On the twentieth (20th) day following each calendar quarter, the Company shall deliver to the Holder, by facsimile, electronic mail, PDF or overnight courier, a certificate executed by its principal financial officer (an “Officer’s Certificate”) (1) setting forth the Revenue Ratio, the Net Book-to-Bill Ratio, the EBITDA Ratio, and the Cash and Cash Equivalents and any Financial Covenant Test Failure Amount or Cash Default as of the last day of the immediately preceding calendar quarter, (2) if there is no Financial Covenant Test Failure or Cash Default disclosed therein, certifying that there was no Financial Covenant Test Failure or Cash Default as of the last day of the immediately preceding calendar quarter, and (3) if there was a Financial Covenant Test Failure as of the last day of the immediately preceding calendar quarter, certifying as to the Holder’s Pro Rata Financial Covenant Test Failure Amount as of the last day of the immediately preceding calendar quarter. Upon the occurrence of any Financial Covenant Test Failure, the Company shall immediately prepay, without demand or notice by the Holder, by wire transfer of immediately available funds to such account as the Holder may from time to time designate, an amount equal to the Holder’s Pro Rata Financial Covenant Test Failure Amount.
               (ii) In the case of a bona fide dispute as to the determination of the Revenue Ratio, the Net Book-to-Bill Ratio, the EBITDA Ratio, or the amount of the Cash and

8

Cash Equivalents or the arithmetic calculation of any Financial Covenant Test Failure Amount, the Company shall pay any amount that is not disputed and shall transmit an explanation of the disputed determinations or arithmetic calculations to the Holder via facsimile within two (2) Business Days of the occurrence of the dispute, with a copy to the holders of all Other Notes. If the Holder and the Company are unable to agree upon the determination of the Revenue Ratio, the Net Book-to-Bill Ratio, the EBITDA Ratio, or the amount of the Cash and Cash Equivalents or the arithmetic calculation of any Financial Covenant Test Failure Amount within two (2) Business Days of such disputed determination or arithmetic calculation being transmitted to the Holder, then the Company shall promptly (and in any event within five (5) Business Days) submit, via facsimile or electronic mail, the disputed determination of the Revenue Ratio, the Net Book-to-Bill Ratio, the EBITDA Ratio, or the amount of the Cash and Cash Equivalents or the arithmetic calculation of the Financial Covenant Test Failure Amount to an independent, registered certified public accounting firm, agreed to by the Company and the holders of the Notes representing at least two-thirds (2/3) of the aggregate principal amounts of the Notes then outstanding as to which such determination is being made. The Company shall direct such accounting firm to perform the determinations or calculations, as the case may be, and notify the Company and the Holder of the results no later than two (2) Business Days from the time such accounting firm receives the disputed determinations or calculations. Such accounting firm’s determination or calculation, as the case may be, shall be binding upon all parties absent manifest error. The fees and expenses incurred in connection with any accounting firm’s services in connection with this Section shall be borne by (i) if there is no discrepancy between the determinations of the Revenue Ratio, the Net Book-to-Bill Ratio, the EBITDA Ratio, or the amount of the Cash and Cash Equivalents or the arithmetic calculation of any Financial Covenant Test Failure Amount initially provided by the Company and those provided by the accounting firm, then the Holders shall ratably be responsible for all such costs and expenses; (ii) if the amount of any discrepancy between the determinations of the Revenue Ratio, the Net Book-to-Bill Ratio, the EBITDA Ratio, or the amount of the Cash and Cash Equivalents or the arithmetic calculation of any Financial Covenant Test Failure Amount initially provided by the Company and those provided by the accounting firm are less than five percent (5%) in the aggregate, then the Company, on the one hand, and the Holders, on the other hand, shall share equally in all such costs and expenses; and (iii) if the amount of any discrepancy between the determinations of the Revenue Ratio, the Net Book-to-Bill Ratio, the EBITDA Ratio, or the amount of the Cash and Cash Equivalents or the arithmetic calculation of any Financial Covenant Test Failure Amount initially provided by the Company and those provided by the accounting firm are more than five percent (5%), then the Company shall be responsible for all such costs and expenses.
          (c) Mandatory Payment by the Company on Maturity Date. If any Principal remains outstanding on the Maturity Date, then the Holder shall surrender this Note, duly endorsed for cancellation to the Company, and such Principal shall be redeemed by the Company as of the Maturity Date by payment on the Maturity Date to the Holder, by wire transfer of immediately available funds, of an amount equal to the sum of 100% of such Principal and the accrued and unpaid Interest Amount with respect to such Principal as of the Maturity Date.
          (d) Surrender of Note. Notwithstanding anything to the contrary set forth in this Note, upon any prepayment of this Note in accordance with its terms, the Holder shall not be required to physically surrender this Note to the Company unless all of the Principal is being

9

repaid and the related Interest Amount and all other obligations payable under this Note (including any applicable Prepayment Premium) have been paid in full. The Holder and the Company shall maintain records showing the Principal repaid and the date(s) of such repayments or shall use such other method, reasonably satisfactory to the Holder and the Company, so as not to require physical surrender of this Note upon each such repayment. The Holder and any assignee, by acceptance of this Note, acknowledge and agree that, by reason of the provisions of this paragraph, following partial repayment of any portion of this Note, the Principal of this Note may be less than the principal amount stated on the face hereof.
     (4) Interest Payment. Interest shall be payable in cash on each Interest Payment Date, to the record holder of this Note on such Interest Payment Date.
     (5) Defaults and Remedies.
          (a) Events of Default. An “Event of Default” shall mean any of: (i) default in payment of any Principal amount due under this Note when and as due or default in payment of any Interest Amount due under this Note when and as due, and in the case of Interest, such default continues for a period of at least ten (10) days; (ii) failure by the Company for ten (10) Business Days to comply with any other provision of this Note in all material respects; (iii) the Company or any of the Subsidiaries pursuant to or within the meaning of any Bankruptcy Law (as defined below); (A) commences a voluntary case or applies for a receiving order; (B) consents to the entry of an order for relief against it in an involuntary case or consents to any involuntary application for a receiving order; (C) consents to the appointment of a Custodian of it or any of the Subsidiaries for all or substantially all of its property; (D) makes a general assignment for the benefit of its creditors; or (E) admits in writing that it is generally unable to pay its debts as the same become due; (iv) an involuntary case or other proceeding is commenced directly against the Company or any of the Subsidiaries seeking liquidation, reorganization or other relief with respect to it or its Indebtedness under any Bankruptcy Law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, and such involuntary case or other Bankruptcy Law proceeding remains undismissed and unstayed for a period of forty-five (45) days, or an order of relief is entered against the Company as debtor under the Bankruptcy Laws as are now or hereafter in effect; (v) the Company or any of the Subsidiaries breaches any covenant or other term or condition of any Transaction Document, except, in the case of a breach of a covenant or other term that is curable, only if such breach continues for a period of at least ten (10) Business Days after written notice to the Company thereof; (vi) one or more judgments, non-interlocutory orders or decrees shall be entered by a U.S. state or federal or a foreign court or administrative agency of competent jurisdiction against the Company or any of the Subsidiaries involving, in the aggregate, a liability (to the extent not covered by independent third-party insurance) as to any single or related series of transactions, incidents or conditions, of $250,000 or more, and the same shall remain unsatisfied, unvacated, unbonded or unstayed pending appeal for a period of forty-five (45) days after the entry thereof; (vii) any Lien created by any of the Security Documents shall at any time fail to constitute a valid and perfected first priority Lien on all of the Collateral purported to be secured thereby and the same is not cured within ten (10) Business Days of any such failure; (viii) there shall occur a Change of Control; or (ix) there occurs with respect to any issue or issues of Indebtedness of the Company or any Subsidiary having an outstanding amount of $250,000 or more in the aggregate, whether such Indebtedness exists on

10

the Issue Date or shall thereafter be created, an event of default that permits the holder thereof to declare such Indebtedness to be due and payable prior to its stated maturity. The term “Bankruptcy Law” means Title 11, U.S. Code, or any similar U.S. federal or state law or law of any applicable foreign government or political subdivision thereof for the relief of debtors. The term “Custodian” means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law. Within five (5) Business Days after the occurrence of any Event of Default or of any event that upon notice or the passage of time would become an Event of Default, the Company shall deliver written notice thereof to the Holder.
          (b) Remedies. If an Event of Default occurs and is continuing, the Holder may declare all or any portion of this Note, including any or all amounts due hereunder, to be due and payable immediately, except that in the case of an Event of Default arising from events described in clauses (iii) and (iv) of Section 5(a) above, all amounts due hereunder shall immediately become due and payable without further action or notice. In addition to any remedy the Holder may have under this Note, the Security Documents and the other Transaction Documents, such unpaid amounts shall bear interest at the Default Rate. Nothing in this Section 5 shall limit any other rights the Holder may have under this Note, the Security Documents or the other Transaction Documents.
     (6) Vote to Change the Terms of the Notes. The written consent of the Company and the holders of Notes representing at least two thirds (2/3) of the aggregate principal amount of the Notes then outstanding shall be required in order to affect any amendment, waiver or other modification of this Note. Any amendments hereto or waiver or modifications of the provisions hereof shall bind and benefit Holder and its respective permitted successors and assigns; provided, that, no such amendment, waiver or modification shall, without the consent of the holders of all of the Notes affected thereby, change the Maturity of any Note or reduce the principal amount thereof or the rate of interest thereon; modify any provisions of this Section 6; adversely affect the ranking, or with respect to collateral, the priority or security, of any Note; adversely affect the right of repayment of any Note, at the option of the holder or otherwise; or impair the right to institute suit for the enforcement of any Note.
     (7) Lost or Stolen Notes. Upon receipt by the Company of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Note, and, in the case of loss, theft or destruction, of an indemnification undertaking by the Holder to the Company in customary form and reasonably satisfactory to the Company and, in the case of mutilation, upon surrender and cancellation of this Note, the Company shall execute and deliver a new Note of like tenor and date.
     (8) Remedies, Characterizations, Other Obligations, Breaches and Injunctive Relief. The remedies provided in this Note shall be cumulative and in addition to all other remedies available under the Securities Purchase Agreement, the Security Documents and the other Transaction Documents, at law or in equity (including a decree of specific performance and/or other injunctive relief), and no remedy contained herein shall be deemed a waiver of compliance with the provisions giving rise to such remedy, and nothing herein shall limit the Holder’s right to pursue actual damages for any failure by the Company to comply with the terms of this Note. The Company covenants to the Holder that there shall be no characterization concerning this instrument other than as expressly provided herein. Amounts set forth or provided for herein

11

with respect to payments and the like (and the computation thereof) shall be the amounts to be received by the Holder and shall not, except as expressly provided herein, be subject to any other obligation of the Company (or the performance thereof). The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Holder and that the remedy at law for any such breach may be inadequate. The Company therefore agrees that, in the event of any such breach or threatened breach, the Holder shall be entitled, in addition to all other available remedies, to an injunction restraining any breach, without the necessity of showing economic loss and without any bond or other security being required.
     (9) Specific Shall Not Limit General; Construction. No specific provision contained in this Note shall limit or modify any more general provision contained herein. This Note shall be deemed to be jointly drafted by the Company and the Buyers pursuant to the Securities Purchase Agreement and shall not be construed against any person as the drafter hereof.
     (10) Failure or Indulgence Not Waiver. No failure or delay on the part of the Holder in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege.
     (11) Notice. Whenever notice is required to be given under this Note, unless otherwise provided herein, such notice shall be given in accordance with Section 9(f) of the Securities Purchase Agreement.
     (12) Transfer of this Note. The Holder may assign or transfer some or all of its rights hereunder, subject to compliance with applicable Securities Laws (if applicable) and the provisions of Section 2(f) of the Securities Purchase Agreement upon prior written notice to the Company. Notwithstanding anything to the contrary contained in this Section 12, each such assignee or transferee, upon becoming a Holder hereunder, acknowledges that it is bound by the terms and conditions of Section 5.12 of the Security Agreement and agrees to, promptly upon the request of the Collateral Agent, deliver to Collateral Agent a written Joinder to the Security Agreement and other Security Documents.
     (13) Payment of Collection, Enforcement and Other Costs. Without limiting the provisions of the Securities Purchase Agreement, the Security Documents and the other Transaction Documents, if (a) this Note is placed in the hands of an attorney for collection or enforcement or is collected or enforced through any legal proceeding; or (b) an attorney is retained to represent the Holder in any bankruptcy, reorganization, receivership of the Company or other proceedings affecting Company creditors’ rights and involving a claim under this Note, then the Company shall pay the costs incurred by the Holder for such collection, enforcement or action, including reasonable attorneys’ fees and disbursements.
     (14) Cancellation. After all principal and other amounts at any time owed under this Note have been paid in full in accordance with the terms hereof, this Note shall automatically be deemed canceled, shall be surrendered to the Company for cancellation and shall not be reissued.
     (15) Note Exchangeable for Different Denominations. Subject to Section 3(e), in the event of an optional, mandatory or scheduled payment of less than all of the Principal pursuant to

12

the terms hereof, the Company shall, upon the request of Holder and tender of this Note promptly cause to be issued and delivered to the Holder, a new Note of like tenor representing the remaining Principal that has not been so repaid. This Note is exchangeable, upon the surrender hereof by the Holder at the principal office of the Company, for a new Note or Notes containing the same terms and conditions and representing in the aggregate the Principal, and each such new Note will represent such portion of such Principal as is designated by the Holder at the time of such surrender. The date the Company initially issued this Note shall be the “Issuance Date” hereof regardless of the number of times a new Note shall be issued.
     (16) Taxes.
          (a) Payments Free of Taxes. Any and all payments by or on account of any obligation of the Company or any of the Subsidiaries under this Note, the Securities Purchase Agreement, the Security Documents or any other Transaction Document shall be made without any set-off, counterclaim or deduction and free and clear of and without deduction for any Indemnified Taxes; provided that if the Company or any of the Subsidiaries shall be required to deduct any Indemnified Taxes from such payments, then (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 16(a)), the Holder receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Company or the applicable Subsidiary shall make such deductions and (iii) the Company or the applicable Subsidiary as applicable shall pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.
          (b) Indemnification by the Company. The Company shall indemnify the Holder, within ten (10) days after written demand therefor, for the full amount of any Indemnified Taxes paid by the Holder, on or with respect to any payment by or on account of any obligation of the Company or any of the Subsidiaries under the Notes, the Securities Purchase Agreement, the Security Documents or any of the other Transaction Documents (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section 16) and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate of the Holder as to the amount of such payment or liability under this Section 16 shall be delivered to the Company and shall be conclusive absent manifest error.
     (17) Waiver of Notice. To the extent permitted by law, the Company hereby waives demand, notice, protest and all other demands and notices in connection with the delivery, acceptance, performance, default or enforcement of this Note, the Security Documents, the Securities Purchase Agreement and the other Transaction Documents.
     (18) Governing Law. This Note shall be construed and enforced in accordance with, and all questions concerning the construction, validity, interpretation and performance of this Note shall be governed by, the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other country or jurisdiction) that would cause the application of the laws of any jurisdiction or country other than the State of New York. Each party hereby irrevocably submits to the non-

13

exclusive jurisdiction of the state and federal courts sitting in the City of New York, borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof by registered or certified U.S. mail, return receipt requested, or by a nationally recognized overnight delivery service, to such party at the address for such notices to it under this Note and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. Notwithstanding the foregoing, the Holder may enforce its rights or remedies in any other jurisdiction. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION HEREWITH OR ARISING OUT OF THIS NOTE OR ANY TRANSACTION CONTEMPLATED HEREBY.
     (19) Further Assurances. The Company shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the Holder may reasonably request in order to carry out the intent and accomplish the purposes of this Note and the consummation of the transactions contemplated hereby.
     (20) Payment Set Aside. To the extent that the Company makes a payment or payments to the Holder hereunder or the Holder enforces or exercises its rights hereunder, and such payment or payments or the proceeds of such enforcement or exercise or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to the Company, by a trustee, receiver or any other person under any law (including any Bankruptcy Law, U.S. state or federal law, the laws of any foreign government or any political subdivision thereof, common law or equitable cause of action), then to the extent of any such restoration the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.
     (21) Interpretative Matters. Unless the context otherwise requires, (a) all references to Sections, Schedules or Exhibits are to Sections, Schedules or Exhibits contained in or attached to this Note, (b) words in the singular or plural include the singular and plural and pronouns stated in either the masculine, the feminine or neuter gender shall include the masculine, feminine and neuter and (c) the use of the word “including” in this Note shall be by way of example rather than limitation.
     (22) Signatures. In the event that any signature to this Note or any amendment hereto is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof. Notwithstanding the foregoing, the Company shall be required to

14

deliver an originally executed Note to the Holder. At the request of any party each other party shall promptly re-execute an original form of this Note or any amendment hereto and deliver the same to the other party. No party hereto shall raise the use of a facsimile machine or e-mail delivery of a “.pdf” format data file to deliver a signature to this Note or any amendment hereto or the fact that such signature was transmitted or communicated through the use of a facsimile machine or e-mail delivery of a “.pdf” format data file as a defense to the formation or enforceability of a contract and each party hereto forever waives any such defense.
[Remainder of Page Intentionally Left Blank; Signature Page Follows]

15

     IN WITNESS WHEREOF, the Company has caused this Note to be executed on its behalf by the undersigned as of the year and date first above written.

AVERION INTERNATIONAL CORP.,
a Delaware corporation

By:

Name:	Christopher Codeanne
Title:	Chief Financial Officer
[Signature page to Senior Secured Note]

16

EXHIBIT B
REGISTRATION RIGHTS AGREEMENT

B-1

EXHIBIT C
SECURITY AGREEMENT

C-1

SECURITY AGREEMENT
     THIS SECURITY AGREEMENT (as amended, restated, supplemented or otherwise modified from time to time, this “Agreement”) dated as of October 31, 2007 among AVERION INTERNATIONAL CORP., a Delaware corporation (the “Company”), IT&E INTERNATIONAL, a California corporation (“IT&E”) and AVERION INC., a Delaware corporation (“Averion Inc.” and together with the Company, IT&E and each other person or entity who becomes a party to this hereto by execution of a joinder in the form attached as Exhibit A (each individually a “Debtor” and, collectively, the “Debtors”) and Cumulus Investors, LLC, in its capacity as Collateral Agent (as set forth in Section 5.12 hereof, together with its successors and assigns in such capacity, the “Secured Party”) for the benefit of itself and each of the Buyers (as hereinafter defined).
W I T N E S S E T H:
     WHEREAS, on the date hereof, Cumulus Investors, LLC (“Cumulus”), ComVest Investment Partners II LLC (“ComVest”) and Dr. Philip T. Lavin (“Lavin,” together with Cumulus and ComVest, and their respective successors and assigns, individually and collectively, the “Buyers”) have purchased certain Senior Secured Notes of the Company in the aggregate original principal amount of up to $26,000,000 (such notes, together with any promissory notes or other securities issued in exchange or substitution therefor or in replacement thereof, and as any of the same may be amended, restated, modified or supplemented and in effect from time to time, being herein referred to individually and collectively as the “Notes”);
     WHEREAS, the Notes are being acquired by the Buyers and the Buyers have made certain financial accommodations to the Company pursuant to a Securities Purchase Agreement of even date herewith among the Company and the Buyers (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Purchase Agreement”);
     WHEREAS, each Debtor (other than the Company) from time to time party hereto is a direct or indirect subsidiary of the Company and, as such, will derive substantial benefit and advantage from the financial accommodations to the Company set forth in the Purchase Agreement and the Notes, and it will be to each such Debtor’s direct interest and economic benefit to assist the Company in procuring said financial accommodations from Buyers; and
     WHEREAS, to induce the Buyers to enter into the Purchase Agreement and purchase the Notes, (i) each Debtor (other than the Company) has agreed to guaranty the Liabilities (as hereinafter defined) of the Company pursuant to the terms of a guaranty (such guaranty(ies), as they may be amended, restated, modified or supplemented and in effect from time to time, individually and collectively, the “Guaranty”) by each such Debtor in favor of Secured Party (on its behalf and on behalf of the Buyers) and (ii) each Debtor has agreed to pledge and grant a security interest in all of its right, title and interest in and to the Collateral (as hereinafter defined) to Secured Party, for the benefit of itself and the Buyers, as security for the Liabilities.

     NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
     Section 1. Definitions. Capitalized terms used herein without definition and defined in the Purchase Agreement are used herein as defined therein. In addition, as used herein:
     “Accounts” means any “account,” as such term is defined in the Uniform Commercial Code, and, in any event, shall include, without limitation, “supporting obligations” as defined in the Uniform Commercial Code.
     “As-extracted Collateral” means any “as-extracted collateral,” as such term is defined in the Uniform Commercial Code.
     “Chattel Paper” means any “chattel paper,” as such term is defined in the Uniform Commercial Code.
     “Collateral” shall have the meaning ascribed thereto in Section 3 hereof.
     “Commercial Tort Claims” means “commercial tort claims”, as such term is defined in the Uniform Commercial Code.
     “Contracts” means all contracts, undertakings, or other agreements (other than rights evidenced by Chattel Paper, Documents or Instruments) in or under which a Debtor may now or hereafter have any right, title or interest, including, without limitation, with respect to an Account, any agreement relating to the terms of payment or the terms of performance thereof.
     “Copyrights” means any copyrights, rights and interests in copyrights, works protectable by copyrights, copyright registrations and copyright applications, including, without limitation, the copyright registrations and applications listed on Schedule III attached hereto (if any), and all renewals of any of the foregoing, all income, royalties, damages and payments now and hereafter due and/or payable under or with respect to any of the foregoing, including, without limitation, damages and payments for past, present and future infringements of any of the foregoing and the right to sue for past, present and future infringements of any of the foregoing.
     “Deposit Accounts” means all material “deposit accounts” as such term is defined in the Uniform Commercial Code, now or hereafter held in the name of a Debtor.
     “Documents” means any “documents,” as such term is defined in the Uniform Commercial Code, and shall include, without limitation, all documents of title (as defined in the Uniform Commercial Code), bills of lading or other receipts evidencing or representing Inventory or Equipment.
     “Equipment” means any “equipment,” as such term is defined in the Uniform Commercial Code and, in any event, shall include, Motor Vehicles.
     “Event of Default” shall have the meaning set forth in the Notes.

2

     “General Intangibles” means any “general intangibles,” as such term is defined in the Uniform Commercial Code, and, in any event, shall include, without limitation, all right, title and interest in or under any Contract, models, drawings, materials and records, claims, literary rights, goodwill, rights of performance, Copyrights, Trademarks, Patents, warranties, rights under insurance policies and rights of indemnification.
     “Goods” means any “goods”, as such term is defined in the Uniform Commercial Code, including, without limitation, fixtures and embedded Software to the extent included in “goods” as defined in the Uniform Commercial Code.
     “Instruments” means any “instrument,” as such term is defined in the Uniform Commercial Code, and shall include, without limitation, promissory notes, drafts, bills of exchange, trade acceptances, letters of credit, letter of credit rights (as defined in the Uniform Commercial Code), and Chattel Paper.
     “Inventory” means any “inventory,” as such term is defined in the Uniform Commercial Code.
     “Investment Property” means any “investment property”, as such term is defined in the Uniform Commercial Code.
     “Liabilities” shall mean all obligations, liabilities and indebtedness of every nature of Debtors from time to time owed or owing under or in respect of this Agreement, the Purchase Agreement, the Notes, the Registration Rights Agreement, the Guaranty, any of the other Security Documents and any of the other Transaction Documents, as the case may be, including, without limitation, the principal amount of all debts, claims and indebtedness, accrued and unpaid interest and all fees, costs and expenses, whether primary, secondary, direct, contingent, fixed or otherwise, heretofore, now and/or from time to time hereafter owing, due or payable whether before or after the filing of a bankruptcy, insolvency or similar proceeding under applicable federal, state, foreign or other law and whether or not an allowed claim in any such proceeding.
     “Lien” shall have the meaning set forth in the Purchase Agreement.
     “Motor Vehicles” shall mean motor vehicles, tractors, trailers and other like property, whether or not the title thereto is governed by a certificate of title or ownership.
     “Patents” means any patents and patent applications, including, without limitation, the inventions and improvements described and claimed therein, all patentable inventions and those patents and patent applications listed on Schedule IV attached hereto (if any), and the reissues, divisions, continuations, renewals, extensions and continuations-in-part of any of the foregoing, and all income, royalties, damages and payments now or hereafter due and/or payable under or with respect to any of the foregoing, including, without limitation, damages and payments for past, present and future infringements of any of the foregoing and the right to sue for past, present and future infringements of any of the foregoing.
     “Permitted Lien” shall have the meaning set forth in the Purchase Agreement.

3

     “Proceeds” means “proceeds,” as such term is defined in the Uniform Commercial Code and, in any event, includes, without limitation, (a) any and all proceeds of any insurance, indemnity, warranty or guaranty payable with respect to any of the Collateral, (b) any and all payments (in any form whatsoever) made or due and payable from time to time in connection with any requisition, confiscation, condemnation, seizure or forfeiture of all or any part of the Collateral by any governmental body, authority, bureau or agency (or any person acting under color of governmental authority), and (c) any and all other amounts from time to time paid or payable under, in respect of or in connection with any of the Collateral.
     “Representative” means any Person acting as agent, representative or trustee on behalf of the Secured Party from time to time.
     “Requisite Buyers” means buyers having a majority of the sum of the aggregate outstanding principal balance of the Notes.
     “Software” means all “software” as such term is defined in the Uniform Commercial Code, now owned or hereafter acquired by a Debtor, other than software embedded in any category of Goods, including, without limitation, all computer programs and all supporting information provided in connection with a transaction related to any program.
     “Trademarks” means any trademarks, trade names, corporate names, company names, business names, fictitious business names, trade styles, service marks, logos, other business identifiers, prints and labels on which any of the foregoing have appeared or appear, all registrations and recordings thereof, and all applications in connection therewith, including, without limitation, the trademarks and applications listed in Schedule V attached hereto (if any) and renewals thereof, and all income, royalties, damages and payments now or hereafter due and/or payable under or with respect to any of the foregoing, including, without limitation, damages and payments for past, present and future infringements of any of the foregoing and the right to sue for past, present and future infringements of any of the foregoing.
     “Uniform Commercial Code” shall mean the Uniform Commercial Code as in effect from time to time in the State of New York; provided, that to the extent that the Uniform Commercial Code is used to define any term herein and such term is defined differently in different Articles or Divisions of the Uniform Commercial Code, the definition of such term contained in Article or Division 9 shall govern.
     Section 2. Representations, Warranties and Covenants of Debtors. Each Debtor represents and warrants to, and covenants with, the Secured Party as follows:
          (a) Such Debtor has rights in and the power to transfer the Collateral in which it purports to grant a security interest pursuant to Section 3 hereof (subject, with respect to after acquired Collateral, to such Debtor acquiring the same) and no Lien other than Permitted Liens exists or will exist upon such Collateral at any time.
          (b) This Agreement is effective to create in favor of Secured Party a valid security interest in and Lien upon all of such Debtor’s right, title and interest in and to the Collateral, and upon (i) the filing of appropriate Uniform Commercial Code financing statements in the jurisdictions listed on Schedule I attached hereto, and (ii) each Deposit Account being

4

subject to an Account Control Agreement (as hereinafter defined) between the applicable Debtor and depository institution and the Secured Party on behalf of the Buyers, such security interest will be a duly perfected first priority security interest in all of the Collateral (other than Instruments not constituting Chattel Paper), and upon delivery of the Instruments to the Secured Party or its Representative, duly endorsed by such Debtor or accompanied by appropriate instruments of transfer duly executed by such Debtor, the security interest in the Instruments will be duly perfected.
          (c) All of the Equipment, Inventory and Goods owned by such Debtor is located at the places as specified on Schedule I attached hereto (except to the extent any such Equipment, Inventory or Goods is in transit or located at a Debtor’s job site in the ordinary course of business). Except as disclosed on Schedule I, none of the Collateral is in the possession of any bailee, warehousemen, processor or consignee. Schedule I discloses such Debtor’s name as of the date hereof as it appears in official filings in the state or province, as applicable, of its incorporation, formation or organization, the type of entity of such Debtor (including corporation, partnership, limited partnership or limited liability company), organizational identification number issued by such Debtor’s state of incorporation, formation or organization (or a statement that no such number has been issued), such Debtor’s state or province, as applicable, of incorporation, formation or organization and the chief place of business, chief executive officer and the office where such Debtor keeps its books and records. Such Debtor has only one state or province, as applicable, of incorporation, formation or organization. Such Debtor does not do business and has not done business during the past five (5) years under any trade name or fictitious business name except as disclosed on Schedule II attached hereto.
          (d) No Copyrights, Patents or Trademarks listed on Schedules III, IV and V, respectively, if any, have been adjudged invalid or unenforceable or have been canceled, in whole or in part, or are not presently subsisting. Each of such Copyrights, Patents and Trademarks (if any) is valid and enforceable. Such Debtor is the sole and exclusive owner of the entire and unencumbered right, title and interest in and to each of such Copyrights, Patents and Trademarks, identified on Schedules III, IV and V, as applicable, as being owned by such Debtor, free and clear of any liens, charges and encumbrances, including without limitation licenses, shop rights and covenants by such Debtor not to sue third persons. Such Debtor has adopted, used and is currently using, or has a current bona fide intention to use, all of such Trademarks and Copyrights. Such Debtor has no notice of any suits or actions commenced or threatened with reference to the Copyrights, Patents or Trademarks owned by it.
          (e) Each Debtor agrees to deliver to the Secured Party an updated Schedule I, II, III, IV and/or V within five (5) Business Days of any change thereto.
          (f) All depositary and other accounts including, without limitation, Deposit Accounts, securities accounts, brokerage accounts and other similar accounts, maintained by each Debtor are described on Schedule VI hereto, which description includes for each such account the name of the Debtor maintaining such account, the name, address and telephone and telecopy numbers of the financial institution at which such account is maintained, the account number and the account officer, if any, of such account. No Debtor shall open any new Deposit Accounts, securities accounts, brokerage accounts or other accounts unless such Debtor shall have given Secured Party ten (10) Business Days’ prior written notice of its intention to open any

5

such new accounts. Each Debtor shall deliver to Secured Party a revised version of Schedule VI showing any changes thereto within five (5) Business Days of any such change. Upon the occurrence of and during the continuance of an Event of Default, Secured Party may seek information from financial institutions at which such Debtor maintains an account with respect to such account as Secured Party from time to time reasonably may request. In addition, all of such Debtor’s depositary, security, brokerage and other accounts including, without limitation, Deposit Accounts shall be subject to the provisions of Section 4.5 hereof.
          (g) Such Debtor does not own any Commercial Tort Claim except for those disclosed on Schedule VII hereto (if any).
          (h) Such Debtor does not have any interest in fee interest in real property except as disclosed on Schedule VIII (if any). Each Debtor shall deliver to Secured Party a revised version of Schedule VIII showing any changes thereto within ten (10) Business Days of any such change. Except as otherwise agreed to by Secured Party, all such interests in real property are subject to a mortgage or deed of trust (in form and substance satisfactory to Secured Party) in favor of Secured Party (hereinafter, a “Mortgage”).
          (i) All Equipment (including, without limitation, Motor Vehicles) owned by a Debtor and subject to a certificate of title or ownership statute is described on Schedule IX hereto.
     Section 3. Collateral. As collateral security for the prompt payment in full when due (whether at stated maturity, by acceleration or otherwise) of the Liabilities and the performance of all Obligations, each Debtor hereby pledges and grants to the Secured Party, for the benefit of itself and the Buyers, a Lien on and security interest in and to all of such Debtor’s right, title and interest in the personal property and assets of such Debtor, whether now owned by such Debtor or hereafter acquired and whether now existing or hereafter coming into existence and wherever located (all being collectively referred to herein as “Collateral”), including, without limitation:
          (a) all Instruments, together with all payments thereon or thereunder;
          (b) all Accounts;
          (c) all Inventory;
          (d) all General Intangibles (including payment intangibles (as defined in the Uniform Commercial Code) and Software);
          (e) all Equipment (including Motor Vehicles);
          (f) all Documents;
          (g) all Contracts;
          (h) all Goods;
          (i) all Investment Property;

6

          (j) all Deposit Accounts, including, without limitation, the balance from time to time in all bank accounts maintained by such Debtor;
          (k) all Commercial Tort Claims specified on Schedule VII;
          (l) all As-extracted Collateral;
          (m) all Trademarks, Patents and Copyrights;
          (n) all other tangible and intangible property of such Debtor, including, without limitation, all interests in Real Property, Proceeds, tort claims, products, accessions, rents, profits, income, benefits, substitutions, additions and replacements of and to any of the property of such Debtor described in the preceding clauses of this Section 3 (including, without limitation, any proceeds of insurance thereon, insurance claims and all rights, claims and benefits against any Person relating thereto), other rights to payments not otherwise included in the foregoing, and all books, correspondence, files, records, invoices and other papers, including without limitation all tapes, cards, computer runs, computer programs, computer files and other papers, documents and records in the possession or under the control of such Debtor, any computer bureau or service company from time to time acting for such Debtor;
          (o) to the extent not otherwise included, all Proceeds of the foregoing.
     Section 4. Covenants; Remedies. In furtherance of the grant of the pledge and security interest pursuant to Section 3 hereof, each Debtor hereby agrees with the Secured Party as follows:
     Section 4.1 Delivery and Other Perfection; Maintenance, etc.
          (a) Delivery of Instruments, Documents, Etc. Each Debtor shall, within fifteen (15) Business Days after the Closing, deliver and pledge to the Secured Party or its Representative any and all Instruments, negotiable Documents, Chattel Paper and, if any and only to the extent such certificated securities are customary under applicable law of the jurisdiction in which the underlying securities relate, certificated securities (accompanied by stock powers executed in blank) duly endorsed and/or accompanied by such instruments of assignment and transfer executed by such Debtor in such form and substance as the Secured Party or its Representative may reasonably request; provided, that so long as no Event of Default shall have occurred and be continuing, each Debtor may retain for collection in the ordinary course of business any Instruments, negotiable Documents and Chattel Paper received by such Debtor in the ordinary course of business, and the Secured Party or its Representative shall, promptly upon request of a Debtor, make appropriate arrangements for making any other Instruments, negotiable Documents and Chattel Paper pledged by such Debtor available to such Debtor for purposes of presentation, collection or renewal (any such arrangement to be effected, to the extent deemed appropriate by the Secured Party or its Representative, against trust receipt or like document).
          (b) Other Documents and Actions. Within fifteen (15) Business Days after the Closing, each Debtor shall give, execute, deliver, file and/or record any financing statement, notice, instrument, document, agreement, Mortgage or other papers that may be necessary or

7

desirable (in the reasonable judgment of the Secured Party or its Representative) to create, preserve, perfect or validate the security interest granted pursuant hereto (or any security interest or mortgage contemplated or required hereunder, including with respect to Section 2(h) of this Agreement) or to enable the Secured Party or its Representative to exercise and enforce the rights of the Secured Party hereunder with respect to such pledge and security interest, provided that notices to account debtors in respect of any Accounts or Instruments shall be subject to the provisions of clause (e) below. Notwithstanding the foregoing each Debtor hereby irrevocably authorizes the Secured Party at any time and from time to time to file in any filing office in any jurisdiction any Uniform Commercial Code initial financing statements (and other similar filings or registrations under other applicable laws and regulations pertaining the creation, attachment or perfection of security interests) and amendments thereto that (a) indicate the Collateral (i) as all assets of such Debtor or words of similar effect, regardless of whether any particular asset comprised in the Collateral falls within the scope of Article 9 of the Uniform Commercial Code of the State of New York or such jurisdiction, or (ii) as being of an equal or lesser scope or with greater detail, and (b) contain any other information required by part 5 of Article 9 of the Uniform Commercial Code of the State of New York or any other State for the sufficiency or filing office acceptance of any financing statement or amendment, including (i) whether such Debtor is an organization, the type of organization and any organization identification number issued to such Debtor, and (ii) in the case of a financing statement filed as a fixture filing or indicating Collateral as As-extracted Collateral or timber to be cut, a sufficient description of real property to which the Collateral relates. Each Debtor agrees to furnish any such information to the Secured Party promptly upon request. Each Debtor also ratifies its authorization for the Secured Party to have filed in any jurisdiction any like initial financing statements or amendments thereto if filed prior to the date hereof.
          (c) Books and Records. Each Debtor shall maintain at its own cost and expense complete and accurate books and records of the Collateral, including, without limitation, a record of all payments received and all credits granted with respect to the Collateral and all other dealings with the Collateral. Upon the occurrence and during the continuation of any Event of Default, each Debtor shall deliver and turn over any such books and records (or true and correct copies thereof, at the option of the Debtor) to the Secured Party or its Representative at any time on written demand. Each Debtor shall permit any Representative of the Secured Party to inspect such books and records upon reasonable prior written notice and at any time during reasonable business hours and will provide photocopies thereof at such Debtor’s expense to the Secured Party upon request of the Secured Party.
          (d) Motor Vehicles. Each Debtor shall, promptly upon acquiring same, cause the Secured Party to be listed as the lienholder on each certificate of title or ownership covering any items of Equipment, including Motor Vehicles, having a value in excess of $100,000 in the aggregate for all such items of Equipment of the Debtor or otherwise comply with the certificate of title or ownership laws of the relevant jurisdiction issuing such certificate of title or ownership in order to properly evidence and perfect Secured Party’s security interest in the assets represented by such certificate of title or ownership.
          (e) Notice to Account Debtors; Verification. Upon the occurrence and during the continuance of any Event of Default (or if any rights of set-off (other than set-offs against an Account arising under the Contract giving rise to the same Account) or contra accounts may be

8

asserted), (i) upon request of the Secured Party or its Representative, each Debtor shall promptly notify each account debtor in respect of any Accounts or Instruments or other Persons obligated on the Collateral that such Collateral has been assigned to the Secured Party hereunder, and that any payments due or to become due in respect of such Collateral are to be made directly to the Secured Party, and (ii) the Secured Party and its Representative shall have the right at any time or times to make direct verification with the account debtors or other Persons obligated on any and all of the Accounts or other such Collateral, it being understood that unless and until the occurrence and during the continuation of an Event of Default, neither Secured Party nor its Representatives shall have any right to contact, communicate or otherwise interfere with Debtor’s relationship with any account debtors or other Persons obligated on any such Accounts or other Collateral.
          (f) Intellectual Property. Each Debtor represents and warrants that the Copyrights, Patents and Trademarks listed on Schedules III, IV and V, respectively (if any), constitute all of the registered Copyrights and all of the Patents and Trademarks now owned by such Debtor. If such Debtor shall (i) obtain rights to any new patentable inventions, any registered Copyrights or any Patents or Trademarks, or (ii) become entitled to the benefit of any registered Copyrights or any Patents or Trademarks or any improvement on any Patent, the provisions of this Agreement above shall automatically apply thereto and such Debtor shall give to Secured Party prompt written notice thereof. Each Debtor hereby authorizes Secured Party to modify this Agreement by amending Schedules III, IV and V, as applicable, to include any such registered Copyrights or any such Patents and Trademarks. Each Debtor shall have the duty (i) to prosecute diligently any patent, trademark, or service mark applications pending as of the date hereof or hereafter, (ii) to make application on unpatented but patentable inventions and on trademarks, copyrights and service marks, as appropriate, (iii) to preserve and maintain all rights in the Copyrights, Patents and Trademarks, to the extent material to the operations of the business of such Debtor and (iv) to ensure that the Copyrights, Patents and Trademarks are and remain enforceable, to the extent material to the operations of the business of such Debtor. Any expenses incurred in connection with such Debtor’s obligations under this Section 4.1(f) shall be borne by such Debtor. Except for any such items that a Debtor reasonably believes (using prudent industry customs and practices) are no longer necessary for the on-going operations of its business, no Debtor shall abandon any right to file a patent, trademark or service mark application, or abandon any pending patent, trademark or service mark application or any other Copyright, Patent or Trademark without the written consent of Secured Party, which consent shall not be unreasonably withheld.
          (g) Further Identification of Collateral. Each Debtor will, when and as often as reasonably requested by the Secured Party or its Representative, furnish to the Secured Party or such Representative, statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as the Secured Party or its Representative may reasonably request, all in reasonable detail.
          (h) Investment Property. Upon the occurrence and during the continuance of an Event of Default, each Debtor will take any and all actions reasonably required or requested by the Secured Party, from time to time, to (i) cause the Secured Party to obtain exclusive control of any Investment Property owned by such Debtor in a manner reasonably acceptable to the Secured Party and (ii) obtain from any issuers of Investment Property and such other Persons, for

9

the benefit of the Secured Party, written confirmation of the Secured Party’s control over such Investment Property. For purposes of this Section 4.1(h), the Secured Party shall have exclusive control of Investment Property if (i) such Investment Property consists of certificated securities and a Debtor delivers such certificated securities to the Secured Party (with appropriate endorsements if such certificated securities are in registered form); (ii) such Investment Property consists of uncertificated securities and either (x) a Debtor delivers such uncertificated securities to the Secured Party or (y) the issuer thereof agrees, pursuant to documentation in form and substance satisfactory to the Secured Party, that it will comply with instructions originated by the Secured Party without further consent by such Debtor, and (iii) such Investment Property consists of security entitlements and either (x) the Secured Party becomes the entitlement holder thereof or (y) the appropriate securities intermediary agrees, pursuant to the documentation in form and substance satisfactory to the Secured Party, that it will comply with entitlement orders originated by the Secured Party without further consent by any Debtor.
          (i) Commercial Tort Claims. Each Debtor shall promptly notify Secured Party of any Commercial Tort Claim acquired by it that concerns a claim in excess of $50,000 and unless otherwise consented to by Secured Party, such Debtor shall enter into a supplement to this Agreement granting to Secured Party a Lien on and security interest in such Commercial Tort Claim.
     Section 4.2 Other Liens. Debtors will not create, permit or suffer to exist, and will defend the Collateral against and take such other action as is necessary to remove, any Lien on the Collateral except Permitted Liens, and will defend the right, title and interest of the Secured Party in and to the Collateral and in and to all Proceeds thereof against the claims and demands of all Persons whatsoever.
     Section 4.3 Preservation of Rights. Whether or not any Event of Default has occurred or is continuing, the Secured Party and its Representative may, but shall not be required to, take any steps the Secured Party or its Representative deems reasonably necessary or appropriate to preserve any Collateral or any rights against third parties to any of the Collateral and Debtors shall promptly pay, or reimburse the Secured Party for, all reasonable expenses incurred in connection therewith.
     Section 4.4 Formation of Subsidiaries; Name Change; Location; Bailees.
          (a) No Debtor shall form or acquire any Subsidiary unless (i) such Debtor pledges all of the stock of such subsidiary to the Secured Party pursuant to a pledge agreement in form and substance acceptable to Secured Party, (ii) such subsidiary becomes a party to this Agreement, and all other applicable Security Documents and (iii) the formation or acquisition of such subsidiary is not prohibited by the terms of the Transaction Documents.
          (b) No Debtor shall (i) reincorporate or reorganize itself under the laws of any jurisdiction other than the jurisdiction in which it is incorporated or organized as of the date hereof without the prior written consent of Secured Party, which shall not be unreasonably withheld or delayed, or (ii) otherwise change its name, identity or corporate structure without the prior written consent of Secured Party, which shall not be unreasonably withheld or delayed. Each Debtor will notify Secured Party promptly in writing prior to any such change in the

10

proposed use by such Debtor of any tradename or fictitious business name other than any such name set forth on Schedule II attached hereto.
          (c) Except for the sale of Inventory in the ordinary course of business, and other sales of assets as expressly permitted by the terms of the Purchase Agreement, each Debtor will keep the Collateral at the locations specified in Schedule I. Each Debtor will give Secured Party ten (10) day’s prior written notice of any change in such Debtor’s chief place of business or of any new location for any of the Collateral.
          (d) If any Collateral is at any time in the possession or control of any warehousemen, bailee, consignee or processor, such Debtor shall, upon the request of Secured Party or its Representative, notify such warehousemen, bailee, consignee or processor of the Lien and security interest created hereby and shall instruct such Person to hold all such Collateral for Secured Party’s account subject to Secured Party’s instructions.
          (e) Each Debtor acknowledges that it is not authorized to file any financing statement or amendment or termination statement with respect to any financing statement to which Secured Party or any Buyer is a secured party thereunder without the prior written consent of Secured Party and agrees that it will not do so without the prior written consent of Secured Party, subject to such Debtor’s rights under Section 9-509(d)(2) to the Uniform Commercial Code.
          (f) No Debtor shall enter into any Contract that restricts or prohibits the grant to Secured Party of a security interest in Accounts, Chattel Paper, Instruments or payment intangibles or the proceeds of the foregoing.
     Section 4.5 Bank Accounts and Securities Accounts.
          (a) Within fifteen (15) Business Days after Closing, the Secured Party and each Debtor, as applicable, shall enter into an account control agreement or securities account control agreement, as applicable, (each an “Account Control Agreement”), in a form reasonably acceptable to the Secured Party, with each financial institution with which such Debtor maintains from time to time any Deposit Accounts (general or special), securities accounts, brokerage accounts or other similar accounts, which financial institutions are set forth on Schedule VI attached hereto. Pursuant to the Account Control Agreements and pursuant hereto, each such Debtor grants and shall grant to the Secured Party a continuing lien upon, and security interest in, all such accounts and all funds at any time paid, deposited, credited or held in such accounts (whether for collection, provisionally or otherwise) or otherwise in the possession of such financial institutions, and each such financial institution shall act as the Secured Party’s agent in connection therewith. Following the Closing Date, no Debtor shall establish any Deposit Account, securities account, brokerage account or other similar account with any financial institution unless in connection therewith, the Secured Party and such Debtor shall have entered into an Account Control Agreement with such financial institution (in a form reasonably acceptable to the Security Party) which covers such account. Each Debtor shall deposit and keep on deposit all of its funds into a Deposit Account which is subject to an Account Control Agreement.

11

     Section 4.6 Events of Default, Etc. During the period during which an Event of Default shall have occurred and be continuing:
          (a) each Debtor shall, at the reasonable request of the Secured Party or its Representative, assemble the Collateral and make it available to Secured Party or its Representative at a place or places designated by the Secured Party or its Representative;
          (b) the Secured Party or its Representative may make any reasonable compromise or settlement deemed desirable with respect to any of the Collateral and may extend the time of payment, arrange for payment in installments, or otherwise modify the terms of, any of the Collateral;
          (c) the Secured Party shall have all of the rights and remedies with respect to the Collateral of a secured party under the Uniform Commercial Code (whether or not said Uniform Commercial Code is in effect in the jurisdiction where the rights and remedies are asserted) and such additional rights and remedies to which a secured party is entitled under the laws in effect in any jurisdiction where any rights and remedies hereunder may be asserted, including, without limitation, the right, to the maximum extent permitted by law, to: (i) exercise all voting, consensual and other powers of ownership pertaining to the Collateral as if the Secured Party were the sole and absolute owner thereof (and each Debtor agrees to take all such action as may be appropriate to give effect to such right) and (ii) the appointment of a receiver or receivers for all or any part of the Collateral, whether such receivership be incident to a proposed sale or sales of such Collateral or otherwise and without regard to the value of the Collateral or the solvency of any person or persons liable for the payment of the Liabilities secured by such Collateral;
          (d) the Secured Party or its Representative in their discretion may, in the name of the Secured Party or in the name of a Debtor or otherwise, demand, sue for, collect or receive any money or property at any time payable or receivable on account of or in exchange for any of the Collateral, but shall be under no obligation to do so;
          (e) the Secured Party or its Representative may take immediate possession and occupancy of any premises owned, used or leased by a Debtor and exercise all other rights and remedies which may be available to the Secured Party; and
          (f) the Secured Party may, upon reasonable notice to Debtors of the time and place, with respect to the Collateral or any part thereof which shall then be or shall thereafter come into the possession, custody or control of the Secured Party or its Representative, sell, lease, license, assign or otherwise dispose of all or any part of such Collateral, at such place or places as the Secured Party deems best, and for cash or for credit or for future delivery (without thereby assuming any credit risk), at public or private sale, without demand of performance or notice of intention to effect any such disposition or of the time or place thereof (except such notice as is required above or by applicable statute and cannot be waived), and the Secured Party or anyone else may be the purchaser, lessee, licensee, assignee or recipient of any or all of the Collateral so disposed of at any public sale (or, to the extent permitted by law, at any private sale) and thereafter hold the same absolutely, free from any claim or right of whatsoever kind, including any right or equity of redemption (statutory or otherwise), of Debtors, any such

12

demand, notice and right or equity being hereby expressly waived and released. The Secured Party may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for the sale, and such sale may be made at any time or place to which the sale may be so adjourned.
The proceeds of each collection, sale or other disposition under this Section 4.6 shall be applied in accordance with Section 4.9 hereof.
     Section 4.7 Deficiency. If the proceeds of sale, collection or other realization of or upon the Collateral are insufficient to cover the costs and expenses of such realization and the payment in full of the Liabilities, Debtors shall remain liable for any deficiency.
     Section 4.8 Private Sale. Each Debtor recognizes that the Secured Party may be unable to effect a public sale of any or all of the Collateral consisting of securities by reason of certain prohibitions contained in the Securities Act of 1933, as amended (the “Act”), and applicable state securities laws, but may be compelled to resort to one or more private sales thereof to a restricted group of purchasers who will be obliged to agree, among other things, to acquire such Collateral for their own account for investment and not with a view to the distribution or resale thereof. Each Debtor acknowledges and agrees that any such private sale may result in prices and other terms less favorable to the seller than if such sale were a public sale and, notwithstanding such circumstances, agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner. The Secured Party shall be under no obligation to delay a sale of any of the Collateral to permit a Debtor to register such Collateral for public sale under the Act, or under applicable state securities laws, even if Debtors would agree to do so. The Secured Party shall not incur any liability as a result of the sale of any such Collateral, or any part thereof, at any private sale provided for in this Agreement conducted in a commercially reasonable manner, and each Debtor hereby waives any claims against the Secured Party arising by reason of the fact that the price at which the Collateral may have been sold at such a private sale was less than the price which might have been obtained at a public sale or was less than the aggregate amount of the Liabilities, even if the Secured Party accepts the first offer received and does not offer the Collateral to more than one offeree.
     Each Debtor further agrees to do or cause to be done all such other acts and things as may be reasonably necessary to make such sale or sales of any portion or all of any such Collateral valid and binding and in compliance with any and all applicable laws, regulations, orders, writs, injunctions, decrees or awards of any and all courts, arbitrators or governmental instrumentalities, domestic or foreign, having jurisdiction over any such sale or sales, all at such Debtor’s expense, provided that Debtors shall be under no obligation to take any action to enable any or all of such Collateral to be registered under the provisions of the Act. Each Debtor further agrees that a breach of any of the covenants contained in this Section 4.8 will cause irreparable injury to the Secured Party, that the Secured Party has no adequate remedy at law in respect of such breach and, as a consequence, agrees that each and every covenant contained in this Section 4.8 shall be specifically enforceable against Debtors, and each Debtor hereby waives and agrees not to assert any defenses against an action for specific performance of such covenants except for a defense that no Event of Default has occurred and is continuing.

13

     Section 4.9 Application of Proceeds. The proceeds of any collection, sale or other realization of all or any part of the Collateral, and any other cash at the time held by the Secured Party under this Agreement, shall be applied in the manner set forth in the Notes (or, if not so set forth, in a manner acceptable to, and at the election of, the Secured Party).
     Section 4.10 Attorney-in-Fact. Each Debtor hereby irrevocably constitutes and appoints the Secured Party, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of such Debtor and in the name of such Debtor or in its own name, from time to time in the discretion of the Secured Party, for the purpose of carrying out the terms of this Agreement, to take any and all appropriate action and to execute and deliver any and all documents and instruments which may be necessary or desirable to perfect or protect any security interest granted hereunder or to maintain the perfection or priority of any security interest granted hereunder, and, without limiting the generality of the foregoing, hereby gives the Secured Party the power and right, on behalf of such Debtor, without notice to or assent by such Debtor, to do the following upon the occurrence and during the continuation of any Event of Default:
          (a) to take any and all appropriate action and to execute and deliver any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Agreement;
          (b) to ask, demand, collect, receive and give acquittance and receipts for any and all moneys due and to become due under any Collateral and, in the name of such Debtor or its own name or otherwise, to take possession of and endorse and collect any checks, drafts, notes, acceptances or other Instruments for the payment of moneys due under any Collateral and to file any claim or to take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by the Secured Party for the purpose of collecting any and all such moneys due under any Collateral whenever payable and to file any claim or to take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by the Secured Party for the purpose of collecting any and all such moneys due under any Collateral whenever payable;
          (c) to pay or discharge charges or liens levied or placed on or threatened against the Collateral, to effect any insurance called for by the terms of this Agreement and to pay all or any part of the premiums therefor;
          (d) to direct any party liable for any payment under any of the Collateral to make payment of any and all moneys due, and to become due thereunder, directly to the Secured Party or as the Secured Party shall direct, and to receive payment of and receipt for any and all moneys, claims and other amounts due, and to become due at any time, in respect of or arising out of any Collateral;
          (e) to sign and indorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications and notices in connection with accounts and other Documents constituting or relating to the Collateral;

14

          (f) to commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Collateral or any part thereof and to enforce any other right in respect of any Collateral;
          (g) to defend any suit, action or proceeding brought against a Debtor with respect to any Collateral;
          (h) to settle, compromise or adjust any suit, action or proceeding described above and, in connection therewith, to give such discharges or releases as the Secured Party may deem appropriate;
          (i) to the extent that a Debtor’s authorization given in Section 4.1(b) of this Agreement is not sufficient to file such financing statements with respect to this Agreement, with or without such Debtor’s signature, or to file a photocopy of this Agreement in substitution for a financing statement, as the Secured Party may deem appropriate and to execute in such Debtor’s name such financing statements and amendments thereto and continuation statements which may require such Debtor’s signature; and
          (j) generally to sell, transfer, pledge, make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though the Secured Party were the absolute owners thereof for all purposes, and to do, at the Secured Party’s option, or from time to time, all acts and things which the Secured Party reasonably deems necessary to protect, preserve or realize upon the Collateral and the Secured Party’s lien therein, in order to effect the intent of this Agreement, all as fully and effectively as such Debtor might do.
     Each Debtor hereby ratifies, to the extent permitted by law, all that such attorneys lawfully do or cause to be done by virtue hereof. The power of attorney granted hereunder is a power coupled with an interest and shall be irrevocable until this Agreement is terminated in accordance with Section 4.12 hereof.
     Each Debtor also authorizes the Secured Party, at any time from and after the occurrence and during the continuation of any Event of Default, (x) to communicate in its own name with any party to any Contract with regard to the assignment of the right, title and interest of such Debtor in and under the Contracts hereunder and other matters relating thereto and (y) to execute, in connection with any sale of Collateral provided for in Section 4.6 hereof, any endorsements, assignments or other instruments of conveyance or transfer with respect to the Collateral.
     Section 4.11 Perfection. Within fifteen (15) Business Days after the Closing, each Debtor shall:
          (a) file such financing statements, assignments for security and other documents in such offices as may be reasonably necessary or as the Secured Party or the Representative may reasonably request to perfect the security interests granted by Section 3 of this Agreement;
          (b) at Secured Party’s reasonable request, deliver to the Secured Party or its Representative the originals of all Instruments together with, in the case of Instruments

15

constituting promissory notes, allonges attached thereto showing such promissory notes to be payable to the order of a blank payee; and
          (c) deliver to Secured Party or its Representative, evidence of such Debtor’s compliance of the notation of Secured Party’s Lien on the certificates of title evidencing such Debtor’s titled Equipment, to the extent required by Section 4.1(d) hereof.
     Section 4.12 Termination. This Agreement and the Liens and security interests granted hereunder shall not terminate until the termination of the Notes, the commitments of the Buyers to lend or make financial accommodations under the Transaction Documents, and the full and complete performance and indefeasible satisfaction of all the Liabilities (i) in respect of the Notes (including, without limitation, the indefeasible payment in full in cash of all such Liabilities) and (ii) with respect to which claims have been asserted by Collateral Agent and/or Buyers, whereupon this Agreement shall automatically terminate and the Secured Party shall forthwith cause to be assigned, transferred and delivered, against receipt but without any recourse, warranty or representation whatsoever, any remaining Collateral (including any certificates of title held by it) to or on the order of Debtors. The Secured Party shall also execute and deliver to Debtors upon such termination and at Debtors’ expense such Uniform Commercial Code termination statements, certificates for terminating the liens on the Motor Vehicles (if any) and such other documentation as shall be requested by Debtors to effect the termination and release of the Liens and security interests in favor of the Secured Party affecting the Collateral.
     Section 4.13 Further Assurances.
          (a) At any time and from time to time, upon the written reasonable request of the Secured Party or its Representative, and at the sole expense of Debtors, Debtors will promptly and duly execute and deliver any and all such further instruments, documents and agreements and take such further actions as the Secured Party or its Representative may reasonably require in order for the Secured Party to obtain the full benefits of this Agreement and of the rights and powers herein granted in favor of the Secured Party, including, without limitation, using Debtors’ best efforts to secure all consents and approvals reasonably necessary or appropriate for the assignment to the Secured Party of any Collateral held by Debtors or in which a Debtor has any rights not heretofore assigned, the filing of any financing or continuation statements under the Uniform Commercial Code with respect to the liens and security interests granted hereby, transferring Collateral to the Secured Party’s possession (if a security interest in such Collateral can be perfected by possession), placing the interest of the Secured Party as lienholder on the certificate of title of any Motor Vehicle and obtaining waivers of liens from landlords and mortgagees. Each Debtor also hereby authorizes the Secured Party and its Representative to file any such financing or continuation statement without the signature of such Debtor to the extent permitted by applicable law.
          (b) Upon the request of the Secured Party, each Debtor shall procure insurers’ acknowledgments of any assignments of key man life insurance policies which may be assigned to the Secured Party as additional security for the Liabilities and will take all such further action as required by any insurer or the Secured Party in connection with any such assignment.

16

     Section 4.14 Limitation on Duty of Secured Party. The powers conferred on the Secured Party under this Agreement are solely to protect the Secured Party’s interest in the Collateral and shall not impose any duty upon it to exercise any such powers. The Secured Party shall be accountable only for amounts that it actually receives as a result of the exercise of such powers and neither the Secured Party nor its Representative nor any of their respective officers, directors, members, managers, partners, employees or agents shall be responsible to Debtors for any act or failure to act, except for willful misconduct. Without limiting the foregoing, the Secured Party and any Representative shall be deemed to have exercised reasonable care in the custody and preservation of the Collateral in their possession if such Collateral is accorded treatment substantially equivalent to that which the relevant Secured Party or any Representative, in its individual capacity, accords its own property consisting of the type of Collateral involved, it being understood and agreed that neither the Secured Party nor any Representative shall have any responsibility for taking any necessary steps (other than steps taken in accordance with the standard of care set forth above) to preserve rights against any Person with respect to any Collateral.
     Also without limiting the generality of the foregoing, neither the Secured Party nor any Representative shall have any obligation or liability under any Contract or license by reason of or arising out of this Agreement or the granting to the Secured Party of a security interest therein or assignment thereof or the receipt by the Secured Party or any Representative of any payment relating to any Contract or license pursuant hereto, nor shall the Secured Party or any Representative be required or obligated in any manner to perform or fulfill any of the obligations of Debtors under or pursuant to any Contract or license, or to make any payment, or to make any inquiry as to the nature or the sufficiency of any payment received by it or the sufficiency of any performance by any party under any Contract or license, or to present or file any claim, or to take any action to collect or enforce any performance or the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times.
     Anything herein to the contrary notwithstanding, each Debtor shall remain liable under each account and each payment in respect of general intangibles to observe and perform all the conditions and obligations to be observed and performed by it thereunder, all in accordance with the terms of any agreement giving rise thereto. The Secured Party shall have no obligation or liability under any agreement giving rise to an account or a payment in respect of a general intangible by reason of or arising out of any Transaction Document or the receipt by the Secured Party of any payment relating thereto, nor shall the Secured Party be obligated in any manner to perform any obligation of any Debtor under or pursuant to any agreement giving rise to an account or a payment in respect of a general intangible, to make any payment, to make any inquiry as to the nature or the sufficiency of any payment received by it or as to the sufficiency of any performance by any party thereunder, to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts that may have been assigned to it or to which it may be entitled at any time or times.
     Section 5. Miscellaneous.
     Section 5.1 No Waiver. No failure on the part of the Secured Party or any of its Representatives to exercise, and no course of dealing with respect to, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or

17

partial exercise by the Secured Party or any of its Representatives of any right, power or remedy hereunder preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The rights and remedies hereunder provided are cumulative and may be exercised singly or concurrently, and are not exclusive of any rights and remedies provided by law.
     Section 5.2 Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws and decisions of the State of New York applicable to contracts made and to be performed in that State, without regard to conflict of law principles thereof that would result in the application of the laws of any jurisdiction other than the State of New York.
     Section 5.3 Notices. All notices, approvals, requests, demands and other communications hereunder shall be delivered or made in the manner set forth in, and shall be effective in accordance with the terms of, the Purchase Agreement; provided, that, to the extent any such communication (i) is being made or sent to a Debtor that is not the Company, such communication shall be effective as to such Debtor if made or sent to the Company in accordance with the foregoing or (ii) is being made or sent to Collateral Agent, such communication shall be made to Collateral Agent at the address set forth below Collateral Agent’s signature hereto. Debtors and Collateral Agent may change their respective notice addresses by written notice given to each other party five (5) days prior to the effectiveness of such change.
     Section 5.4 Amendments, Etc. The terms of this Agreement may be waived, altered or amended only by an instrument in writing duly executed by the Debtor sought to be charged or benefited thereby and the Secured Party. Any such amendment or waiver shall be binding upon the Secured Party and the Debtor sought to be charged or benefited thereby and their respective successors and assigns.
     Section 5.5 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the respective successors and assigns of each of the parties hereto, provided, that no Debtor shall assign or transfer its rights hereunder without the prior written consent of the Secured Party. Secured Party, in its capacity as collateral agent, may assign its rights hereunder upon written notice to Debtors, in which event such assignee shall be deemed to be Secured Party hereunder with respect to such assigned rights.
     Section 5.6 Counterparts; Headings. This Agreement may be authenticated in any number of counterparts, all of which taken together shall constitute one and the same instrument and any of the parties hereto may authenticate this Agreement by signing any such counterpart. This Agreement may be authenticated by manual signature or facsimile, .pdf or similar electronic signature, all of which shall be equally valid. The headings in this Agreement are for convenience of reference only and shall not alter or otherwise affect the meaning hereof.
     Section 5.7 Severability. If any provision hereof is invalid and unenforceable in any jurisdiction, then, to the fullest extent permitted by law, (a) the other provisions hereof shall remain in full force and effect in such jurisdiction and shall be liberally construed in favor of the Secured Party and its Representative in order to carry out the intentions of the parties hereto as nearly as may be possible and (b) the invalidity or unenforceability of any provision hereof in

18

any jurisdiction shall not affect the validity or enforceability of such provision in any other jurisdiction.
     5.9 SUBMISSION TO JURISDICTION; WAIVER OF VENUE; SERVICE OF PROCESS. (A) EACH DEBTOR HEREBY IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF ANY UNITED STATES FEDERAL OR NEW YORK STATE COURT SITTING IN THE CITY OF NEW YORK, BOROUGH OF MANHATTAN IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT AND EACH DEBTOR HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH COURT AND IRREVOCABLY WAIVES ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE AS TO THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN SUCH A COURT OR THAT SUCH COURT IS AN INCONVENIENT FORUM. NOTHING HEREIN SHALL LIMIT THE RIGHT OF SECURED PARTY TO BRING PROCEEDINGS AGAINST ANY DEBTOR IN THE COURTS OF ANY OTHER JURISDICTION. ANY JUDICIAL PROCEEDING BY A DEBTOR AGAINST SECURED PARTY, ANY BUYER OR ANY AFFILIATE THEREOF INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER IN ANY WAY ARISING OUT OF, RELATED TO, OR IN CONNECTION WITH THIS AGREEMENT SHALL BE BROUGHT ONLY IN A COURT IN NEW YORK, NEW YORK (AND SECURED PARTY AND BUYERS HEREBY SUBMIT TO THE JURISDICTION OF SUCH COURT). EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES PERSONAL SERVICE OF PROCESS AND CONSENTS TO PROCESS BEING SERVED IN ANY SUCH ACTION OR PROCEEDING BY MAILING A COPY THEREOF TO SUCH PARTY AT THE ADDRESS FOR NOTICES TO IT IN ACCORDANCE WITH SECTION 5.3 OF THIS AGREEMENT AND AGREES THAT SUCH NOTICE SHALL CONSTITUTE GOOD AND SUFFICIENT SERVICE OF PROCESS AND NOTICE THEREOF. NOTHING CONTAINED HEREIN SHALL BE DEEMED TO LIMIT IN ANY WAY ANY RIGHT TO SERVE PROCESS IN ANY MANNER PERMITTED BY LAW.
     5.10 WAIVER OF RIGHT TO TRIAL BY JURY. EACH DEBTOR AND SECURED PARTY EACH WAIVE THEIR RESPECTIVE RIGHTS TO A TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY, IN ANY ACTION, PROCEEDING OR OTHER LITIGATION OF ANY TYPE BROUGHT BY ANY OF THE PARTIES AGAINST ANY OTHER PARTY OR PARTIES, WHETHER WITH RESPECT TO CONTRACT CLAIMS, TORT CLAIMS, OR OTHERWISE. EACH DEBTOR AND SECURED PARTY EACH AGREE THAT ANY SUCH CLAIM OR CAUSE OF ACTION SHALL BE TRIED BY A COURT TRIAL WITHOUT A JURY. WITHOUT LIMITING THE FOREGOING, THE PARTIES FURTHER AGREE THAT THEIR RESPECTIVE RIGHT TO A TRIAL BY JURY IS WAIVED BY OPERATION OF THIS SECTION AS TO ANY ACTION, COUNTERCLAIM OR OTHER PROCEEDING WHICH SEEKS, IN WHOLE OR IN PART, TO CHALLENGE THE VALIDITY OR ENFORCEABILITY OF THIS AGREEMENT OR ANY PROVISION HEREOF. THIS WAIVER SHALL APPLY TO

19

ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT.
     5.11 Joint and Several. The obligations, covenants and agreements of Debtors hereunder shall be the joint and several obligations, covenants and agreements of each Debtor, whether or not specifically stated herein.
     5.12 Collateral Agent and Buyer Indemnification.
          (a) Each Buyer hereby irrevocably appoints and authorizes the Secured Party to act as collateral agent (the “Collateral Agent”) on its behalf under this Agreement and to enter into each of the instruments, documents and agreements, including any pledge agreement, guaranty, financing statements, mortgage, Account Control Agreement or any other Security Documents (the “Financing Documents”), to which Secured Party is a party (including in its capacity as Collateral Agent) on such Buyer’s behalf and to take such actions as Collateral Agent on such Buyer’s behalf and to exercise such powers under the Financing Documents as are delegated to Collateral Agent or Secured Party (as applicable) by the terms thereof, together with all such powers as are reasonably incidental thereto. The Collateral Agent shall take such action under this Agreement and/or any other Transaction Documents as the Collateral Agent shall reasonably be directed by the Requisite Buyers in accordance with the terms of the Transaction Documents. Secured Party is authorized and empowered to amend, modify, or waive any provisions of this Agreement or the other Financing Documents only with the consent of the Requisite Buyers.
          (b) Whether or not the transactions contemplated hereby shall be consummated, upon demand therefor the Buyers shall indemnify the Collateral Agent (to the extent not reimbursed by or on behalf of the Company and without limiting the obligation of the Company to do so), ratably from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses and disbursements of any kind whatsoever, including, for purposes of clarification, all Taxes, which may at any time (including at any time following the payment in full of the Notes and the termination or resignation of the Collateral Agent) be imposed on, incurred by or asserted against the Collateral Agent in any way relating to or arising out of this Agreement, any other Financing Document or any document contemplated hereby or referred to herein or the transactions contemplated hereby or thereby or any action taken or omitted by the Collateral Agent under or in connection with any of the foregoing; provided, however, that no Buyer shall be liable for the payment to the Collateral Agent of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting solely from the Collateral Agent’s gross negligence or willful misconduct. In addition, each Buyer shall reimburse the Collateral Agent upon demand for its ratable share of any costs or out-of-pocket expenses (including attorney costs) incurred by the Collateral Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, any other Transaction Document, or any document contemplated hereby or referred to herein to the extent that the Collateral Agent is not reimbursed for such expenses by or on behalf of the Company. Without limiting the generality of the foregoing, if the Internal Revenue Service or any other governmental authority of the United States or any other jurisdiction asserts a claim

20

that the Collateral Agent did not properly withhold tax from amounts paid to or for the account of any Buyer (because the appropriate form was not delivered, was not properly executed, or because such Buyer failed to notify the Collateral Agent of a change in circumstances which rendered the exemption from, or reduction of, withholding tax ineffective, or for any other reason) such Buyer shall indemnify the Collateral Agent fully for all amounts paid, directly or indirectly, by the Collateral Agent as tax or otherwise, including penalties and interest, and including any taxes imposed by any jurisdiction on the amounts payable to the Collateral Agent under this Section 5.12(b), together with all related costs and expenses (including attorney costs). The obligation of the Buyers in this Section 5.12(b) shall survive the payment of all Liabilities hereunder.
          (c) The Collateral Agent shall not be deemed to have knowledge or notice of the occurrence of any Event of Default or any event that with the giving of notice or passage of time would constitute an Event of Default unless the Collateral Agent shall have received written notice from a Buyer describing such Event of Default or event that with the giving of notice or passage of time would constitute an Event of Default and stating that such notice is a “notice of default”. Upon the occurrence and continuance of an Event of Default, or an event that with the giving of notice or passage of time would constitute an Event of Default, the Collateral Agent shall take such action under this Agreement and/or any other Transaction Documents with respect to such Event of Default or event that with the giving of notice or passage of time would constitute an Event of Default as Collateral Agent shall reasonably be directed by the Requisite Buyers in accordance with the terms of the Transaction Documents, provided that unless and until the Collateral Agent shall have received such directions, the Collateral Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect of such Event of Default or event that with the giving of notice or passage of time would constitute an Event of Default as the Collateral Agent shall deem advisable in the best interests of the Buyers. In taking such action or refraining from taking such action without specific direction from the Requisite Buyers, the Collateral Agent shall use the same degree of care and skill as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.
          (d) Nothing in this Section 5.12 shall be deemed to limit or otherwise affect the rights of Secured Party or Buyers to exercise any remedy provided in this Agreement or any other Transaction Document.
          (e) The Collateral Agent may resign from the performance of all of its functions and duties hereunder and/or under the other Financing Documents at any time by giving thirty (30) Business Days prior written notice to the Buyers. Such resignation shall take effect upon the appointment of a successor Collateral Agent pursuant to clause (f) below or as otherwise provided below.
          (f) Upon (i) the Buyers’ receipt of a notice of resignation by the Collateral Agent in accordance with clause (e) above, or (ii) written notice by the Requisite Buyers to Collateral Agent of the Requisite Buyers’ election to remove the existing Collateral Agent and appoint a successor Collateral Agent, the Requisite Buyers shall have the right to appoint a successor Collateral Agent reasonably acceptable to Debtors. Upon the acceptance of a successor’s appointment as Collateral Agent hereunder and notice of such acceptance to the

21

retiring Collateral Agent, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or retired) Collateral Agent, the retiring Collateral Agent’s resignation shall become immediately effective and the retiring Collateral Agent shall be discharged from all of its duties and obligations hereunder and under the other Financing Documents (if such resignation was not already effective and such duties and obligations not already discharged, as provided below in this paragraph). If no such successor shall have been so appointed by Requisite Buyers and shall have accepted such appointment within thirty (30) days after the retiring Collateral Agent gives notice of its resignation or the Requisite Buyers give notice of their election to replace the retiring Collateral Agent, then the retiring Collateral Agent may, on behalf of the Buyers (but without any obligation) appoint a successor Collateral Agent without the consent of any Buyer. From and following the expiration of such thirty (30) day period, Collateral Agent shall have the exclusive right without any Person’s consent, upon one (1) Business Days’ notice to the Buyers, to make its resignation or removal effective immediately. From and following the effectiveness of such notice, (i) the retiring Collateral Agent shall be discharged from its duties and obligations hereunder and under the other Financing Documents and (ii) all actions, payments, communications and determinations provided to be made by, to or through Collateral Agent shall instead be made by or to each Buyer directly, until such time as Requisite Buyers appoint a Collateral Agent as provided for above in this paragraph. The provisions of this Agreement shall continue in effect for the benefit of any retiring Collateral Agent and its sub-agents after the effectiveness of its resignation or removal hereunder and under the other Financing Documents in respect of any actions taken or omitted to be taken by any of them while the retiring Collateral Agent was acting or was continuing to act as Collateral Agent.
     5.13 No Strict Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.
     5.14 Entire Agreement. This Agreement supersedes all other prior oral or written agreements between each Debtor, Secured Party, the Buyers and their affiliates and persons acting on their behalf with respect to the matters discussed herein, and this Agreement and the Transaction Documents and instruments referenced herein and therein contain the entire understanding of the parties with respect to the matters covered herein and therein.
- Remainder of Page Intentionally Left Blank; Signature Page Follows -

22

     IN WITNESS WHEREOF, the parties hereto have caused this Security Agreement to be duly executed and delivered as of the day and year first above written.

DEBTORS:

AVERION INTERNATIONAL CORP., a
Delaware corporation

By:	/s/ Christopher G. Codeanne

Name:	Christopher G. Codeanne
Title:	Chief Financial Officer
FEIN:	36-4599174

AVERION INC., a Delaware corporation

By:	/s/ Philip T. Lavin, Ph.D.

Name:	Philip T. Lavin, Ph.D.
Title:	Chief Executive Officer
FEIN:	20-5359126

IT&E INTERNATIONAL, a California Corporation

By:	/s/ Philip T. Lavin, Ph.D.

Name:	Philip T. Lavin, Ph.D.
Title:	Chief Executive Officer
FEIN:	77-0436157
[Company Signature Page to Security Agreement]

23

SECURED PARTY:

Cumulus Investors, LLC, in its capacity as Collateral Agent for the Buyers

By:	/s/ Nader C. Kazeminy

Name:	Nader C. Kazeminy
Title:	Chairman and President

Notice Address:

8500 Normandale Lake Boulevard
Suite 650
Bloomington, MN 55437
[Secured Party Signature Page to Security Agreement]

24

     IN WITNESS WHEREOF, the parties hereto have caused this Security Agreement to be duly executed and delivered as of the day and year first above written.

BUYERS:

Solely for the purposes of Section 5.12

COMVEST INVESTMENT PARTNERS II, LLC, a Delaware limited liability company

By:	ComVest II Partners LLC

Its:	Managing Member

By:	/s/ Cecilio M. Rodriguez

Name:	Cecilio M. Rodriguez
Title:	Chief Financial Officer

CUMULUS INVESTORS, LLC, a Nevada limited liability company

By:	/s/ Nader C. Kazeminy

Name:	Nader C. Kazeminy
Title:	Chairman and President

/s/ Philip T. Lavin, Ph.D.

PHILIP T. LAVIN, PH.D., in his individual capacity
[Buyer Signature Page to Security Agreement]

25

EXHIBIT A
Form of Joinder
Joinder to Security Agreement
     The undersigned,                                         , hereby joins in the execution of that certain Security Agreement dated as of October ___, 2007 (as amended, restated, supplemented or otherwise modified from time to time, the “Security Agreement”) by Averion International Corp., a Delaware corporation, the other Debtors (as defined therein) party thereto, the Buyers (as defined therein) party thereto and                                         , in its capacity as Collateral Agent for the Buyers. By executing this Joinder, the undersigned hereby agrees that it is a Debtor thereunder and agrees to be bound by all of the terms and provisions of the Security Agreement.
     The undersigned represents and warrants to Secured Party that:
          (a) all of the Equipment, Inventory and Goods owned by such Debtor is located at the places as specified on Schedule I attached hereto;
          (b) except as disclosed on Schedule I, none of such Collateral is in the possession of any bailee, warehousemen, processor or consignee;
          (c) the chief place of business, chief executive office and the office where such Debtor keeps its books and records are located at the place specified on Schedule I;
          (d) such Debtor (including any Person acquired by such Debtor) does not do business or has not done business during the past five years under any tradename or fictitious business name, except as disclosed on Schedule II;
          (e) all Copyrights, Patents and Trademarks owned or licensed by the undersigned are listed in Schedules III, IV and V, respectively;
          (f) all Deposit Accounts, securities accounts, brokerage accounts and other similar accounts maintained by such Debtor, and the financial institutions at which such accounts are maintained, are listed on Schedule VI;
          (g) all Commercial Tort Claims of such Debtor are listed on Schedule VII;
          (h) all interests in real property and mining rights held by such Debtor are listed on Schedule VIII;
          (i) all Equipment (including Motor Vehicles) owned by such debtor are listed on Schedule IX; and
          (j) all other representations and warranties made by the Debtors in the Security Agreement are true, complete and correct in all respects as of the date hereof.

A-1

, a corporation

By:

Title:

FEIN:

A-2

EXHIBIT D
GUARANTY

D-1

GUARANTY
     This GUARANTY (as amended, restated, supplemented, or otherwise modified and in effect from time to time, this “Guaranty”) is made as of this 31st day of October, 2007, jointly and severally, by each of Averion, Inc., a Delaware corporation (“Averion Inc.”) and IT&E International, a California corporation (“IT&E,” and together with Averion Inc. and each other person or entity who becomes a party to this Guaranty by execution of a joinder in the form of Exhibit A attached hereto, is referred to individually as a “Guarantor” and collectively as the “Guarantors”) in favor of Cumulus Investors, LLC, a Nevada limited liability company, on its own behalf and in its capacity as collateral agent (together with its successors and assigns in such capacity, the “Collateral Agent”) for the benefit of the Buyers (as defined in the Purchase Agreement described below).
W I T N E S S E T H:
     WHEREAS, as of the date hereof, Buyers have made certain financial accommodations to AVERION INTERNATIONAL CORP., a Delaware corporation (the “Company”) and purchased certain secured senior notes in an original aggregate principal amount of up to $26,000,000 (such notes, together with any promissory notes or other securities issued in exchange or substitution therefor or replacement thereof, as any of the same may be amended, supplemented, restated or modified and in effect from time to time, the “Notes”);
     WHEREAS, the Notes are being acquired by Buyers pursuant to a Securities Purchase Agreement dated as of October 31, 2007 among the Buyers and the Company (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Purchase Agreement”);
     WHEREAS, pursuant to a Pledge Agreement of even date herewith (as the same may be amended, restated, supplemented or otherwise modified and in effect from time to time, the “Company Pledge Agreement”) by the Company in favor of the Collateral Agent, the Company has pledged and granted a lien on and security interest in all of the capital stock and other equity interests of each of Averion Inc. and IT&E to Collateral Agent, for its benefit and the benefit of the Buyers;
     WHEREAS, pursuant to a Security Agreement of even date herewith (as the same may be amended, restated, supplemented or otherwise modified and in effect from time to time, the “Security Agreement”) by the “Debtors” (as defined therein), in favor of the Collateral Agent, each of the Debtors (including the Company and the Guarantors) has granted the Collateral Agent, for its benefit and the benefit of the Buyers, a first priority security interest in, lien upon and pledge of each of its rights in the Collateral (as defined in the Security Agreement); and
     WHEREAS, the Guarantors are direct or indirect subsidiaries of the Company and, as such, will derive substantial benefit and advantage from the financial accommodations available to the Company set forth in the Purchase Agreement, the Notes and the other Transaction Documents, and it will be to each Guarantor’s direct interest and economic benefit to assist the Company in procuring said financial accommodations from Buyers.

     NOW, THEREFORE, for and in consideration of the premises and in order to induce Buyers to purchase the notes and make the financial accommodations contemplated by the Purchase Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each Guarantor hereby jointly and severally agrees as follows:
     1. Definitions: Capitalized terms used herein without definition and defined in the Purchase Agreement are used herein as defined therein. In addition, as used herein:
     “Bankruptcy Code” shall mean the Federal Bankruptcy Reform Act of 1978 (11 U.S.C. §101, et seq.), as amended and in effect from time to time thereunder.
     “Event of Default” shall have the meaning ascribed to such term in the Notes.
     “Obligations” shall mean (i) all obligations, liabilities and indebtedness of every nature of the Company from time to time owed or owing to the Buyers and Collateral Agent, including, without limitation, all obligations, liabilities and indebtedness of every nature of the Company under the Security Documents, the Purchase Agreement, the Notes, the Registration Rights Agreement and the other Transaction Documents, including, without limitation, the principal amount of all debts, claims and indebtedness, accrued and unpaid interest and all fees, taxes, indemnities, costs and expenses, whether primary, secondary, direct, contingent, fixed or otherwise, heretofore, now and/or from time to time hereafter owing, due or payable whether before or after the filing of a bankruptcy, insolvency or similar proceeding under applicable federal, state, foreign or other law and whether or not an allowed claim in any such proceeding, and (ii) all obligations, liabilities and indebtedness of every nature of the Guarantors from time to time owed or owing to the Buyers and/or Collateral Agent, including, without limitation, all obligations, liabilities and indebtedness of every nature of the Guarantors under or in respect of this Guaranty, the Security Documents, the Purchase Agreement, the Notes, the Registration Rights Agreement and the other Transaction Documents, as the case may be, including, without limitation, the principal amount of all debts, claims and indebtedness, accrued and unpaid interest and all fees, taxes, indemnities, costs and expenses, whether primary, secondary, direct, contingent, fixed or otherwise, heretofore, now and/or from time to time hereafter owing, due or payable whether before or after the filing of a bankruptcy, insolvency or similar proceeding under applicable federal, state, foreign or other law and whether or not an allowed claim in any such proceeding.
     2. Guaranty of Payment.
          (a) Each Guarantor, jointly and severally, hereby unconditionally and irrevocably guaranties (as primary obligor and not merely as a surety) the full and prompt payment and performance to Buyers and Collateral Agent, on behalf of itself and in its capacity as collateral agent for the benefit of Buyers, when due, upon demand, at maturity or by reason of acceleration or otherwise and at all times thereafter, of any and all of the Obligations.
          (b) Each Guarantor acknowledges that valuable consideration supports this Guaranty, including, without limitation, the consideration set forth in the recitals above, as well as any commitment to lend, extension of credit or other financial accommodation, whether

2

heretofore or hereafter made by Buyers to the Company; any extension, renewal or replacement of any of the Obligations; any forbearance with respect to any of the Obligations or otherwise; any cancellation of an existing guaranty; any purchase of any of the Company’s assets by any Buyer or Collateral Agent; or any other valuable consideration.
          (c) Each Guarantor agrees that all payments under this Guaranty shall be made in United States currency and in the same manner as provided for the Obligations.
          (d) Notwithstanding any provision of this Guaranty to the contrary, it is intended that this Guaranty, and any interests, liens and security interests granted by any Guarantor as security for this Guaranty, not constitute a “Fraudulent Conveyance” (as defined below) in the event that this Guaranty or such interest is subject to the Bankruptcy Code or any applicable fraudulent conveyance or fraudulent transfer law or similar law of any state. Consequently, Guarantors, Collateral Agent and Buyers agree that if this Guaranty, or any such interests, liens or security interests securing this Guaranty, would, but for the application of this sentence, constitute a Fraudulent Conveyance, this Guaranty and each such lien and security interest shall be valid and enforceable only to the maximum extent that would not cause this Guaranty or such interest, lien or security interest to constitute a Fraudulent Conveyance, and this Guaranty shall automatically be deemed to have been amended accordingly at all relevant times. For purposes hereof, “Fraudulent Conveyance” means a fraudulent conveyance under Section 548 of the Bankruptcy Code or a fraudulent conveyance or fraudulent transfer under the provisions of any applicable fraudulent conveyance or fraudulent transfer law or similar law of any state, as in effect from time to time.
     3. Costs and Expenses. Each Guarantor, jointly and severally, agrees to pay on demand, all reasonable costs and expenses of every kind incurred by any Buyer or Collateral Agent: (a) in enforcing this Guaranty, (b) in collecting any of the Obligations from the Company or any Guarantor, and (c) in realizing upon or protecting or preserving any collateral for this Guaranty or for payment of any of the Obligations. “Costs and expenses” as used in the preceding sentence shall include, without limitation, reasonable attorneys’ fees incurred by any Buyer or Collateral Agent in retaining counsel for advice, suit, appeal, any insolvency or other proceedings under the Bankruptcy Code or otherwise, or for any purpose specified in the preceding sentence.
     4. Nature of Guaranty: Continuing, Absolute and Unconditional.
          (a) This Guaranty is and is intended to be a continuing guaranty of payment of the Obligations, and not of collectibility, and is intended to be independent of and in addition to any other guaranty, indorsement, collateral or other agreement held by Buyers or Collateral Agent therefor or with respect thereto, whether or not furnished by a Guarantor. None of Buyers and Collateral Agent shall be required to prosecute collection, enforcement or other remedies against Company, any other Guarantor or guarantor of the Obligations or any other person or entity, or to enforce or resort to any of the Collateral or other rights or remedies pertaining thereto, before calling on a Guarantor for payment. The obligations of each Guarantor to repay the Obligations hereunder shall be unconditional. Each Guarantor shall have no right of subrogation with respect to any payments made by any Guarantor hereunder until the termination of this Guaranty in accordance with Section 8 below, and hereby waives any benefit of, and any

3

right to participate in, any security or collateral given to Buyers to secure payment of the Obligations, and each Guarantor agrees that it will not take any action to enforce any obligations of the Company to any Guarantor prior to the Obligations being finally and irrevocably paid in full in cash, provided that, in the event of the bankruptcy or insolvency of the Company, Collateral Agent, for the benefit of itself and Buyers, and Buyers shall be entitled notwithstanding the foregoing, to file in the name of any Guarantor or in its own name a claim for any and all indebtedness owing to a Guarantor by the Company (exclusive of this Guaranty), vote such claim and to apply the proceeds of any such claim to the Obligations.
          (b) For the further security of Buyers and without in any way diminishing the liability of the Guarantors, following the occurrence and during the continuance of an Event of Default, all debts and liabilities, present or future of the Company to the Guarantors and all monies received from the Company or for its account by the Guarantors in respect thereof shall be received in trust for Buyers and Collateral Agent and forthwith upon receipt shall be paid over to Collateral Agent, for its benefit and in its capacity as collateral agent for the benefit of Buyers, until all of the Obligations have been finally and irrevocably paid in full in cash. This assignment and postponement is independent of and severable from this Guaranty and shall remain in full effect whether or not any Guarantor is liable for any amount under this Guaranty.
          (c) This Guaranty is absolute and unconditional and shall not be changed or affected by any representation, oral agreement, act or thing whatsoever, except as herein provided. This Guaranty is intended by the Guarantors to be the final, complete and exclusive expression of the guaranty agreement between the Guarantors and Buyers. No modification or amendment of any provision of this Guaranty shall be effective against any party hereto unless in writing and signed by a duly authorized officer of such party.
          (d) Each Guarantor hereby releases the Company from all, and agrees not to assert or enforce (whether by or in a legal or equitable proceeding or otherwise) any “claims” (as defined in Section 101(5) of the Bankruptcy Code), whether arising under any law, ordinance, rule, regulation, order, policy or other requirement of any domestic or foreign government or any instrumentality or agency thereof, having jurisdiction over the conduct of its business or assets or otherwise, to which the Guarantors are or would at any time be entitled by virtue of its obligations hereunder, any payment made pursuant hereto or the exercise by any Buyer or Collateral Agent of its rights with respect to the Collateral, including any such claims to which such Guarantors may be entitled as a result of any right of subrogation, exoneration or reimbursement.
     5. Certain Rights and Obligations.
          (a) Each Guarantor acknowledges and agrees that Buyers and Collateral Agent, for its benefit and as collateral agent for the benefit of Buyers, may, without notice, demand or any reservation of rights against such Guarantor and without affecting such Guarantor’s obligations hereunder, from time to time:
               (i) renew, extend, increase, accelerate or otherwise change the time for payment of, the terms of or the interest on the Obligations or any part thereof or grant other indulgences to the Company or others;

4

               (ii) accept from any person or entity and hold collateral for the payment of the Obligations or any part thereof, and modify, exchange, enforce or refrain from enforcing, or release, compromise, settle, waive, subordinate or surrender, with or without consideration, such collateral or any part thereof;
               (iii) accept and hold any indorsement or guaranty of payment of the Obligations or any part thereof, and discharge, release or substitute any such obligation of any such indorser or guarantor, or discharge, release or compromise any Guarantor, or any other person or entity who has given any security interest in any collateral as security for the payment of the Obligations or any part thereof, or any other person or entity in any way obligated to pay the Obligations or any part thereof, and enforce or refrain from enforcing, or compromise or modify, the terms of any obligation of any such indorser, guarantor, or person or entity;
               (iv) dispose of any and all collateral securing the Obligations in any manner as the Collateral Agent, in its sole discretion, may deem appropriate, and direct the order or manner of such disposition and the enforcement of any and all endorsements and guaranties relating to the Obligations or any part thereof as Collateral Agent in its sole discretion may determine;
               (v) (a) sell, exchange, enforce, waive, substitute, liquidate, terminate, release, abandon, fail to perfect, subordinate, accept, substitute, surrender, exchange, affect, impair or otherwise alter or release any collateral for any Obligation or any other guaranty therefor in any manner, (b) receive, take and hold additional collateral to secure any Obligation, (c) add, release or substitute any one or more other Guarantors, makers or endorsers of any Obligation or any part thereof and (d) otherwise deal in any manner with the Company and any other Guarantor, maker or endorser of any Obligation or any part thereof;
               (vi) settle, release, compromise, collect or otherwise liquidate the Obligations;
               (vii) determine the manner, amount and time of application of payments and credits, if any, to be made on all or any part of any component or components of the Obligations (whether principal, interest, fees, costs, and expenses, or otherwise), including, without limitation, the application of payments received from any source to the payment of indebtedness other than the Obligations even though Buyers might lawfully have elected to apply such payments to the Obligations to amounts which are not covered by this Guaranty;
               (viii) take advantage or refrain from taking advantage of any security or accept or make or refrain from accepting or making any compositions or arrangements when and in such manner as Collateral Agent, in its sole discretion, may deem appropriate;
               (ix) (a) modify, amend, supplement or otherwise change, (b) accelerate or otherwise change the time of payment, or (c) waive or otherwise consent to noncompliance with any Obligation or any Transaction Document pursuant to the terms thereof;
and generally do or refrain from doing any act or thing which might otherwise, at law or in equity, release the liability of such Guarantor as a guarantor or surety in whole or in part, and in no case shall Buyers or Collateral Agent be responsible or shall any Guarantor be released either

5

in whole or in part for any act or omission in connection with Buyers or Collateral Agent having sold any security at less than its value.
          (b) Following the occurrence of an Event of Default, and upon demand by Collateral Agent, each Guarantor, jointly and severally, hereby agrees to pay the Obligations to the extent hereinafter provided:
               (i) without deduction by reason of any setoff, defense (other than payment) or counterclaim of the Company or any other Guarantor;
               (ii) without requiring presentment, protest or notice of nonpayment or notice of default to any Guarantor, to the Company or to any other person or entity;
               (iii) without demand for payment or proof of such demand or filing of claims with a court in the event of receivership, bankruptcy or reorganization of the Company or any other Guarantor;
               (iv) without requiring Buyers or Collateral Agent to resort first to the Company (this being a guaranty of payment and not of collection), to any other Guarantor, or to any other guaranty or any collateral which Buyers or Collateral Agent may hold;
               (v) without requiring notice of acceptance hereof or assent hereto by any Buyer or Collateral Agent; and
               (vi) without requiring notice that any of the Obligations has been incurred, extended or continued or of the reliance by any Buyer or Collateral Agent upon this Guaranty;
all of which each Guarantor hereby waives.
          (c) Each Guarantor’s obligation hereunder shall not be affected by any of the following, all of which such Guarantor hereby waives:
               (i) any failure to perfect or continue the perfection of any security interest in or other lien on any collateral securing payment of any of the Obligations or any Guarantor’s obligation hereunder;
               (ii) the invalidity, unenforceability, propriety of manner of enforcement of, or loss or change in priority of any document or any such security interest or other lien or guaranty of the Obligations;
               (iii) any failure to protect, preserve or insure any such collateral;
               (iv) failure of a Guarantor to receive notice of any intended disposition of such collateral;

6

               (v) any defense arising by reason of the cessation from any cause whatsoever of liability of the Company including, without limitation, any failure, negligence or omission by any Buyer or Collateral Agent in enforcing its claims against the Company;
               (vi) any release, settlement or compromise of any obligation of the Company, any other Guarantor or any other guarantor of the Obligations;
               (vii) the invalidity or unenforceability of any of the Obligations;
               (viii) any change of ownership of the Company, any other Guarantor or any other guarantor of the Obligations or the insolvency, bankruptcy or any other change in the legal status of the Company, any other Guarantor or any other guarantor of the Obligations;
               (ix) any change in, or the imposition of, any law, decree, regulation or other governmental act which does or might impair, delay or in any way affect the validity, enforceability or the payment when due of the Obligations;
               (x) the existence of any claim, setoff or other rights which the Guarantor, Company, any other Guarantor or guarantor of the Obligations or any other person or entity may have at any time against any Buyer, Collateral Agent, the Company, any other Guarantor or guarantor in connection herewith or any unrelated transaction;
               (xi) any Buyer’s or Collateral Agent’s election in any case instituted under chapter 11 of the Bankruptcy Code, of the application of section 1111(b)(2) of the Bankruptcy Code;
               (xii) any use of cash collateral, or grant of a security interest by the Company, as debtor in possession, under sections 363 or 364 of the Bankruptcy Code;
               (xiii) the disallowance of all or any portion of any of any Buyer’s or Collateral Agent’s claims for repayment of the Obligations under sections 502 or 506 of the Bankruptcy Code;
               (xiv) any workout, insolvency, bankruptcy, proceeding, reorganization, arrangement, liquidation or dissolution by or against the Company, any other Guarantor or any of the Company’s other Subsidiaries or any procedure, agreement, order, stipulation, election, action or omission thereunder, including any discharge or disallowance of, or bar or stay against collecting, any Obligation (or any interest thereon) in or as a result of any such proceeding;
               (xv) any other fact or circumstance which might otherwise constitute grounds at law or equity for the discharge or release of a Guarantor from its obligations hereunder, all whether or not such Guarantor shall have had notice or knowledge of any act or omission referred to in the foregoing clauses (i) through (xvi) of this Section 5(c).
     6. Representations and Warranties. Each Guarantor further represents and warrants to Buyers and Collateral Agent that: (a) such Guarantor is a corporation or other entity duly incorporated or organized, as applicable, validly existing and in good standing under the laws of the jurisdiction of its incorporation or formation, as applicable, and has full power, authority and

7

legal right to own its property and assets and to transact the business in which it is engaged; (b) such Guarantor has full power, authority and legal right to execute and deliver, and to perform its obligations under, this Guaranty, and has taken all necessary action to authorize the guarantee hereunder on the terms and conditions of this Guaranty and to authorize the execution, delivery and performance of this Guaranty; (c) this Guaranty has been duly executed and delivered by such Guarantor and constitutes a legal, valid and binding obligation of such Guarantor enforceable against such Guarantor in accordance with its terms, except to the extent that such enforceability is subject to applicable bankruptcy, insolvency, reorganization, fraudulent conveyance and moratorium laws and other laws of general application affecting enforcement of creditors’ rights generally, or the availability of equitable remedies, which are subject to the discretion of the court before which an action may be brought; and (d) the execution, delivery and performance by each Guarantor of this Guaranty do not require any action by or in respect of, or filing with, any governmental body, agency or official and do not violate, conflict with or cause a breach or a default under any provision of applicable law or regulation or of the organizational documents of any Guarantor or of any agreement, judgment, injunction, order, decree or other instrument binding upon it.
     7. Negative Covenants. Each Guarantor covenants with Buyers and Collateral Agent that such Guarantor shall not grant any security interest in or permit any lien, claim or encumbrance upon any of its assets in favor of any person or entity other than liens and security interests in favor of Buyers and Collateral Agent and other Permitted Liens.
     8. Termination. This Guaranty shall not terminate until such time, if any, as (i) all Indebtedness under the Notes secured hereby shall be finally and irrevocably paid in full in cash, (ii) no Notes shall remain outstanding, (iii) all commitments to lend or make financial accommodations under the Purchase Agreement shall have terminated and (iv) there shall exist no other outstanding payment or reimbursement obligations (other than contingent indemnification obligations for which no claims shall have been asserted) of the Company or the Guarantors to the Collateral Agent under any of the Transaction Documents. Thereafter, but subject to the following, Collateral Agent, on its behalf and as agent for Buyers, shall take such action and execute such documents as the Guarantors may reasonably request (and at the Guarantors’ cost and expense) in order to evidence the termination of this Guaranty. Each Guarantor further agrees that, to the extent that the Company makes a payment or payments to Buyers or Collateral Agent on the Obligations, or Buyers or Collateral Agent receive any proceeds of collateral securing the Obligations or any other payments with respect to the Obligations, which payment or receipt of proceeds or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be returned or repaid to the Company, its estate, trustee, receiver, debtor in possession or any other person or entity, including, without limitation, the Guarantors, under any insolvency or bankruptcy law, state or federal law, common law or equitable cause, then to the extent of such payment, return or repayment, the obligation or part thereof which has been paid, reduced or satisfied by such amount shall be reinstated and continued in full force and effect as of the date when such initial payment, reduction or satisfaction occurred, and this Guaranty shall continue in full force notwithstanding any contrary action which may have been taken by any Buyer or Collateral Agent in reliance upon such payment, and any such contrary action so taken shall be without prejudice to any Buyer’s or Collateral Agent’s rights under this Guaranty and shall be deemed to have been conditioned upon such payment having become final and irrevocable.

8

     9. Guaranty of Performance. Each Guarantor also guaranties the full, prompt and unconditional performance of all obligations and agreements of every kind owed or hereafter to be owed by the Company to Buyers and Collateral Agent under the Purchase Agreement, the Registration Rights Agreement, Security Documents, the Notes and the other Transaction Documents. Every provision for the benefit of Buyers and Collateral Agent contained in this Guaranty shall apply to the guaranty of performance given in this paragraph.
     10. Waivers; Reliance. Each Guarantor hereby unconditionally and irrevocably waives and agrees not to assert any claim, defense, setoff or counterclaim based on diligence, promptness, presentment, requirements for any demand or notice hereunder including any of the following: (a) any demand for payment or performance and protest and notice of protest, (b) any notice of acceptance, (c) any presentment, demand, protest or further or other requirements of any kind with respect to any Obligation (including any accrued but unpaid interest thereon) becoming immediately due and payable and (d) any other notice in respect of any Obligation or any part thereof, and any defense arising by reason of any disability or other defense of the Company or any other Guarantor. Each Guarantor hereby assumes responsibility for keeping itself informed of the financial condition of the Company, each other Guarantor and any other guarantor, maker or endorser of any Obligation or any part thereof, and of all other circumstances bearing upon the risk of nonpayment of any Obligation or any part thereof that diligent inquiry would reveal, and each Guarantor hereby agrees that no Collateral Agent or Buyer shall have any duty to advise any Guarantor of information known to it regarding such condition or any such circumstances.
     11. Miscellaneous.
          (a) The terms “Company” and “Guarantor” as used in this Guaranty shall include: (i) any successor individual or individuals, association, partnership, limited liability company or corporation to which all or substantially all of the business or assets of the Company or such Guarantor shall have been transferred and (ii) any other association, partnership, limited liability company, corporation or entity into or with which the Company or such Guarantor shall have been merged, consolidated, reorganized, or absorbed.
          (b) Without limiting any other right of any Buyer or Collateral Agent, whenever any Buyer or Collateral Agent has the right to declare any of the Obligations to be immediately due and payable (whether or not it has been so declared), Collateral Agent, on its behalf and in its capacity as agent for the benefit of Buyers, at its sole election without notice to the undersigned may appropriate and set off against the Obligations:
               (i) any and all indebtedness or other moneys due or to become due to any Guarantor by any Buyer or Collateral Agent in any capacity; and
               (ii) any credits or other property belonging to any Guarantor (including all account balances, whether provisional or final and whether or not collected or available) at any time held by or coming into the possession of any Buyer or Collateral Agent, or any affiliate of any Buyer or Collateral Agent, whether for deposit or otherwise;

9

whether or not the Obligations or the obligation to pay such moneys owed by any Buyer or Collateral Agent is then due, and the applicable Buyer or Collateral Agent shall be deemed to have exercised such right of set off immediately at the time of such election even though any charge therefor is made or entered on such Buyer’s or Collateral Agent’s records subsequent thereto. Collateral Agent agrees to notify such Guarantor in a reasonably practicable time of any such set-off; however, failure to so notify such Guarantor shall not affect the validity of any set-off.
          (c) Each Guarantor’s obligation hereunder is to pay the Obligations in full in cash when due according to the Notes, the Security Documents, the other Transaction Documents and the other agreements, documents and instruments governing the Obligations to the extent provided herein, and shall not be affected by any stay or extension of time for payment by the Company or any other Guarantor resulting from any proceeding under the Bankruptcy Code or any similar law.
          (d) No course of dealing between the Company or any Guarantor and Buyers or Collateral Agent and no act, delay or omission by Buyers or Collateral Agent in exercising any right or remedy hereunder or with respect to any of the Obligations shall operate as a waiver thereof or of any other right or remedy, and no single or partial exercise thereof shall preclude any other or further exercise thereof or the exercise of any other right or remedy. Any Buyer or Collateral Agent may remedy any default by the Company under any agreement with the Company or with respect to any of the Obligations in any reasonable manner without waiving the default remedied and without waiving any other prior or subsequent default by the Company. All rights and remedies of Buyers and Collateral Agent hereunder are cumulative.
          (e) This Guaranty shall inure to the benefit of each Buyer and Collateral Agent, and each such entity’s successors and assigns.
          (f) Collateral Agent may assign its rights hereunder upon written notice to Guarantors, in which event such assignee shall be deemed to be Collateral Agent hereunder with respect to such assigned rights.
          (g) Captions of the sections of this Guaranty are solely for the convenience of the parties hereto, and are not an aid in the interpretation of this Guaranty and do not constitute part of the agreement of the parties set forth herein.
          (h) If any provision of this Guaranty is unenforceable in whole or in part for any reason, the remaining provisions shall continue to be effective.
          (i) All questions concerning the construction, validity, enforcement and interpretation of this Guaranty shall be governed by the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of New York. Each Guarantor hereby irrevocably submits to the non-exclusive jurisdiction of the state and federal courts sitting in the City of New York, borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives,

10

and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each Guarantor hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. Notwithstanding the foregoing, the Collateral Agent may enforce its rights or remedies in any other jurisdiction.
          (j) Notices. All notices, approvals, requests, demands and other communications hereunder shall be delivered or made in the manner set forth in, and shall be effective in accordance with the terms of, the Purchase Agreement or, in the case of communications to the Collateral Agent, directed to the notice address set forth in the Security Agreement; provided, that any communication shall be effective as to any Guarantor if made or sent to the Company in accordance with the foregoing.
     12. WAIVERS.
          (a) EACH GUARANTOR WAIVES THE BENEFIT OF ALL VALUATION, APPRAISAL AND EXEMPTION LAWS.
          (b) UPON THE OCCURRENCE OF A DEFAULT OR EVENT OF DEFAULT, EACH GUARANTOR HEREBY WAIVES ALL RIGHTS TO NOTICE AND HEARING OF ANY KIND PRIOR TO THE EXERCISE BY ANY BUYER OR COLLATERAL AGENT, ON ITS BEHALF AND IN ITS CAPACITY AS AGENT FOR THE BENEFIT OF BUYERS, OF ITS RIGHTS TO REPOSSESS THE COLLATERAL WITHOUT JUDICIAL PROCESS OR TO REPLEVY, ATTACH OR LEVY UPON THE COLLATERAL WITHOUT PRIOR NOTICE OR HEARING. EACH GUARANTOR ACKNOWLEDGES THAT IT HAS BEEN ADVISED BY COUNSEL OF ITS CHOICE WITH RESPECT TO THIS TRANSACTION AND THIS GUARANTY.
          (c) EACH GUARANTOR WAIVES ITS RIGHTS TO A TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF OR RELATED TO THIS GUARANTY, OR THE TRANSACTIONS CONTEMPLATED HEREBY, IN ANY ACTION, PROCEEDING OR OTHER LITIGATION OF ANY TYPE BROUGHT BY ANY BUYER OR COLLATERAL AGENT. EACH GUARANTOR AGREES THAT ANY SUCH CLAIM OR CAUSE OF ACTION SHALL BE TRIED BY A COURT TRIAL WITHOUT A JURY. WITHOUT LIMITING THE FOREGOING, EACH GUARANTOR FURTHER AGREES THAT ITS RIGHT TO A TRIAL BY JURY IS WAIVED BY OPERATION OF THIS SECTION AS TO ANY ACTION, COUNTERCLAIM OR OTHER PROCEEDING WHICH SEEKS, IN WHOLE OR IN PART, TO CHALLENGE THE VALIDITY OR ENFORCEABILITY OF THIS GUARANTY OR ANY PROVISION HEREOF. THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS GUARANTY.

11

     13. Collateral Agent. The terms and provisions of Section 5.12 of the Security Agreement which set forth the appointment of the Collateral Agent and the indemnifications to which the Collateral Agent is entitled are hereby incorporated by reference herein as if fully set forth therein.
     14. Payments Free of Taxes.
          (a) Definitions. In this Section 14:
               (i) “Excluded Taxes” means, with respect to the Collateral Agent or the Buyers, or any other recipient of any payment to be made by or on account of any obligations of any Guarantor under this Guaranty, or under any other Security Document, income or franchise taxes imposed on (or measured by) its net income by the United States of America or such other jurisdiction under the laws of which such recipient is organized or in which its principal office is located.
               (ii) “Governmental Authority” means the government of the United States of America or any other nation, or any political subdivision thereof, whether state or local, or any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government over the Company or any of its Subsidiaries, or any of their respective properties, assets or undertakings.
               (iii) “Indemnified Taxes” means Taxes other than Excluded Taxes.
               (iv) “Taxes” means any and all present or future taxes, levies, imposts, duties, deductions, charges or withholdings imposed by any Governmental Authority.
          (b) Any and all payments by or on account of any obligation of any of the Guarantors under this Guaranty or any other Security Document shall be made without any set-off, counterclaim or deduction and free and clear of and without deduction for any Indemnified Taxes; provided that if any Guarantor shall be required to deduct any Indemnified Taxes from such payments, then (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 14(b)), the Collateral Agent or Buyers, as applicable, receives an amount equal to the sum it would have received had no such deductions been made, (ii) such Guarantor shall make such deductions and (iii) such Guarantor shall pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.
          (c) Indemnification by the Guarantors. Each Guarantor shall indemnify the Collateral Agent and the Buyers, within ten (10) days after written demand therefor, for the full amount of any Indemnified Taxes paid by the Collateral Agent or Buyers, as applicable, on or with respect to any payment by or on account of any obligation of such Guarantor under this Guaranty and the other Security Documents (including Indemnified Taxes or imposed or asserted on or attributable to amounts payable under this Section 14) and any penalties, interest and expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate of

12

the Collateral Agent or any Buyer as to the amount of such payment or liability under this Section 14 shall be delivered to such Guarantor and shall be conclusive absent manifest error.
     15. Counterparts. This Guaranty may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to each other party; provided that a facsimile, .pdf or similar electronically transmitted signature shall be considered due execution and shall be binding upon the signatory thereto with the same force and effect as if the signature were an original signature.
- Remainder of page Intentionally Left Blank; Signature Page Follows -

13

     IN WITNESS WHEREOF, Guarantors have executed this Guaranty as of the date first written above.

GUARANTORS: AVERION INC., a Delaware corporation
By:	/s/ Philip T. Lavin, Ph.D.
Name:	Philip T. Lavin, Ph.D.
Title:	Chief Executive Officer

IT&E INTERNATIONAL, a California corporation
By:	/s/ Philip T. Lavin, Ph.D.
Name:	Philip T. Lavin, Ph.D.
Title:	Chief Executive Officer

[Signature Page to Guaranty]

EXHIBIT A
FORM OF JOINDER
JOINDER TO GUARANTY
     The undersigned, [                                          ] a [                                          ], hereby joins in the execution of that certain Guaranty dated as of October ___, 2007 (the “Guaranty”), by each of [                                          ], a [                                          ], [                                          ], a [                                         ], and each other person or entity that becomes a Guarantor thereunder after the date and pursuant to the terms thereof, to and in favor of                                           , a                                           , as Collateral Agent. By executing this Joinder, the undersigned hereby agrees that it is a Guarantor thereunder with the same force and effect as if originally named therein as a Guarantor. The undersigned agrees to be bound by all of the terms and provisions of the Guaranty and represents and warrants that the representations and warranties set forth in Section 6 of the Guaranty are, with respect to the undersigned, true and correct as of the date hereof. Each reference to a Guarantor in the Guaranty shall be deemed to include the undersigned.
     In Witness Whereof, the undersigned has executed this Joinder this ___day of                     , 200___.
___________________________

A-1

EXHIBIT E
PLEDGE AGREEMENT

E-1

PLEDGE AGREEMENT
     THIS PLEDGE AGREEMENT, made as of this 31st day of October, 2007 (this "Agreement”), is between AVERION INTERNATIONAL CORP., a Delaware corporation (“Pledgor”), and CUMULUS INVESTORS, LLC, a Nevada limited liability company, in its capacity as Collateral Agent for the Buyers identified below (in such capacity, together with its successors and assigns, the “Pledgee”).
WHEREAS:
     A. The Buyers have purchased, and the Pledgor has executed and delivered to the Buyers those certain senior secured notes each made by Pledgor and dated as of the date hereof, or within thirty (30) days of the date hereof, in an original aggregate principal amount of $26,000,000 (such notes, together with any promissory notes or other securities issued in exchange or substitution therefor or replacement thereof, and as any of the same may be amended, supplemented, restated or modified and in effect from time to time, individually a "Note” and collectively the “Notes”). The Notes were issued pursuant to a certain Securities Purchase Agreement dated as of October 31, 2007 (as the same may be amended, restated, supplemented or otherwise modified, the “Purchase Agreement”), among the Pledgor and the entities listed on the Schedule of Buyers thereto (together with their respective successors and assigns, the “Buyers”).
     B. Pledgor legally and beneficially owns, directly or indirectly through one or more of the following entities, one hundred percent (100%) of the issued and outstanding shares of capital stock or other equity interests of each of (i) IT&E International, a California corporation; and (ii) Averion Inc., a Delaware corporation (each referred to herein as a “Pledge Entity” and collectively as the “Pledge Entities”).
     C. Pursuant to a Security Agreement of even date herewith by and among Pledgor, the other entities party thereto as “Debtors” and Pledgee (as the same may be amended, restated, modified or supplement and in effect from time to time, the “Security Agreement”), Pledgor has granted Pledgee, for its benefit and the benefit of the Buyers, a first priority security interest in, lien upon and pledge of its rights in the Collateral (as defined in the Security Agreement).
     D. To induce the Buyers to purchase the Notes, and in order to secure the payment and performance by Pledgor of the Liabilities (as defined in the Security Agreement), Pledgor has agreed to pledge to Pledgee all of the capital stock and other equity interests and securities of the Pledge Entities now or hereafter owned or acquired by Pledgor.
     NOW, THEREFORE, in consideration of the premises, to induce the Buyers to purchase the Notes and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Pledgor hereby agrees with Pledgee as follows:
     1. Defined Terms. Unless otherwise defined herein, all capitalized terms used herein shall have the meanings given them in the Purchase Agreement.

     2. Pledge. Pledgor hereby pledges, assigns, hypothecates, transfers, delivers and grants to Pledgee, for the benefit of itself and the Buyers, a first lien on and first priority perfected security interest in (i) all of the capital stock or other equity interests of the Pledge Entities now owned or hereafter acquired by Pledgor (collectively, the “Pledged Shares”), (ii) all other property hereafter delivered to, or in the possession or in the custody of, Pledgee, in substitution for or in addition to the Pledged Shares, (iii) any other property of Pledgor, as described in Section 4 below, whether now or hereafter delivered to, or in the possession or custody of Pledgor on or in respect to the Pledged Shares, and (iv) all proceeds of the collateral described in the preceding clauses (i), (ii) and (iii) (the collateral described in clauses (i) through (iv) of this Section 2 being collectively referred to as the “Pledged Collateral”), as collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of the Liabilities. All of the Pledged Shares now owned by Pledgor which are presently represented by certificates are listed on Exhibit A hereto, which certificates, with undated assignments separate from certificates or stock powers duly executed in blank by Pledgor and irrevocable proxies, are being delivered to Pledgee within fifteen (15) Business Days after the Closing. Upon the creation or acquisition of any new Pledged Shares, Pledgor shall execute an Addendum in the form of Exhibit B attached hereto (a “Pledge Addendum”). Any Pledged Collateral described in a Pledge Addendum executed by Pledgor shall thereafter be deemed to be listed on Exhibit A hereto. Pledgee shall maintain actual physical possession and custody of the certificates representing the Pledged Shares and any additional Pledged Collateral. Pledgor covenants and agrees that it will not vote or otherwise consent to the issuance by any Pledge Entity of any securities or rights to acquire securities to any party other than the Pledgor.
     3. Representations and Warranties of Pledgor. Pledgor represents and warrants to Pledgee, and covenants with Pledgee, that:
          (a) Exhibit A sets forth (i) the authorized capital stock or other equity interests of each Pledge Entity, (ii) the number of shares of capital stock or other equity interests of each Pledge Entity that are issued and outstanding as of the date hereof, and (iii) the percentage of the issued and outstanding shares of capital stock or other equity interests of each Pledge Entity held by Pledgor. Pledgor is the record and beneficial owner of, and has good and marketable title to, the Pledged Shares, and such shares are and will remain free and clear of all pledges, liens, security interests and other encumbrances and restrictions whatsoever, except the liens and security interests in favor of Pledgee created by this Agreement;
          (b) Except as set forth on Exhibit A, there are no outstanding options, warrants or other similar agreements with respect to the Pledged Shares or any of the other Pledged Collateral and Pledgor is the holder of 100% of the equity interests of each Pledge Entity;
          (c) This Agreement is the legal, valid and binding obligation of Pledgor, enforceable against Pledgor in accordance with its terms;
          (d) The Pledged Shares have been duly and validly authorized and issued, are fully paid and non-assessable, and the Pledged Shares listed on Exhibit A constitute all of the

2

issued and outstanding capital stock or other equity interests of the Pledge Entities held beneficially or otherwise by Pledgor;
          (e) Except for a UCC-1 financing statement filed by Pledgee pursuant to this Agreement, no consent, approval or authorization of or designation or filing with any governmental or regulatory authority on the part of Pledgor is required in connection with the pledge and security interest granted under this Agreement;
          (f) The execution, delivery and performance of this Agreement will not violate any provision of any applicable law or regulation or of any order, judgment, writ, award or decree of any court, arbitrator or governmental authority, domestic or foreign, or of the articles or certificate of incorporation, bylaws or any other similar organizational documents of Pledgor or any Pledge Entity or of any securities issued by Pledgor or any Pledge Entity or of any mortgage, indenture, lease, contract, or other agreement, instrument or undertaking to which Pledgor or any Pledge Entity is a party or which purports to be binding upon Pledgor or any Pledge Entity or upon any of the assets of Pledgor or any Pledge Entity, and will not result in the creation or imposition of any lien, charge or encumbrance on or security interest in any of the assets of Pledgor or any Pledge Entity, except as otherwise contemplated by this Agreement;
          (g) The pledge, assignment and delivery of the Pledged Shares and the other Pledged Collateral pursuant to this Agreement creates a valid first lien on and perfected first priority security interest in such Pledged Shares and Pledged Collateral and the proceeds thereof in favor of Pledgee, subject to no prior pledge, lien, mortgage, hypothecation, security interest, charge, option or encumbrance or to any agreement purporting to grant to any third party a security interest in the property or assets of Pledgor which would include the Pledged Shares or any other Pledged Collateral. Pledgor covenants and agrees that it will defend, for the benefit of Pledgee, Pledgee’s right, title and security interest in and to the Pledged Shares, the other Pledged Collateral and the proceeds thereof against the claims and demands of all other persons or entities;
          (h) Each Pledged Share consisting of either (i) a membership interest in a Person that is a limited liability company or (ii) a partnership interest in a Person that is a partnership (if any) are “securities” governed by Article 8 of the UCC. Certificates evidencing such membership interests or partnership interests (if any) have been issued to Pledgor by the applicable Person. Pledgor will not cause and will not permit any Pledged Entity to “opt-out” of Article 8 of the UCC. Pledgor will not take, and will not permit any Pledged Entity to take, any actions to cause the capital stock, membership interests, partnership interests or similar equity interests of such Pledge Entity (if any) to cease to be classified as “securities” governed by Article 8 of the UCC;
          (i) Neither Pledgor nor the Pledge Entities (i) will become a person whose property or interests in property are blocked or subject to blocking pursuant to Section 1 of Executive Order 13224 of September 23, 2001 Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit or Support Terrorism (66 Fed. Reg. 49079(2001), (ii) will engage in any dealings or transactions prohibited by Section 2 of such executive order, or (iii) will otherwise become a person on the list of Specially Designated

3

Nationals and Blocked Persons or subject to the limitations or prohibitions under any other Office of Foreign Asset Control regulation or executive order; and
          (j) Pledgor shall pledge to Pledgee for the benefit of the Buyers up to 65% of the outstanding equity interests of any current or future Subsidiary that may be organized in any non-United States jurisdiction and that is treated as a corporation for United States federal income tax purposes (and 100% of the outstanding equity securities for all non-United States subsidiaries that are not treated as a corporation for the United States federal income tax purposes) and shall deliver such equity certificates (if any) and shall enter into, and shall cause all such non-United States Subsidiaries to enter into, such documents in connection therewith as shall be reasonably requested by Pledgee.
     4. Dividends, Distributions, Etc. If, while this Agreement is in effect, Pledgor shall become entitled to receive or shall receive any certificate (including, without limitation, any certificate representing a dividend or a distribution in connection with any reclassification, increase or reduction of capital, or issued in connection with any reorganization, merger or consolidation), or any options or rights, whether as an addition to, in substitution for, or in exchange for any of the Pledged Shares or otherwise, Pledgor agrees, in each case, to accept the same as Pledgee’s agent and to hold the same in trust for Pledgee, and to deliver the same promptly (but in any event within five (5) Business Days) to Pledgee in the exact form received, with the endorsement of Pledgor when necessary and/or with appropriate undated assignments separate from certificates or stock powers duly executed in blank, to be held by Pledgee subject to the terms hereof, as additional Pledged Collateral. Pledgor shall promptly deliver to Pledgee (i) a Pledge Addendum with respect to such additional certificates, and (ii) any financing statements or amendments to financing statements as requested by Pledgee. Pledgor hereby authorizes Pledgee to attach each Pledge Amendment to this Agreement. Subject to Section 5(b) below, in case any distribution of capital shall be made on or in respect of the Pledged Shares or any property shall be distributed upon or with respect to the Pledged Shares pursuant to the recapitalization or reclassification of the capital of the issuer thereof or pursuant to the reorganization thereof, the property so distributed shall be delivered to Pledgee to be held by it as additional Pledged Collateral. Except as provided in Section 5(b) below, all sums of money and property so paid or distributed in respect of the Pledged Shares which are received by Pledgor shall, until paid or delivered to Pledgee, be held by Pledgor in trust as additional Pledged Collateral.
     5. Voting Rights; Dividends; Certificates.
          (a) So long as no Event of Default (as defined in the Notes) has occurred and is continuing, Pledgor shall be entitled (subject to the other provisions hereof, including, without limitation, Section 8 below) to exercise its voting and other consensual rights with respect to the Pledged Shares and otherwise exercise the incidents of ownership thereof in any manner not inconsistent with this Agreement or the Purchase Agreement and the other Transaction Documents. Pledgor hereby grants to Pledgee or its nominee, an irrevocable proxy to exercise all voting and corporate rights relating to the Pledged Shares in any instance, which proxy shall be effective, at the discretion of Pledgee, upon the occurrence and during the continuance of an Event of Default. Upon the request of Pledgee at any time, Pledgor agrees to deliver to Pledgee such further evidence of such irrevocable proxy or such further irrevocable proxies to vote the

4

Pledged Shares as Pledgee may reasonably request. The Pledgor hereby expressly irrevocably authorizes and instructs, without any further instructions from the Pledgor, each issuer of any Pledged Shares pledged hereunder to (i) comply with any instruction received by it from the Pledgee in writing that states that an Event of Default is continuing and is otherwise in accordance with the terms of this Agreement and the Pledgor agrees that such issuer shall be fully protected from liabilities to the Pledgor in so complying and (ii) upon receipt of such instruction pay any dividend or make any other payment with respect to the Pledged Shares directly to the Pledgee.
          (b) So long as no Event of Default shall have occurred and be continuing, Pledgor shall be entitled to receive cash dividends or other distributions made in respect of the Pledged Shares. Upon the occurrence and during the continuance of an Event of Default, in the event that Pledgor, as record and beneficial owner of the Pledged Shares, shall have received or shall have become entitled to receive, any cash dividends or other distributions, Pledgor shall deliver to Pledgee, and Pledgee shall be entitled to receive and retain, for the benefit of Pledgee and the Buyers, all such cash or other distributions as additional security for the Liabilities to be held by Pledgor in trust as additional Pledged Collateral until such time as such Event of Default is cured, at which time the same shall be promptly returned to Pledgor or such other persons or entities as shall be legally entitled thereto.
          (c) Subject to any sale or other disposition by Pledgee of the Pledged Shares, any other Pledged Collateral or other property pursuant to this Agreement, upon the indefeasible full payment in cash, satisfaction and termination of all of the Liabilities and the termination of this Agreement pursuant to Section 11 hereof and of the liens and security interests hereby granted, the Pledged Shares, the other Pledged Collateral and any other property then held as part of the Pledged Collateral in accordance with the provisions of this Agreement shall be promptly returned to Pledgor or to such other persons or entities as shall be legally entitled thereto.
          (d) Pledgor shall cause all Pledged Shares to be certificated at all times while this Agreement is in effect.
     6. Rights of Pledgee. Pledgee shall not be liable for failure to collect or realize upon the Liabilities or any collateral security or guaranty therefor, or any part thereof, or for any delay in so doing, nor shall Pledgee be under any obligation to take any action whatsoever with regard thereto. Any or all of the Pledged Shares held by Pledgee hereunder may, if an Event of Default has occurred and only for so long as such Event of Default is continuing, upon notice, be registered in the name of Pledgee or its nominee, and Pledgee or its nominee may thereafter upon notice exercise all voting and corporate rights at any meeting with respect to any Pledge Entity and exercise any and all rights of conversion, exchange, subscription or any other rights, privileges or options pertaining to any of the Pledged Shares as if it were the absolute owner thereof, including, without limitation, the right to vote in favor of, and to exchange at its discretion any and all of the Pledged Shares upon, the merger, consolidation, reorganization, recapitalization or other readjustment with respect to any Pledge Entity or upon the exercise by any Pledge Entity, Pledgor or Pledgee of any right, privilege or option pertaining to any of the Pledged Shares, and in connection therewith, to deposit and deliver any and all of the Pledged Shares with any committee, depository, transfer agent, registrar or other designated agency upon such terms and conditions as Pledgee may reasonably determine, all without liability except to

5

account for property actually received by Pledgee, but Pledgee shall have no duty to exercise any of the aforesaid rights, privileges or options and shall not be responsible for any failure to do so or delay in so doing.
     7. Remedies. Upon the occurrence and during the continuance of an Event of Default, Pledgee may exercise in respect of the Pledged Collateral, in addition to other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party under the Uniform Commercial Code (“UCC”) in effect in the State of New York from time to time, whether or not the UCC applies to the affected Pledged Collateral (or the Uniform Commercial Code as in effect in any other relevant jurisdiction). Pledgee also, without demand of performance or other demand, advertisement or notice of any kind (except the notice specified below of time and place of public or private sale) to or upon Pledgor or any other person or entity (all and each of which demands, advertisements and/or notices are hereby expressly waived), may forthwith collect, receive, appropriate and realize upon the Pledged Collateral, or any part thereof, and/or may forthwith date and otherwise fill in the blanks on any assignments separate from certificates or stock power or otherwise, and in each event in compliance with all applicable domestic or foreign state, federal and local securities laws, sell, assign, give an option or options to purchase, contract to sell or otherwise dispose of and deliver said Pledged Collateral, or any part thereof, in one or more portions at one or more public or private sales or dispositions, at any exchange or broker’s board or at any of Pledgee’s offices or elsewhere upon such terms and conditions as Pledgee may deem advisable and at such prices as it may deem best, for any combination of cash and/or securities or other property or on credit or for future delivery without assumption of any credit risk, with the right to Pledgee upon any such sale, public or private, to purchase the whole or any part of said Pledged Collateral so sold, free of any right or equity of redemption in Pledgor, which right or equity is hereby expressly waived or released. Pledgee shall apply the net proceeds of any such collection, recovery, receipt, appropriation, realization, sale or disposition, after deducting all reasonable costs and expenses of every kind incurred therein or incidental to the safekeeping of any and all of the Pledged Collateral or in any way relating to the rights of Pledgee hereunder, including reasonable attorneys’ fees and legal expenses, to the payment, in whole or in part, of the Liabilities, in such order as Pledgee may elect. Pledgor shall remain liable for any deficiency remaining unpaid after such application. Only after so paying over such net proceeds and after the payment by Pledgee of any other amount required by any provision of law, including, without limitation, Section 9-608 of the UCC, need Pledgee account for the surplus, if any, to Pledgor. Pledgor agrees that Pledgee will give reasonable notice (such reasonable notice to be not less than fifteen (15) days advance written notice to Pledgor) of the time and place of any public sale or of the time after which a private sale or other intended disposition is to take place. No notification need be given to Pledgor if it has signed after default a statement renouncing or modifying any right to notification of sale or other intended disposition.
     8. No Disposition, Etc. Pledgor agrees that it will not sell, assign, transfer, exchange, or otherwise dispose of, or grant any option with respect to, the Pledged Shares or any other Pledged Collateral, nor will Pledgor create, incur or permit to exist any pledge, lien, mortgage, hypothecation, security interest, charge, option or any other encumbrance with respect to any of the Pledged Shares or any other Pledged Collateral, or any interest therein, or any proceeds thereof, except for the lien and security interest of Pledgee provided for by this Agreement and the Security Agreement.

6

     9. Sale of Pledged Shares.
          (a) Pledgor recognizes that Pledgee may be unable to effect a public sale or disposition (including, without limitation, any disposition in connection with a merger of a Pledge Entity) of any or all the Pledged Shares by reason of certain prohibitions contained in the Securities Act of 1933, as amended (the “1933 Act”), and applicable state securities laws, but may be compelled to resort to one or more private sales or dispositions thereof to a restricted group of purchasers who will be obliged to agree, among other things, to acquire such securities for their own account, for investment and not with a view to the distribution or resale thereof. Pledgor acknowledges and agrees that any such private sale or disposition may result in prices and other terms (including the terms of any securities or other property received in connection therewith) less favorable to the seller than if such sale or disposition were a public sale or disposition and, notwithstanding such circumstances, agrees that, so long as Pledgee acts in good faith and in a commercially reasonable manner with respect to any such private sale or disposition, the same shall be deemed to be reasonable and affected in a commercially reasonable manner. Pledgee shall be under no obligation to delay a sale or disposition of any of the Pledged Shares in order to permit Pledgor or a Pledge Entity to register such securities for public sale under the 1933 Act, or under applicable state securities laws, even if Pledgor or a Pledge Entity would agree to do so.
          (b) Pledgor further agrees to do or cause to be done all such other acts and things as may be reasonably necessary to make such sales or dispositions of the Pledged Shares valid and binding and in compliance with any and all applicable laws, regulations, orders, writs, injunctions, decrees or awards of any and all courts, arbitrators or governmental instrumentalities, domestic or foreign, having jurisdiction over any such sales or dispositions, all at Pledgor’s expense. Pledgor further agrees that a breach of any of the covenants contained in Sections 4, 5(a), 5(b), 8, 9 and 24 may cause irreparable injury to Pledgee and that Pledgee may have no adequate remedy at law in respect of such breach and, as a consequence, agrees, without limiting the right of Pledgee to seek and obtain specific performance of other obligations of Pledgor contained in this Agreement, Pledgee may seek and obtain specific performance against Pledgor with respect to each and every covenant referenced above, and Pledgor hereby waives and agrees not to assert any defenses against an action for specific performance of such covenants.
          (c) Pledgor further agrees to indemnify and hold harmless the Buyers, Pledgee and their respective successors and assigns, their respective officers, directors, members, managers, partners, employees, attorneys and agents, and any person or entity in control of any thereof, from and against any third party liability, claim, damage and expense, including, without limitation, reasonable legal fees and expenses (in this paragraph collectively called the “Indemnified Liabilities”), under federal and state securities laws or otherwise insofar as such Indemnified Liability (i) arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in any registration statement, prospectus or offering memorandum or in any preliminary prospectus or preliminary offering memorandum or in any amendment or supplement to any thereof or in any other writing prepared in connection with the offer, sale or resale of all or any portion of the Pledged Collateral unless such untrue statement of material fact was provided by Pledgee, in writing, specifically for inclusion therein, or (ii) arises out of or is based upon any omission or alleged omission to state therein a material fact required

7

to be stated or necessary to make the statements therein not misleading, such indemnification to remain operative regardless of any investigation made by or on behalf of Pledgee or any successor thereof, or any person or entity in control of any thereof. In connection with a public sale or other distribution, Pledgor will provide customary indemnification to any underwriters, their successors and assigns, officers and directors and each person or entity who controls any such underwriter (within the meaning of the 1933 Act). If and to the extent that the foregoing undertakings in this paragraph may be unenforceable for any reason, Pledgor agrees to make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law. The obligations of Pledgor under this paragraph (c) shall survive any termination of this Agreement.
          (d) Pledgor further irrevocably agrees to defer and not to enforce or exercise any and all rights of subrogation it may have against a Pledge Entity until the termination of this Agreement in accordance with Section 11 below, and further irrevocably agrees that any such right in respect of a particular Pledge Entity shall be waived upon the sale or disposition of all or any portion of the Pledged Shares of such Pledge Entity by Pledgee pursuant to the terms of this Agreement.
     10. No Waiver; Cumulative Remedies. Pledgee shall not by any act, delay, omission or otherwise be deemed to have waived any of its remedies hereunder, and no waiver by Pledgee shall be valid unless in writing and signed by Pledgee, and then only to the extent therein set forth. A waiver by Pledgee of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which Pledgee would otherwise have on any further occasion. No course of dealing between Pledgor and Pledgee and no failure to exercise, nor any delay in exercising on the part of Pledgee or the Buyers of, any right, power or privilege hereunder or under the other Transaction Documents shall impair such right or remedy or operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided are cumulative and may be exercised singly or concurrently, and are not exclusive of any rights or remedies provided by law or in the Purchase Agreement.
     11. Termination.
          (a) This Agreement and the liens and security interests granted hereunder shall automatically terminate and Pledgee shall promptly return any Pledged Shares or other Pledged Collateral then held by Pledgee in accordance with the provisions of this Agreement to the Pledgor upon the termination of the Notes and the payment in full in cash of all Liabilities under the Notes and the termination of all commitments to lend or make other financial accommodations under the Transaction Documents; provided, however, that if the Pledgee and/or Buyers have asserted any claims with respect to any Liabilities (including, without limitation, any Liability arising under the Purchase Agreement and the Registration Rights Agreement) on or prior to such date of termination, the Pledgor shall provide to the Pledgee an irrevocable letter of credit issued by a financial institution reasonably satisfactory to the Pledgee, naming the Pledgee and Buyers as the beneficiary, in an amount not less than the aggregate amount of damages claimed by the Pledgee and/or the Buyers, and otherwise on terms and conditions reasonably satisfactory to the Pledgee.

8

          (b) If the Pledgor shall have any payment obligation to the Pledgee and/or the Buyers upon the resolution of such claim (as agreed by the parties or, in the absence of such agreement, as determined by a final non-appealable judgment of a court of competent jurisdiction), the Pledgee and/or Buyers (as applicable) may draw upon such letter of credit to the extent necessary to satisfy such payment obligations of the Pledgor and once Pledgee has drawn upon such letter of credit, the Pledgee and/or Buyers shall promptly cancel and surrender such letter of credit. If no payment obligation is owed by the Pledgor after the resolution of the claims (as agreed by the parties or, in the absence of such agreement, as determined by a final non-appealable judgment of a court of competent jurisdiction), the Pledgee and/or Buyers shall promptly cancel and surrender such letter of credit.
     12. Possession of Collateral. Beyond the exercise of reasonable care to assure the safe custody of the Pledged Shares in the physical possession of Pledgee pursuant hereto, neither Pledgee, nor any nominee of Pledgee, shall have any duty or liability to collect any sums due in respect thereof or to protect, preserve or exercise any rights pertaining thereto (including any duty to ascertain or take action with respect to calls, conversions, exchanges, maturities, tenders or other matters relating to the Pledged Collateral and any duty to take any necessary steps to preserve rights against any parties with respect to the Pledged Collateral), and except as provided above, shall be relieved of all responsibility for the Pledged Collateral upon surrendering them to Pledgor. Pledgor assumes the responsibility for being and keeping itself informed of the financial condition of a Pledge Entity and of all other circumstances bearing upon the risk of non-payment of the Liabilities, and Pledgee shall have no duty to advise Pledgor of information known to Pledgee regarding such condition or any such circumstance. Pledgee shall have no duty to inquire into the powers of a Pledge Entity or its officers, directors, managers, members, partners or agents thereof acting or purporting to act on its behalf.
     13. Taxes and Expenses. Pledgor will upon demand pay to Pledgee, (a) any taxes (excluding income taxes, franchise taxes or other taxes levied on gross earnings, profits or the like of Pledgee) payable or ruled payable by any governmental authority in respect of this Agreement, together with interest and penalties, if any, and (b) all reasonable expenses, including the reasonable fees and expenses of counsel for Pledgee and of any experts and agents that Pledgee may incur in connection with (i) the custody or preservation of, or the sale of, collection from, or other realization upon, any of the Pledged Collateral, (ii) the exercise or enforcement of any of the rights of Pledgee hereunder, or (iii) the failure of Pledgor to perform or observe any of the provisions hereof.
     14. Pledgee Appointed Attorney-In-Fact. Pledgor hereby irrevocably appoints Pledgee as Pledgor’s attorney-in-fact, with full authority in the place and stead of Pledgor and in the name of Pledgor or otherwise, from time to time in Pledgee’s discretion, to take any action and to execute any instrument that Pledgee deems reasonably necessary or advisable to accomplish the purposes of this Agreement, including, without limitation, (i) to receive, endorse and collect all instruments made payable to Pledgor representing any dividend, interest payment or other distribution in respect of the Pledged Collateral or any part thereof and to give full discharge for the same, when and to the extent permitted by this Agreement and (ii) to complete any assignment separate from certificate delivered hereunder; provided that the power of attorney granted hereunder shall only be exercised by Pledgee after the occurrence and during the continuance of an Event of Default.

9

     15. Governing Law; Jurisdiction; Jury Trial. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of New York. Each party hereby irrevocably submits to the non-exclusive jurisdiction of the state and federal courts sitting in the City of New York, borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. Notwithstanding the foregoing, the Pledgee may enforce its rights and remedies in any other jurisdiction applicable to the Pledged Collateral. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION HEREWITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.
     16. Counterparts. This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party; provided that a facsimile, .pdf or similar electronically transmitted signature shall be considered due execution and shall be binding upon the signatory thereto with the same force and effect as if the signature were an original signature.
     17. Headings. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.
     18. Severability. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of any provision of this Agreement in any other jurisdiction.
     19. Entire Agreement; Amendments. This Agreement supersedes all other prior oral or written agreements between Pledgor, Pledgee, the Buyers and their affiliates and persons acting on their behalf with respect to the matters discussed herein, and this Agreement and the Transaction Documents and instruments referenced herein and therein contain the entire understanding of the parties with respect to the matters covered herein and therein.
     20. Notices. All notices, approvals, requests, demands and other communications hereunder shall be delivered or made in the manner set forth in, and shall be effective in

10

accordance with the terms of, the Purchase Agreement, in the case of communications to the Pledgee, directed to the notice address set forth in the Security Agreement.
     21. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns, including any Buyers of the Notes. Pledgor shall not assign this Agreement or any rights or obligations hereunder without the prior written consent of Pledgee. Pledgee may assign its rights hereunder upon written notice to Pledgor, in which event such assignee shall be deemed to be Pledgee hereunder with respect to such assigned rights.
     22. No Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other person or entity.
     23. Survival. All representations, warranties, covenants and agreements of Pledgor and Pledgee shall survive the execution and delivery, but (except with respect to the indemnity obligations under Section 9(c)) not the termination, of this Agreement.
     24. Further Assurances. Pledgor agrees that at any time and from time to time upon the written request of Pledgee, Pledgor will execute and deliver all assignments separate from certificates or stock powers, financing statements and such further documents and do such further acts and things as Pledgee may reasonably request consistent with the provisions hereof in order to carry out the intent and accomplish the purpose of this Agreement and the consummation of the transactions contemplated hereby.
     25. No Strict Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.
     26. Pledgee Authorized. Pledgor hereby authorizes Pledgee to file one or more financing or continuation statements and amendments thereto (or similar documents required by any laws of any applicable jurisdiction) relating to all or any part of the Pledged Shares or other Pledged Collateral without the signature of Pledgor.
     27. Pledgee Acknowledgement. Pledgor acknowledges receipt of an executed copy of this Agreement. Pledgor waives the right to receive any amount that it may now or hereafter be entitled to receive (whether by way of damages, fine, penalty, or otherwise) by reason of the failure of the Pledgee to deliver to the Pledgor a copy of any financing statement or any statement issued by any registry that confirms registration of a financing statement relating to this Agreement.
     28. Collateral Agent. The terms and provisions of Section 5.12 of the Security Agreement which set forth the appointment of the Pledgee and the indemnifications to which the Pledgee is entitled are hereby incorporated by reference herein as if fully set forth herein.
- Remainder of Page Intentionally Left Blank; Signature Page Follows -

11

     IN WITNESS WHEREOF, the parties hereto have caused this Pledge Agreement to be duly executed and delivered by their duly authorized officers on the date first above written.

PLEDGOR: AVERION INTERNATIONAL CORP., a Delaware corporation
By:	/s/ Christopher G. Codeanne
Name:	Christopher G. Codeanne
Title:	Chief Financial Officer

[Pledgor Signature Page to Pledge Agreement]

PLEDGEE CUMULUS INVESTORS, LLC, in its capacity as Collateral Agent for the Buyers
By:	/s/ Nader C. Kazeminy
Name:	Nader C. Kazeminy
Title:	Chairman and President

[Pledgee Signature Page to Pledge Agreement]

EXHIBIT A
TO PLEDGE AGREEMENT
DESCRIPTION OF CAPITAL STOCK OR EQUITY INTERESTS OF PLEDGE ENTITIES

		Authorized	Issued and
	Class of Stock	No. of	Outstanding	Percentage of
Name of	or Other Equity	Shares or	Shares or	Shares or Units
Pledge Entity	Interests	Units	Units	Held by Pledgor
IT&E International	Common Stock	1,000,000	1,000	100%
Averion Inc.	Common Stock	1,000	1,000	100%
DESCRIPTION OF PLEDGED SHARES OR UNITS

	Class of Stock or Other		No. of Shares or Units
Name of	Equity	Stock or Unit	Represented by
Pledge Entity	Interests	Certificate No.	Certificate
IT&E International	Common Stock	C-1	1,000
Averion Inc.	Common Stock	C-1	1,000

A-1

EXHIBIT B
TO PLEDGE AGREEMENT
Addendum to Pledge Agreement
     The undersigned, being the Pledgor pursuant to that certain Pledge Agreement dated as of October ___, 2007 (as amended, restated, supplemented or otherwise modified from time to time, the “Pledge Agreement”) in favor of                                           , as Collateral Agent (“Pledgee”), by executing this Addendum, hereby acknowledges that Pledgor has acquired and legally and beneficially owns all of the issued and outstanding [ shares of capital stock ] of [                                           , a                                           corporation ] (“Company”) described below (the “Shares”). Pledgor hereby agrees and acknowledges that the Shares shall be deemed Pledged Shares pursuant to the Pledge Agreement. Pledgor hereby represents and warrants to Pledgee that (i) all of the [ capital stock ] of the Company now owned by Pledgor is presently represented by the certificates listed below, which certificates, with undated assignments separate from certificate or stock powers duly executed in blank by Pledgor, are being delivered to Pledgee, simultaneously herewith (or have been previously delivered to Pledgee), and (ii) after giving effect to this addendum, the representations and warranties set forth in Section 3 of the Pledge Agreement are true, complete and correct as of the date hereof.
Pledged Shares

No. of Shares
Name of			Represented by
the Pledged Entity	Class of Equity Interest	Certificate No.	Certificate

     IN WITNESS WHEREOF, Pledgor has executed this Addendum this ___day of                                         .

PLEDGOR: AVERION INTERNATIONAL CORP., a Delaware corporation
By:
Name:
Title:

B-1

EXHIBIT F
HESPERION ACQUISITION AGREEMENT

F-1